UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934, as amended

Check the appropriate box:

 ☒ Preliminary Information Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
 ☐ Definitive Information Statement

PHYSICAL SPA & FITNESS INC.
(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

 ☐ No fee required.
 ☒ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies: Common Stock

2.	Aggregate number of securities to which transaction applies: 10,001,283

3.
Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$29,486,000 total assets as of September 30, 2006

4.	Proposed maximum aggregate value of transaction: $29,486,000

Total fee paid: $5,897.20

 ☐ Fee paid previously with preliminary materials.
 ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No:
3.	Filing Party:
4.	Date Filed:

PHYSICAL SPA & FITNESS INC.
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

Notice is hereby given that we received a written consent, in lieu of a meeting of shareholders, from the holder of a majority of our outstanding voting stock, approving the following transactions: (a) The entering into of a Share Exchange Agreement, dated October 31, 2006 (the “Share Exchange Agreement”), between Physical Spa & Fitness Inc., a Delaware corporation (the “Company”), and Mr. Ngai Keung Luk, a citizen and resident of the Hong Kong SAR of the People’s Republic of China, and a majority shareholder of the Company (“Mr. Luk”), pursuant to which Mr. Luk has agreed to transfer 100% of the shares which he owns of Ableforce International Limited, a British Virgin Islands corporation (“Ableforce”), to the Company in exchange for the issuance by the Company to Mr. Luk of 12,000,000 shares of our common stock, $.001 par value, and the issuance of an additional 3,328,070 shares of common stock as the repayment of amounts due to Mr. Luk on Ableforce’s books and records as of September 30, 2006, or a total of 15,328,070 shares of common stock. Ableforce is primarily engaged in the real estate business in Hong Kong, and owns 5 residential apartments that it leases to tenants; and (b) the entering into of a Disposal Agreement, dated October 31, 2006 (the “Disposal Agreement”), between the Company and Mr. Luk, pursuant to which the Company has agreed to transfer to Mr. Luk the sole outstanding common share of Physical Beauty & Fitness Holdings Limited, a British Virgin Islands corporation and wholly owned subsidiary of the Company (“Physical Beauty”), which is a holding company for subsidiaries that operate fitness and spa centers located in Hong Kong and the People’s Republic of China (including one in Macau), in exchange for the indemnification of the Company by Mr. Luk of all liabilities associated with the operations and assets of Physical Beauty. The transactions contemplated by the Disposal Agreement will be consummated immediately after the closing of the transactions contemplated by the Share Exchange Agreement. After the consummation of the transactions contemplated by the Disposal Agreement including the sale of the stock of Physical Beauty, the Company will no longer be engaged in the fitness and spa center business, and will own and operate residential apartments. Mr. Luk will continue to own 100% of the stock of Physical Beauty and plans to continue to operate the spa and fitness centers.

Approval of the Disposal Agreement by our majority shareholder and the filing with the Commission and mailing to our shareholders of a Definitive Information Statement on Schedule 14C, and waiting the required 20 day period of time under Rule 14c-2, are conditions precedent to the consummation of the transactions contemplated by the Disposal Agreement.

Nuada Limited, an outside corporate finance advisory firm registered with the Securities and Futures Commission of Hong Kong, has rendered a written opinion to the Board of Directors that, as of October 31, 2006, the consideration to be received by the Company pursuant to the Share Exchange Agreement and the Disposal Agreement was fair from a financial point of view to the existing shareholders of the Company.

THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE SHARE EXCHANGE AGREEMENT AND THE DISPOSAL AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY.

Details of the Share Exchange Agreement and the Disposal Agreement, and the transactions contemplated thereby, appear in the accompanying Information Statement. Under Delaware law, the disposal of Physical Beauty may be deemed to be a sale of substantially all of our assets. You are encouraged to read the attached Information Statement for further information regarding these actions.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Ngai Keung Luk
Ngai Keung Luk
Chairman and Chief Executive Officer

Physical Spa & Fitness Inc.
No. 1 Matheson Street
40/F, Tower One, Times Square
Causeway Bay, Hong Kong

(852) 2917-0000

January 19, 2007

TABLE OF CONTENTS

Page

Introduction	4
Summary Term Sheet of Share Exchange Agreement and Disposal Agreement	4
Name Change Proposal	5
Description of Business of Physical Spa & Fitness Inc. (including Physical Beauty)	5
Description of Property of Physical Spa & Fitness Inc	9
Description of Business of Ableforce International Limited	9
Market for Common Stock and Related Matters	13
Management’s Discussion and Analysis of Financial Condition and Results of Operation	14
Security Ownership of Certain Beneficial Owners and Management	21
Background of the Share Exchange Agreement and Disposal Agreement	22
Reasons for the Share Exchange Agreement and Disposal Agreement	22
Effects of Share Exchange Agreement and Disposal Agreement	23
- Significant Shareholders after Consummation of the Transactions
Interests of Certain Persons and Officers in the Transactions	23
- Biography of Ngai Keung Luk and Yuk Wah Ho
Opinion of Financial Advisor	24
Vote Required	25
Dissenter’s Rights of Appraisal	26
Regulatory Approvals	26
Summary of Material Terms of Share Exchange Agreement	26
Summary of Material Terms of Disposal Agreement	27
Anticipated Accounting Treatment	27
Federal Income Tax Consequences	27
Forward Looking Statements	28
Risk Factors	28
Legal Proceedings	28
Changes in and Disagreements with Accountants	29
Quantitative and Qualitative Disclosures about Market Risk	29
Additional Information	29
Selected Financial Information of Physical Spa & Fitness Inc.	30
Financial Statements of Physical Spa & Fitness Inc.	31
-Audited financial statements for the year ended December 31, 2005
-Unaudited quarterly financial statements for the nine months ended September 30, 2006
Financial Statements of Good Partner Limited	31
    -Audited financial statements of Good Partner Limited for the period from June 13, 2003 (date of incorporation)
     to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006

Pro Forma Financial Statements of Physical Spa & Fitness Inc.	31

Exhibits
-Exhibit A - Share Exchange Agreement	38
    Audited financial statements of Good Partner Limited for the period from June 13, 2003 (date of incorporation)
    to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006

-Exhibit B - Disposal Agreement	46
-Exhibit C - Opinion of Nuada Limited	52
-Exhibit D - Financial Statements of Physical Spa & Fitness Inc.	58
Audited financial statements for the year ended December 31, 2005
Unaudited quarterly financial statements for the nine months ended September 30, 2006
-Exhibit E - Financial Statements of Good Partner Limited	84
Audited financial statements of Good Partner Limited for the period from June 13, 2003 (date of incorporation) to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006	85

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed or furnished to stockholders on or about _________, 2007 and the transactions described herein will not close until 20 days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

INTRODUCTION

The Company owns all of the issued and outstanding capital stock of Physical Beauty & Fitness Holdings Limited, a British Virgin Islands corporation (“Physical Beauty”), which is a holding company for twenty-five subsidiaries which operate seventeen spa and fitness facilities in China and Hong Kong (including one in Macau). All of the Company's operations, including the operating of the fitness and spa centers, property holding, investment holding and other corporate activities are conducted through the Company's wholly-owned or majority-owned subsidiaries.

On October 31, 2006, we entered into a Share Exchange Agreement with our Chairman, Mr. Ngai Keung Luk, pursuant to which we agreed to purchase, and Mr. Luk agreed to sell, all of the issued and outstanding shares of Ableforce International Limited, a British Virgin Islands corporation (“Ableforce”), owning 5 residential properties in Hong Kong, in exchange for the issuance of 12,000,000 shares of our common stock, $.001 par value, and the issuance of an additional 3,328,070 shares of our common stock as the repayment of amounts due to Mr. Luk on Ableforce’s books and records as of September 30, 2006, or a total consideration of 15,328,070 shares of common stock. The Share Exchange Agreement was approved by a majority vote of our Board of Directors, with Mr. Luk and Ms. Yuk Wah Ho, the spouse of Mr. Luk, abstaining from voting, and by the consent of our majority shareholder, Mr. Luk, on October 31, 2006. Simultaneously, on October 31, 2006, we entered into a Disposal Agreement with our Chairman, Mr. Luk, pursuant to which we agreed to sell, and Mr. Luk agreed to purchase all of the issued and outstanding shares of Physical Beauty, in exchange for an indemnification by Mr. Luk of the Company with respect to all of the liabilities associated with the business and assets of Physical Beauty. Such transaction may represent a sale of substantially all of our assets, and it was approved by a majority vote of our Board of Directors, with Mr. Luk and Ms. Ho, his spouse, abstaining from voting, and by the consent of our majority shareholder, Mr. Luk, on October 31, 2006. The consummation of the transactions contemplated by the Share Exchange Agreement are a condition precedent to the closing under the Disposal Agreement.

It is important to disclose that no other restructuring plans were prepared or considered by the Board of Directors, and no other bids were sought by the Board of Directors related to a disposition of the spa and fitness business.

SUMMARY TERMS SHEET OF SHARE EXCHANGE AGREEMENT AND DISPOSAL AGREEMENT

•
On October 31, 2006, we entered into an agreement to acquire all of the issued and outstanding shares of Ableforce from Mr.Luk, our Chairman and majority shareholder, pursuant to a Share Exchange Agreement, and agreed to issue Mr. Luk a total of 15,328,070 shares of our common stock in exchange therefore.

•
On October 31, 2006, we entered into an agreement to sell all of the issued and outstanding shares of Physical Beauty to Mr. Luk, pursuant to a Disposal Agreement in exchange for an indemnification by Mr. Luk of the Company with respect to all of the liabilities associated with the business and assets of Physical Beauty.

•	Under Delaware law, the sale pursuant to the Disposal Agreement may represent the sale of substantially all of our assets.

•	Mr. Luk is our Chairman and beneficially owns 69.68% of our issued and outstanding common stock.

•
As a result of these transactions, we will now be exclusively engaged in the real estate investment business. Mr. Luk will continue to own 100% of the stock of Physical Beauty and plans to operate the spa and fitness centers

•	The indemnity from Mr. Luk covers, among other things, current liabilities of $26,193,000 as of December 31, 2005.

•
Our Board of Directors relied on a fairness opinion in deliberating and approving these transactions, and Mr. Luk and Ms. Ho abstained from voting on them when the proposals were brought before the Board of Directors.

•	Mr. Luk delivered a written consent approving the Disposal Agreement and the transactions contemplated thereby.

•
Other than the approval by the Commission of this Information Statement under the Securities Exchange Act of 1934, as amended, there are no further approvals that are necessary under Delaware law to consummate the transactions contemplated by the Share Exchange Agreement and the Disposal Agreement.

NAME CHANGE PROPOSAL

On October 31, 2006, in connection with approving the Share Exchange Agreement and the Disposal Agreement, the Board of Directors of the Company also approved a proposal to change the name of the Company from Physical Spa & Fitness Inc. to Physical Property Holdings Inc. The reason for this name change was to adopt a name for the corporation that reflected its new line of business, namely buying, investing in, improving and selling residential real property.

The name change proposal was approved by our majority shareholder by a written consent dated October 31, 2006, and it will become effective twenty days after the filing with the Commission and mailing to shareholders of this Definitive Information Statement on Schedule 14C.

BUSINESS OF PHYSICAL SPA & FITNESS INC.

The Company, through its subsidiaries, operates fitness and spa centers in Hong Kong and the People's Republic of China ("China" or the "PRC"). The Company currently operates seventeen facilities: thirteen in Hong Kong and four in China (including one in Macau) under the name "PHYSICAL", with the exception of Renaissance Beauty Centre. All of the Company's operations, including the operating of the fitness and spa centers, property holding, investment holding and other corporate activities are conducted through the Company's wholly-owned or majority-owned subsidiaries. The fitness and spa centers in Hong Kong are operated by the Company's subsidiaries. Physical Health Centre Hong Kong Limited, a Hong Kong corporation and a majority owned subsidiary of the Company, operates the following centers in Hong Kong: Causeway Bay, Mei Foo (two centers) and Kowloon City. Another seven wholly owned subsidiaries of the Company, Physical Health Centre (Tsuen Wan) Limited, Physical Health Center (TST) Limited, Physical Health Centre (Tuen Mun) Limited, Physical Health Centre (E House) Limited, Physical Beauty Centre (Central) Limited, Physical Health Centre (Kornhill) Limited, and Physical Health Centre (Shatin) Limited respectively operate the Tsuen Wan Center, the Tsimshatsui Centers (two centers), the Tuen Mun Center, the Elizabeth House Center, the Wing On Centre, the Kornhill Center, and the Shatin Center. All of these companies are Hong Kong corporations. Renaissance Beauty Centre is operated by Supreme Resources Limited, a Hong Kong corporation, which is a wholly-owned subsidiary of the Company.

The Company's facility in Macau is operated by a wholly-owned subsidiary of the Company, Su Sec Pou Physical Health Centre (Macau) Limited, which is a Macau corporation.

The Company's facilities in Shanghai, China are operated by a wholly owned foreign enterprise, Shanghai Physical Fitness & Beauty Centre Co., Ltd. ("Shanghai PRC"), which operates three centers in the city of Shanghai.

In September, 2003, the Company signed a trademark license agreement with a third party for operating a fitness and spa center in Hangzhou, China which opened in April, 2004. Since May, 2005, the Company has agreed to grant the use of the trade name to the other party by receiving a lump sum licence fee in lieu of a management fee.

The Company also entered into licence agreements with independent investors for operating fitness and spa centers in other major cities of China which include Dalian (opened in October, 2005) and Shao Xing (opened in October, 2006).

The stock of all of the Company’s subsidiaries is directly or indirectly owned by Physical Beauty.

The Company provides its customers, at each location, with access to a wide range of U.S.-styled fitness and spa services. The Company offers to its customers the fitness cards for the use of its fitness facilities, which include extensive aerobics programs, personalized training, cardiovascular conditioning and strength training. The facilities are equipped with the latest Western exercise equipment, including Life Fitness, Cybex, Flex and Precor. Spa and beauty treatment services are provided to both customers and visitors, and include skin care and facial treatments, massage, spa relaxation programs and weight-management programs. The Company also sells at the facilities European beauty products.

Unless the context requires otherwise, as used herein, any reference to the Company includes the Company’s subsidiaries - Physical Beauty & Fitness Holdings Limited, Physical Health Centre Hong Kong Ltd., Regent Town Holdings Ltd., Supreme Resources Ltd., Physical Health Centre (Tuen Mun) Ltd., Zhongshan Physical Ladies’ Club Co., Ltd., Ever Growth Ltd., Proline Holdings Ltd., Physical Health Centre (Shanghai) Limited, Shanghai Physical Fitness & Beauty Centre Co., Ltd., Jade Regal Holdings Ltd., Physical Health Centre( Dalian) Ltd., Dalian Physical Ladies’ Club Co., Ltd., Star Perfection Holdings Ltd., Physical Health Centre (Shenzhen) Ltd., Shenzhen Physical Ladies’ Club Co., Ltd., Physical Health Centre (Tsuen Wan) Limited, Physical Health Centre (Macau) Limited, Su Sec Pou Physical Health Centre (Macau) Limited, Physical Health Centre (TST) Limited, Physical Health Centre (E House) Limited, Physical Beauty Centre (Central) Limited, Physical Health Centre (Shatin) Limited, Physical Health Centre (Kornhill) Limited, Global Fitness Management Limited (formerly known as Physical Health Centre (Central) Limited), and Physical Fitness Centre (Tuen Mun) Limited.

THE COMPANY’S BUSINESS

General

The Company’s fitness and spa centers are located in or near urban areas in highly populated areas of Hong Kong and major metropolitan cities in China and most of them are operated under long-term leases. With the exception of Mei Foo fitness center, a portion of which is owned by the Company, the Company does not own the real property on which the centers are located, but owns the leasehold improvements and equipment with respect to each center. Generally, the Company’s centers average 30,000 square feet and include a workout area for aerobic classes, a broad range of fitness equipment, changing room, shower room, sauna and steam facilities and a separate area devoted exclusively to professional spa and beauty treatment programs. Each center typically includes a laser TV room, health drink bar and sells a range of European beauty products and health food.

OVERVIEW OF THE COMPANY'S MARKETS

HONG KONG

FITNESS

The concept of preventive health care and physical fitness, which became popular in Hong Kong in the early 1980's, was introduced from the United States and Europe. With the growing affluence of the local population and improvement in their standard of living, people began to immerse in physical exercise to maintain a fit and healthy body. The fitness trend grew in Hong Kong and gained popularity within the high income group initially.

To cater to this new industry, a number of fitness centers were established in Hong Kong which provided a variety of exercise equipment as well as aerobic dance classes. Private clubs (dining clubs, marina clubs, entertainment clubs) targeted towards the upper income group also began to provide similar services to their members or expanded their existing facilities.

The majority of these fitness centers targeted the high income group, were very exclusive, and entrance fees or membership fees were generally high. Under this marketing strategy, these fitness centers were restricted to a comparatively small number of potential customers. Additionally, some of these fitness centers were affected by the migration boom of Hong Kong in the mid 1980's. At that time, a large number of professionals migrated from Hong Kong to other countries to pursue educational and economic opportunities. This migration boom affected the customer base of these fitness centers and thus decreased the viability of their business. As a result, fitness centers targeting the high income group in Hong Kong were vulnerable and underwent a period of consolidation. Later on, as the market developed, a market niche emerged for fitness centers catering to the middle income group.

SPA

The spa industry in Hong Kong, which includes the skin care or beauty industry, is rather fragmented with a large number of small operations. It is common that certain spa and beauty treatments are provided by a wide range of establishments including beauty salons, hair salons, and even cosmetic counters situated in department stores. The standard of services for beauty treatments varies widely. Normally, the customer base of these operations is confined to a relatively limited number of frequent customers. Exclusive private clubs that cater to a small percentage of wealthy Hong Kong women and the inconsistent quality and skill level of small operations have increased the demand for middle market skin care treatments since late 80'S.

CHINA

FITNESS

In China, the concept of physical fitness has a long history, but it was not widely practiced, except by the 50+ generation. Even China's famous Tai Chi is seldom practiced by young people. Organized sports for recreation are more popular, though sports centers are in the Management's opinion generally ill equipped and out of date. It appears that intensive training in a particular sport is only available to a minority of people. Physical fitness centers are usually in the form of gymnasiums run by state-owned sports authorities.

A handful of small clubs with standard facilities have opened since early 90'S, but offer, in the Management's opinion, a limited selection of locally made, out-of-date equipment (as compared to the equipment used in the Company's centers). Such facilities are frequented by more men than women, as they tend to be equipped with barbells and weights.

The Company believes that aerobics is gaining popularity with the influx of follow-along television programs. The Management observed that the overall improved lifestyle; availability of fast food and convenience foods, increased spending power, and increasingly sedentary lifestyles of Chinese people, has led to a widespread concern for weight control. The Management believes that aerobics especially appeals to women in China, as large percentages of women seem to be concerned with losing weight.

In recent years, several fitness centers have entered into the market. They are well-equipped with the latest brands of Western-styled exercise machines and help enhance the popularity of the fitness industry.

SPA

The Company noted that Western-styled spa and beauty treatments has become increasingly common and popular in China. Home-treatments, using cosmetics purchased in department stores, have also become very common. However, in the Management's opinion standards of skill and hygiene tend to be poor, as is the quality of products used, as compared to those provided by the Company's centers.

In mid-90'S, several Hong Kong and Japanese companies set up spa/beauty centers of varieties of facilities. More and more internationally recognized skin care lines have also become available in department stores. Those department stores often hold in-house promotions to demonstrate their products and educate potential customers. It appears that the desire to own anything imported, including skin care products, is considered prestigious and is therefore highly desired by Chinese women. The Management noticed that the demand for "foreign" spa treatments and beauty salons, and imported products is high. The local and international media is introducing fitness and skin care news to a growing receptive audience. The Company believes that the demand for affordable, value-driven beauty and skin care has increased.

HISTORY

The Company was incorporated on September 21, 1988 in the state of Delaware under the name of "Foreclosed Realty Exchange, Inc.," a development stage company seeking acquisitions. Prior to acquisition of Physical Beauty, the Company had no revenue producing operations, but planned to enter into joint ventures and/or acquisitions originally in the area of real estate, to expand its operations. In October, 1996, the Company closed a transaction with Ngai Keung Luk (Mr. Luk), a 100% shareholder of Physical Beauty, whereby the Company entered into a Share Exchange Agreement with Mr. Luk. Physical Beauty was incorporated on March 8, 1996 under the laws of British Virgin Islands and has interests in various companies operating fitness and beauty centers and other related businesses in Hong Kong and China Pursuant to the Share Exchange Agreement, the Company issued 8,000,000 shares of its Common Stock to Mr. Luk in exchange for all of the outstanding shares of Physical Beauty (the "Closing"). Subsequently, the Company changed its name to "Physical Spa & Fitness Inc." in November, 1996, to reflect the new business operations of the Company. At the Closing the then current management of the Company resigned and was replaced by the current management of the Company.

The Company effected a 1.333333-for-1 reverse split of its common stock in October 1997 and a 1-for-1.333333 forward split of its common stock in June 1998. All references in this Information Statement to shares of Common Stock of the Company have been adjusted for the effects of the reverse stock split and forward stock split.

In 1986, the founder and principal shareholder of the Company, Mr. Luk set up the first fitness center under the trade name of "Physical" with the objective of providing physical fitness and spa treatment services at prices which could be afforded by a rapidly growing middle class population in Hong Kong. Two years later in 1988, another center was founded in Hong Kong. The businesses of these centers were operated in a form of a sole proprietorship and were subsequently transferred to Physical Health Centre Hong Kong Limited, a Hong Kong corporation established on March 2, 1990 ("Hong Kong Limited"). During the period from 1990 to 1996, Hong Kong Limited and Physical Beauty expanded their scope of operations by acquiring and establishing several subsidiaries and by forming Sino-foreign joint ventures in China to operate four additional fitness/spa centers in Hong Kong, three in China and other related businesses. The subsidiary companies were all formerly owned by Mr. Luk and other principal shareholders, or solely by Mr. Luk. The respective equity interests were transferred by Mr. Luk and other principal shareholders to Hong Kong Limited or Physical Beauty throughout 1993 to 1996 at the original cost of the respective investments. In October, 1996, 91.4% of the equity interests of Hong Kong Limited was transferred by the principal and other shareholders (including Mr. Luk) to Physical Beauty at the par value of the shares transferred. In addition, all the equity interests of Hong Kong Limited in various subsidiaries and Sino-foreign joint-ventures were also transferred to Physical Beauty at the recorded cost of these investments.

COMPETITION

The Company targets primarily the middle market. There are very few establishments in this class which provide both fitness services and spa/ beauty treatments in a single facility. The closest competitor in the same category is Modern Beauty Salon with sixteen locations of size ranging from 1,000 sq. ft. to 37,000 sq. ft.

The operators of "fitness services only" which are in direct competition with the Company's fitness centers include California Fitness, and Fitness First.

The operators of "spa/beauty services only" which are in direct competition with the Company's beauty centers include Sau San Tong Healthy Trim Institute, Angel Face Beauty Creations, Marie France Bodyline, Sasa Beauty, Royal Bodyperfect, and Caesar Beauty Centre.

In the opinion of the Company’s management, current competition in China is becoming keen as the fitness and spa industry has attained its growth stage with increased new entrants from both domestic and global market.

Trademarks and Trade Names

In July 1988, the Company and its predecessor began to market substantially all its fitness centers under the servicemark "Physical" thereby eliminating the prior practice of using different trade names for each center. The Company registered a servicemark under its trade name "Physical" in Hong Kong and its Chinese equivalent name in China. In the opinion of the Company's trademark counsel in Hong Kong, the registration enables the mark to distinguish the Company's services from similar services of others. The servicemark gives the Company a priority over the use of the servicemark by others and the right to reject others from the use of the same name. In China, the Company has registered the name in Chinese language pursuant to the Chinese Trademark Law which provides the Company with protection of its name on a nation-wide basis and precludes others in China from using the same name as the Company's.

Seasonality

Historically, the Company has experienced greater sales in the third quarter of each year. In recent years, the Company has lessened this seasonal effect by the use of sales incentives and awards for its sales personnel, as well as other marketing initiatives.

Research and Development

The Company's business is service-oriented, therefore it does not have a formal Research & Development department; however, its marketing and training departments are closely following the evolution of international fitness and beauty trends.

Employees

The Company has approximately 1,200 employees. Approximately 1,130 employees are involved in fitness and beauty operations, including sales personnel, instructors, beauticians, customer service attendants and supervisory personnel. Approximately 70 are administrative support personnel, including accounting, marketing, training and other services.

The Company is not a party to any collective bargaining agreement with its employees. The Company has not experienced a high turnover of non-management personnel and also has not had difficulty in obtaining adequate replacement personnel.

Government Regulation

The Company's operations and business practices of the Company are subject to regulation at the local level. General rules and regulations, including those of the local consumer protection agencies, apply to the Company's advertising, sales and other trade practices.

Statutes and regulations affecting the fitness, spa and beauty industries have been enacted or proposed in all of the areas in which the Company conducts business. Typically, these statutes and regulations prescribe certain forms and regulate the terms and provisions of sales and purchase contracts, allowing the customer the right to cancel the contract within, in most cases, 14 business days after signing. In addition, the Company is subject to several other types of regulations governing the collection of debts. These laws and regulations are subject to varying interpretations by local consumer protection agencies and the courts. The Company maintains internal review procedures in order to comply with these requirements and it believes that its activities are in substantial compliance with all applicable statutes, rules and decisions.

Certain regulations allow customers of fitness centers to cancel any un-used services. In each instance, the canceling customer is entitled to a refund of prepaid amounts only. Furthermore, where permitted by law, a cancellation fee is due to the Company upon cancellation and the Company may offset such amount against any refund owed. The Company's customer agreements provide that all fees paid shall under no circumstances be refundable.

The Consumer Council protects the rights of consumers. The customers have a right to dispute the price or quality of the service, if they find it unsatisfactory. The Council also assists consumers in cases of false claims made by the companies with respect to a specific service offered by them. The Company is cautious in advertising its services, and it never promotes or guarantees unrealistic results concerning skin care or fitness services, therefore the Company rarely faces complaints in this respect from its consumers.

The Company's facilities are also subject to building, and safety laws. The laws require a normal building inspection at the time of renovation of the facilities and/or fire safety inspection. Since the Company's facilities typically are a part of a large office building for which a license is granted, if the Company does not comply with all the regulations, the landlord would not be granted a license.

DESCRIPTION OF PROPERTY OF PHYSICAL SPA & FITNESS INC.

Since December 20, 2001, the Company has maintained its executive and administrative office in Hong Kong at:

40/F., Tower One, Times Square,
No. 1 Matheson Street, Causeway Bay, HONG KONG
The telephone number of the Company in Hong Kong is (852) 2917-0000.

Aggregate rental expense was approximately HK$119.7 million (US$15 million), HK$125.7 million (US$16 million) and HK$123.3 million (US$16 million) for the year ended December 31, 2003, 2004 and 2005, respectively. The Company leases a number of properties under operating leases. Most of the leases run for an initial period with an option to renew upon the expiry of the original term. Lease payments are fixed for the initial period but will be adjusted to reflect the market rental for the renewal period.

Mei Foo is the only location indirectly partially owned by the Company. The Company (through its subsidiary, Ever Growth Limited), directly owns 700 sq. ft. of the property where the Mei Foo fitness center is located. There are 7,300 sq. ft. located in the same building and 2,000 sq. ft. in the neighborhood for a fitness facility.

Management believes that the existing facilities of the Company are adequate to meet its current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms, although there is no assurance that future terms would be as favorable as the current terms.

The Company has not invested in any real property at this time nor does the Company intend to do so. The Company has no formal policy with respect to investments in real estate or investments with persons primarily engaged in real estate activities.

BUSINESS OF ABLEFORCE INTERNATIONAL LIMITED

BUSINESS DEVELOPMENT

Ableforce International Limited was incorporated on September 8, 2006 in the British Virgin Islands for the purpose of acquiring a property holding company known as Good Partner Limited, a Hong Kong corporation.

On October 16, 2006, the transfer of the common shares of Good Partner Limited to Ableforce International Limited was completed, and Ableforce became the sole shareholder of Good Partner Limited. Since then, Ableforce has engaged in the business of buying, investing in, selling, renovating, and renting real estate, exclusively in the Hong Kong SAR of the People’s Republic of China. It has never been the subject of any bankruptcy or receivership proceeding. It has had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets except the purchase of 5 residential units located in The Metropolis Residence, No. 9 Metropolis Drive, Hunghom, Hong Kong.

THE APARTMENTS AT THE METROPOLIS RESIDENCE

The properties were acquired on September 8, 2003 at a total consideration of HK$12,435,000, with an average purchase price of approximately HK$2.5 million for each unit. They have been held for investment purposes.

Currently all 5 units have been leased on a term of two years, of which one of the 5 units is rented by a related party. Monthly rentals vary from HK$13,500 to HK$15,000. The tenants have a variety of occupations, including a merchant, university professor, international school tutors and senior executives.

The units are managed by Citybase Property Management Ltd. which is a wholly-owned subsidiary of Cheung Kong Holdings, an unrelated public company listed on the Hong Kong Stock Exchange.

OVERVIEW OF ABLEFORCE’S MARKET AREA

The properties occupy a pre-dominant position in the Kowloon traffic hub. They are located opposite the Kowloon-Canton Railway Station in Hunghom, providing the tenants with convenient access to other Kowloon districts and Mainland China. The properties are located beside the Harbour Plaza Metropolis Hotel where the tenants have access to gymnasium, sauna, and swimming pool facilities.

The city of Hunghom, Hong Kong lies on the outskirts of Kowloon peninsula, near the exit of the cross harbor tunnel. The estimated population of Hunghom in 2005 was approximately 20,000, and the estimated population of Hong Kong in 2005 was approximately 7 million.

The economy in our primary market area enjoys the presence of large employers such as Hutchison Estate Agents Limited, a member of the Hutchison Whampoa Property Group. Other employment and economic activity is provided by The Cross-Harbour Tunnel, The Hong Kong Polytechnic University, and a variety of wholesale and retail trade businesses.

There are potential developments which will bring improvements to the Hunghom economy. According to the spokesman of Kowloon-Canton Railway (KCR) in 2004, KCR has been considering a large scale development for the area. It was estimated that total floor area under the development scheme could reach at least 4 million square feet including the area of The Metropolis Residence. The development would be a complex consisting exhibition stadium, shopping mall, hotel, and office which collectively maximize the opportunities of business between Hong Kong and Mainland China. However, there is no assurance that such plan will be implemented.

These market factors form the setting in which Ableforce plans to execute its business model.

ABLEFORCE’S PLAN TO ACQUIRE OTHER RENTAL PROPERTIES

Ableforce’s business plan is to buy more rental properties that management believes are undervalued, compared to their cash flows and estimated resale value. Its strategy is to identify rental properties with a favorable purchase price relative to their market value, as well as positive cash flow. Ableforce plans to buy properties primarily leased to residential tenants. Ableforce is prepared to make some improvements to its properties, so that it can increase occupancy, improve cash flows, and enhance potential resale value.

The success of Ableforce will be dependent upon implementing its plan of operations and the risks associated with its business plans. Ableforce operates primarily in the Hong Kong SAR of the People’s Republic of China. It plans to strengthen its position in this market. It also plans to expand its operations through its acquisition and improvement of real estate.

Ableforce presently owns five residential rental units in the Metropolis Residence. The Chairman of Ableforce, Mr. Luk, has previously owned and operated other residential real estate properties, and he is also the Chairman of Physical Spa & Fitness Inc., a company that leases seventeen locations for the provision of spa and fitness facilities to the public. He has experience in the real estate business. Ableforce anticipates that it will begin to locate and negotiate for the purchase of additional properties during the second quarter of 2007. It hopes to acquire additional real estate in the next 12 months, and to utilize the proceeds from the resale of those properties, along with their revenues, to pay its operating costs for the next twelve months; however, there are no assurances that this revenue will be sufficient to cover Ableforce’s operating costs. Accordingly, if its revenues are not sufficient, Ableforce will rely upon capital infusions from our Chairman, Mr. Luk, however, there are no assurances that Mr. Luk will have sufficient funds to provide such capital infusions. He has made no assurance of the minimum or maximum he could provide.

Ableforce plans to acquire a critical mass of residential real estate properties first, and then we will consider entry on an opportunistic basis into other segments of the real estate market, such as the office market or the industrial/office market.

PROPERTY LOCATION PROCEDURES

Ableforce plans to conduct a preliminary analysis that consists of:

•
Reviewing real estate sales information provided by local realtor associations and our review of the census tract increases. The information that it may obtain that would weigh in favor of proceeding with a property acquisition would be:

o	High volume of real estate sales within the specific area
o	New schools and major commercial developments in the area
o	Improved state and city roads in the area

The information that we may obtain that would weigh against our proceeding with a property acquisition would be:

o	Hazardous waste in the area
o	High crime in the area
o	Overcrowding in the area

The data that it analyzes to determine whether to purchase properties are:

•	Demographic data that suggests increased demand in a specific area. The data that would weigh in favor of Ableforce proceeding with a purchase would be:

o	Increase in industrial activity such as a major corporation moving into the area creating new jobs and increasing residential housing demand.
o	Increase in the population’s median income levels for a certain area.
o	Low crime rate in the area

•	Demographic data that would weigh against a purchase would be:

o	Migration of industrial companies outside the area.
o	Decrease in income levels
o	High crime rate in the area

In order to determine and evaluate the fastest growing areas, Ableforce will obtain reports from report surveys and reporting companies. These reports will provide detailed information that we will then study to determine where the good areas of growth are.

DETAILED MARKET AND FINANCIAL ANALYSIS

Ableforce will perform detailed market and financial analysis regarding each property we decide to review for purchase so as to determine whether the specific location is appropriate for acquisition and development. That detailed information will include the following:

•	Number of properties on the market.
•	Number of properties sold in the past 12 months.
•	Sales prices asked per property.
•	Sales price sold per property.
•	Total square footage and acreage per property
•	Total number of units per property.
•	Total number of pending closings per property.

PURCHASE PROCEDURES

Once Ableforce has located a property that it may want to purchase, it will ascertain whether the owner is willing to sell the property. Ableforce will then negotiate a purchase price and ask the following questions of the prospective seller and/or obtain answers from third parties:

•	When does the owner want to sell and close? Favorable conditions Ableforce will look for regarding this factor are:

o	The seller is willing and able to sell within a six-month period.
o	Typically, the timing and motivation of sellers to enter into contract to sell may include several factors such as: estate planning, gifts to family, age, health and other personal factors.

•	How much will the owner sell the property for? Favorable conditions Ableforce will look for regarding this factor are:

o	The price is below market value. Ableforce determines market value through appraisals and comparable sales reports in the area.
o	With respect to price, Ableforce would also consider value trends, such as historical yearly increases in property values

•	Are there any defects on the title? Favorable conditions Ableforce will look for regarding this factor are:

o	No liens and/or encumbrances.
o	The buyer is able to deliver a clean title within the time Ableforce would like to close.

•	Does the landlord have title insurance on the property? Favorable conditions Ableforce will look for regarding this factor are:

o	The landlord has title insurance on the property.
o	The landlord is able to secure title insurance on the property.
o	Ableforce would be able to obtain title insurance on the purchased property.

Ableforce will obtain the following documents from the seller during its due diligence on the property:

•	General maps;
•	Environmental reports
•	Copies of existing zoning maps and regulations;
•	Conduct land inspection procedures;
•	Proposed zoning regulations;
•	Deeds;
•	Title insurance; and
•	Tax bills.

Ableforce will then verify the accuracy of these documents and determine how the information contained in the documents impacts the property that we are considering to purchase.

ABLEFORCE FINANCING PROCEDURES

Ableforce will attempt to obtain financing from local banks doing business within the area where it is attempting to purchase property. The Chairman, Mr. Luk, has, in the past, personally guaranteed repayment of debt for property purchases along with necessary corporate guarantees, and Ableforce plans to use such guarantees in the future, if necessary; however, there are no assurances that Mr. Luk, or we, will be in a financial position to do so. We do not have any written agreements now or in the past with Mr. Luk, obligating him to guarantee repayment of future debt or any of our other obligations. Mr. Luk is not otherwise under any legal obligation to provide Ableforce with capital. Ableforce hopes to leverage the property with a financial institution or private lender so that funds are available for additional purchases, based on using the property as collateral.

The procedures for obtaining our financing are as follows:

1.	File loan application.
2.	Credit checks, property appraisal done.
3.	Loan documents drafted.
4.	Down payment made that is typically approximately 5 to 10% of the appraised value.
5.	Institution lends funds for the balance, less certain transaction fees that are typically between approximately 2 to 3%.
6.	A lien is then filed with the appropriate recorder’s office.

There are no assurances that Ableforce’s financing procedures will be adequate to secure the funds needed to sustain our operations.

DISTRIBUTION

Ableforce has no distribution agreements in place with anyone. It plans to sell the properties it acquires primarily through direct selling efforts involving established real estate brokers and property managers and corporations that may have a need for residential and/or commercial real estate. Ableforce plans to contract with real estate brokers, sub-contractors and other agents to assist in it on a project-by-project basis.

NEW PRODUCTS OR SERVICES

Ableforce currently has no new products or services announced to the public. It will make public announcements in the future upon entering into material contracts to acquire any new real estate projects.

COMPETITIVE BUSINESS CONDITIONS

Ableforce faces significant competition both in acquiring rental properties and in attracting renters. Ableforce’s primary market area of residential multi-family unit rentals is highly competitive, and Ableforce faces direct competition from a significant number of landlords, many with a local or regional presence and, in some cases, an international presence. Many of these landlords are significantly larger and have greater financial resources than Ableforce. Ableforce’s competition for renters comes from newer built apartment complexes as well as older apartment buildings.

In addition, Ableforce faces significant competition from home builders and land developers, because many renters have moved out of the rental market into single-family homes due to recent mortgage interest rates, which have reached lows in some cases. Throughout Hong Kong and mainland China there are over 10 major land developers. These developers have greater financial resources than Ableforce and are better poised for market retention and expansion than Ableforce is. Specifically, our competition with regional and international homebuilders is as follows:

•	Henderson Land - Founded in 1976, it is one of the largest producers of new homes in Hong Kong.
•	Sun Hung Kai Properties - Incorporated in 1972, it has established itself as Hong Kong’s largest producer of private homes.

These regional and international homebuilders purchase land or lots of vacant land parcels to build multi-family buildings housing condominiums and apartments, often in connection with nearby shopping centers and commercial buildings. These homebuilders have substantial resources to enable them to buy the land and build multi-family buildings for resale.

These builders engage in new construction and have greater financial resources than does Ableforce. In addition, these companies have greater operational resources because they are able to perform a variety of development tasks themselves. These companies purchase vacant land tracts and perform all the work necessary to construct the buildings, such as land clearing and road development and then construct the buildings themselves. In contrast, Ableforce does not have the financial or operational resources to perform these tasks. These regional and international builders are better equipped to acquire tracts of land equipped with these capabilities due to their operational and financial superiority over Ableforce.

Ableforce has no competitive advantages over any of the individuals and/or companies against whom it competes. It has significantly less capital, assets, revenues, employees and other resources than its local and/or national competition. There are no barriers to entry into this market.

INTELLECTUAL PROPERTY

At present, Ableforce does not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

GOVERNMENT REGULATION ISSUES

None.

RESEARCH AND DEVELOPMENT

Ableforce has spent no funds on research and development.

EMPLOYEES

Presently, Ableforce has no employees, other than its Chairman, Mr. Luk. It does not have an employment agreement with Mr. Luk. Ableforce does not anticipate hiring any additional employees in the next 12 months.

MARKET FOR COMMON STOCK AND RELATED MATTERS

The Company's Common Stock has been listed on the Bulletin Board of the NASDAQ's over-the-counter market under the symbol PFIT, since December 1996, but has been traded only sporadically. As of January 15, 2006, the 52-week trading range was between $0.15 to $0.90 per share. The last reported sale was on January 15, 2007 at $0.15 per share. The reported sporadic sales for the quarterly periods in the fiscal years 2004 - 2006, as well as on January 15, 2007, are set forth below. Quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

Date	Open	High	Low	Close

Mar 2004	$.45	$.45	$.45	$.45
June 2004	$.51	$.51	$.30	$.51
Sep 2004	$.30	$.30	$.30	$.30
Dec 2004	$.51	$.51	$.51	$.51
Mar 2005	$.51	$.51	$.51	$.51
June 2005	$.51	$.55	$.45	$.45
Sep 2005	$.50	$.50	$.40	$.40
Dec 2005	$.20	$.40	$.20	$.20
Mar 2006	$.15	$.90	$.15	$.25
June 2006	$.25	$.25	$.18	$.18
Sep 2006	$.18	$.18	$.15	$.18
Oct 2006	$.18	$.18	$.18	$.18
Nov 2006	$.18	$.20	$.18	$.20
Dec 2006	$.20	$.20	$.15	$.15
Jan 15, 2007	$.15	$.15	$.15	$.15

[SOURCE: Reuters]

As of January 15, 2007, there were approximately 600 record holders of the Company's Common Stock, not including shareholders holding their shares in street name.

DIVIDEND POLICY

The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business.

2006 NON-QUALIFIED EMPLOYEE STOCK COMPENSATION PLAN

The Company adopted a 2006 Non-Qualified Employee Stock Compensation Plan on October 13, 2006 and filed a Registration Statement on Form S-8 with the Commission to register 3,000,000 shares to be awarded under the Plan on the same date. The Compensation Committee of the Board of Directors issues common stock and awards options to employees, directors, officers, consultants, advisors and other persons associated with our Company. The 2006 Plan was intended to provide a method whereby our company would be stimulated by the personal involvement of our employees, directors, officers, consultants, advisors and other persons in our business and reward such involvement, thereby advancing the interests of our Company and all of its shareholders. A total of 3,000,000 shares of common stock were authorized and awarded under the 2006 Plan, and of those shares, 1,480,000 shares have been awarded to consultants.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Management’s Discussion and Analysis as of December 31, 2005
Overview

The Company, through its predecessor companies and its subsidiaries, has been an established commercial operator of fitness and spa centers in Hong Kong and China since 1986. The Company currently operates seventeen facilities: thirteen in Hong Kong and four in China (including one in Macau). Based on the number of the customers of the Company's facilities, management believes that the Company is one of the top providers of fitness facilities and spa and beauty treatment services in Hong Kong and China, with approximately 110,000 customers. The Company offers to its customers, at each location, access to a wide range of U.S.-styled fitness and spa services.

RESULTS OF OPERATIONS

The Company's revenues are derived from its two main lines of business of fitness and spa services in the following principal ways: admission fees and monthly subscription fees from the fitness customers, and the sale of beauty treatments and skin care products to the beauty patrons.

In respect to fitness services, each customer will be charged a monthly due of HK$299 (US$38) for the usage of the fitness centers. During promotional period, discounts on the monthly dues will be offered to customers.

In respect to beauty services, the customers may purchase single treatment, or in packages of ten or more treatments, with quantity discounts available. There is a wide range of beauty treatments available at prices ranging from HK$400 (US$51) to HK$15,000 (US$1,923).

The following table sets forth selected income data as a percentage of total operating revenue for the periods indicated.

	Years Ended December 31,
	2003	2004	2005

Operating revenues	100.00%	100.00%	100.00%

Total operating expenses	108.82%	98.53%	112.61%

(Loss) Income from operations	(8.82%)	1.47%	(12.61%)

(Loss) Income before income taxes and minority interests	(10.36%)	0.38%	(13.28%)

Benefit (Provision) for income taxes	0.08%	(0.11%)	0.50%

Minority interests	0.05%	0.01%	0.19%

Net (loss) income	(10.23%)	0.28%	(12.59%)

FISCAL YEAR ENDED DECEMBER 31, 2005 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2004

OPERATING REVENUES. Operating revenues for the fiscal year ended December 31, 2005 totaled HK$444,416,000 (US$56,976,000) compared to HK$503,564,000 (US$64,559,000) of last year. This represented a decrease of 12%, mainly due to keen competition especially in the fitness market.

Fitness services which constituted 55% of total operating revenues, dropped by 18% to HK$245,995,000 (US$31,538,000) in 2005. Since April, 2005, the Company has promoted a new life fitness plan at an average monthly fee of HK$83 (US$11). The Company expects to attract some of its existing customers to enroll the new plan upon renewal, therefore initially lowering the revenues generated from other plans with higher monthly fees. Moreover, this year also saw increasing competition in the fitness market with close competitor (California Fitness) opening a new center (Jackie Chan Sport Club) in the same building of one of the Company's existing center.

Beauty services, being 44% of total operating revenues, dropped slightly by 3% to HK$196,304,000 (US$25,167,000) in 2005 due to the keen competition in the market that not only hinders price increment but also distracts customers to other service providers offering lower price than the Company.

Operating revenues derived from the Company's Hong Kong locations represented 86% of the Company's business, generating HK$383,119,000 (US$49,118,000) in the fiscal year ended December 31, 2005 as compared to HK$442,755,000 (US$56,763,000) or 88% of the Company's business in the fiscal year ended December 31, 2004. This represented a decrease of 13%.

Operating revenues derived from the Company's China locations generated HK$61,297,000 (US$7,858,000) in the fiscal year ended December 31, 2005, representing an increase of 1%, as compared to HK$60,809,000 (US$7,796,000). The China operation represented 14% of total operating revenues in the fiscal year ended December 31, 2005 as compared to 12% of last year.

OPERATING EXPENSES. The Company's operating expenses for the fiscal year ended December 31, 2005 totaled HK$500,450,000 (US$64,160,000) compared to HK$496,155,000 (US$63,610,000) in the fiscal year ended December 31, 2004. This represented an increase of HK$4,295,000 (US$551,000). Although there has been a decrease of HK$3,029,000 (US$388,000) in the leasehold improvement of a center which had been fully depreciated by March, 2005, operating expenses remained high. In particular, the Shanghai subsidiary has incurred an additional cost of HK$7,172,000 (US$919,000) following the grand opening of its third center in early February, 2005. This is partially offset by variable costs decreasing as a result of lower revenues.

Operating expenses associated with the Company's Hong Kong locations were HK$421,040,000 (US$53,979,000) or 84% of total operating expenses in the fiscal year ended December 31, 2005, as compared to HK$425,718,000 (US$54,580,000) or 86% of total operating expenses in 2004. This represented a decrease of 1% from a small portion of variable costs decreasing as a result of lower revenues and therefore allowed room for tighter cost control over staff headcount, usage of public utilities, and efficiency in marketing and promotional activities.

Operating expenses associated with the Company's China locations were HK$79,410,000 (US$10,181,000) in the fiscal year ended December 31, 2005, representing an increase of 13% as compared to HK$70,437,000 (US$9,030,000) in 2004 primarily due to additional expenses incurred by the enhanced facilities in Shanghai. Operating expenses in China represented 16% of total operating expenses in the fiscal year ended December 31, 2005, as compared to 14% of 2004.

TOTAL NON-OPERATING EXPENSES. Total non-operating expenses for the fiscal year ended December 31, 2005 totaled HK$2,968,000 (US$380,000) compared to HK$5,512,000 (US$707,000) in the fiscal year ended December 31, 2004. This represented a decrease of 46% primarily due to lower interest expenses.

PROVISION FOR INCOME TAXES. No income taxes were provided for the year of 2005 because of losses incurred.

NET LOSS. The Company had incurred a net loss of HK$55,946,000 (US$7,173,000) for the fiscal year ended December 31, 2005, compared to a net profit of HK$1,394,000 (US$179,000) of last year. The keen competition has impacted adversely over the business of the Company; however, Management believes the industry as a whole will get momentum of growth in the light of economic rebound. In 2006, the Company will focus on strategies in how to maximize sales turnover in the medium to long run.

FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003

OPERATING REVENUES. The Company's operating revenues increased 15% to HK$503,564,000 (US$64,559,000) in the fiscal year ended December 31, 2004 as compared to HK$439,511,000 (US$56,348,000) of last year.

Operating revenues derived by the Company's fitness services increased 16% to HK$298,596,000 (US$38,282,000) compared to HK$258,015,000 (US$33,079,000) of last year. Fitness revenues as a percentage of total revenues were 59% in 2004 and 2003.

Operating revenues for the Company's beauty treatments in 2004 totaled HK$203,000,000 (US$26,026,000) compared to HK$181,093,000 (US$23,217,000) in 2003, representing an increase of 12%. Beauty revenues as a percentage of total revenues were 40% in 2004 as compared to 41% in 2003.

Operating revenues derived from the Company's Hong Kong locations remain at 88% of the Company's business, generating HK$442,755,000 (US$56,763,000) in the fiscal year ended December 31, 2004 as compared to HK$385,966,000 (US$49,483,000) in the fiscal year ended December 31, 2003. This represented an increase of 15%.

Operating revenues derived from the Company's China locations generated HK$60,809,000 (US$7,796,000) in the fiscal year ended December 31, 2004, representing an increase of 14%, as compared to HK$53,545,000 (US$6,865,000). This included a management service income of HK$1,758,000 (US$225,000) recognized during the year. The China operation represented 12% of total operating revenues in the fiscal years ended December 31, 2003 and 2004.

OPERATING EXPENSES. The Company's operating expenses for the fiscal year ended December 31, 2004 totaled HK$496,155,000 (US$63,610,000) compared to HK$478,272,000 (US$61,317,000) in the fiscal year ended December 31, 2003, representing an increase of 4%. Total operating expenses, after taking into account all corporate expenses, were 99% of total operating revenue as compared to 109% of last year. The ratio remained high reflecting steep running costs in a competitive environment.

Operating expenses associated with the Company's Hong Kong locations were HK$425,718,000 (US$54,580,000) in the fiscal year ended December 31, 2004, representing an increase of 2% as compared to HK$416,732,000 (US$53,427,000) in 2003. The increase was mainly due to the additional expenses incurred by the Citylink, Shatin Center which commenced its fitness operation in November, 2003. Hong Kong operating expenses represented 86% of total operating expenses in 2004, as compared to 87% of last year.

Operating expenses associated with the Company's China locations were HK$70,437,000 (US$9,030,000) in the fiscal year ended December 31, 2004, representing an increase of 14% as compared to HK$61,540,000 (US$7,890,000) in 2003 primarily due to additional expenses incurred by the enhanced facilities in Shanghai. Operating expenses in China represented 14% of total operating expenses in the fiscal year ended December 31, 2004, as compared to 13% of 2003.

TOTAL NON-OPERATING EXPENSES. Total non-operating expenses for the fiscal year ended December 31, 2004 totaled HK$5,512,000 (US$707,000) compared to HK$6,776,000 (US$870,000) in the fiscal year ended December 31, 2003, representing a decrease of 19% mainly due to lower interest expenses.

PROVISION (BENEFIT) FOR INCOME TAXES. Provision for income taxes for the fiscal year ended December 31, 2004 totaled HK$568,000 (US$73,000) compared to HK$(359,000) (US$(47,000)) in 2003, representing an increase of 258% mainly due to profits generated in the year.

NET INCOME (LOSS). The Company has recorded a net income of HK$1,394,000 (US$179,000) for the fiscal year ended December 31, 2004, compared to a net loss of HK$44,968,000 (US$5,765,000) for the fiscal year ended December 31, 2003, representing an increase of 103%. The improvement in the bottom line reflects the gradual pick-up of the business from the adverse economic situation. The Company also benefits from a comparison with a relatively low base of last year which saw a disastrous Severe Acute Respiratory Syndrome (SARS) outbreak in the second quarter.

FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002

OPERATING REVENUES. The Company's operating revenues increased 6% to compared to HK$413,744,000 (US$53,044,000) of last year.

Operating revenues derived by the Company's fitness services decreased 7% to HK$258,015,000 (US$33,079,000) compared to HK$278,212,000 (US$35,668,000) of last year. Fitness revenues as a percentage of total revenues were 59% in 2003 as compared to 67% in 2002.

Operating revenues for the Company's beauty treatments in 2003 totaled HK$181,093,000 (US$23,217,000) compared to HK$135,532,000 (US$17,376,000) in 2002, representing an increase of 34%. Beauty revenues as a percentage of total revenues increased from 33% to 41% in 2003 as compared to 2002.

Operating revenues derived from the Company's Hong Kong locations remain an important contributor to the Company's business, generating HK$385,966,000 (US$49,483,000), or 88% of total operating revenues in the fiscal year ended December 31, 2003 as compared to HK$374,102,000 (US$47,962,000) or 90% of total operating revenues in the fiscal year ended December 31, 2002.

Operating revenues derived from the Company's China locations generated HK$53,545,000 (US$6,865,000), or 12% of total operating revenues in the fiscal year ended December 31, 2003 as compared to HK$39,642,000 (US$5,082,000) or 10% of total operating revenues in the fiscal year ended December 31, 2002.

OPERATING EXPENSES. The Company's operating expenses for the fiscal year ended December 31, 2003 totaled HK$478,272,000 (US$61,317,000) compared to HK$431,925,000 (US$55,375,000) in the fiscal year ended December 31, 2002, representing an increase of 11%. Total operating expenses, after taking into account all corporate expenses, were 109% of total operating revenue as compared to 104% of last year. This reflects the additional costs incurred by the Company in following its business expansion plan.

Operating expenses associated with the Company's Hong Kong locations were HK$416,732,000 (US$53,427,000) in the fiscal year ended December 31, 2003, representing an increase of HK$40,865,000 (US$5,239,000) or 11% as compared to HK$375,867,000 (US$48,188,000) in 2002. The increase was mainly due to additional expenses incurred by the Wing On, Central Center (opened in April, 2002), the new unisex fitness center in Tsuen Wan (opened in April, 2002), and Kornhill Center (opened in June, 2002), all of which have not yet commenced full operation in 2002. Moreover, additional expenses were also incurred by the Citylink, Shatin Center which commenced its fitness operation in November, 2003. Hong Kong operating expenses represented 87% of total operating expenses in 2003, same as last year.

Operating expenses associated with the Company's China locations were HK$61,540,000 (US$7,890,000) in the fiscal year ended December 31, 2003, representing an increase of 10% as compared to HK$56,058,000 (US$7,187,000) in 2002 primarily due to additional expenses incurred by the enhanced facilities in Shanghai. Operating expenses in China represented 13% of total operating expenses in the fiscal years ended December 31, 2003 and 2002.

TOTAL NON-OPERATING EXPENSES. Total non-operating expenses for the fiscal year ended December 31, 2003 totaled HK$6,776,000 (US$870,000) compared to HK$5,227,000 (US$670,000) in the fiscal year ended December 31, 2002, representing an increase of 30% mainly due to higher interest expenses.

(BENEFIT) PROVISION FOR INCOME TAXES. Provision for income taxes for the fiscal year ended December 31, 2003 totaled HK$(359,000) (US$(47,000)) compared to HK$834,000 (US$107,000) in 2002, representing a decrease of 143%. The decrease is mainly due to losses incurred in the year.

NET LOSS. The Company suffered a net loss of HK$44,968,000 (US$5,765,000) for the fiscal year ended December 31, 2003, compared to a net loss of HK$20,238,000 (US$2,595,000) for the fiscal year ended December 31, 2002, representing an increase of 122%. The loss substantially reflects the adverse impact of an outbreak of the SARS during the year.

In Mid-March, 2003, SARS occurred in areas such as Vietnam, Toronto, Southern China, Hong Kong, and Singapore. Consumers avoided from contacting the SARS virus by staying at home that led to weak demand in the Company's fitness and beauty service. The revenues and results of the Company, like most retailers, were badly hit by the disease. In view of the uncertainty in the economic situation, the Company has postponed the renovation work of the Citylink, Shatin center thus incurring additional opportunity costs.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed its operations primarily through cash generated from operations, short-term bank credit, advances from customers relating to prepaid fitness and spa income, and leasing arrangements with financial institutions. See Notes to Financial Statements. (Note 6 "Short-Term Bank Loans"; and Note 7 "Banking Facilities").

Cash and cash equivalent balances for the fiscal years ended December 31, 2005 and December 31, 2004 were HK$2,484,000 (US$318,000) and HK$1,625,000 (US$208,000) respectively.

Net cash provided by operating activities were HK$22,599,000 (US$2,897,000), HK$54,777,000 (US$7,023,000), and HK$58,288,000 (US$7,472,000) for fiscal years 2005, 2004, and 2003 respectively. The Company's operating activities are historically financed by cash flows from operations. Net cash used in investing activities were HK$14,075,000 (US$1,805,000), HK$38,307,000 (US$4,912,000), and HK$39,220,000 (US$5,028,000) for fiscal years 2005, 2004, and 2003 respectively, primarily as a result of expenditures for property, plant and equipment. Net cash used in financing activities, which mainly include bank loan repayments, net of proceeds from new bank loans, were HK$7,679,000 (US$984,000), HK$16,650,000 (US$2,135,000), and HK$18,599,000 (US$2,384,000) for fiscal years 2005, 2004, and 2003 respectively.

During the fiscal year ended December 31, 2005, the Company has not entered into any transactions using derivative financial instruments or derivative commodity instruments nor held any marketable equity securities of publicly traded companies.

Consistent with the general practice of the fitness and spa industry, the Company receives prepaid monthly fees from fitness customers, which are non-refundable, and spa treatment dues from its customers. This practice creates working capital that the Company generally utilizes for working capital purposes. However, the unused portion of the pre-paid monthly fees and spa treatment dues is characterized as deferred income, and further categorized as current portion under current liability and non-current portion under non-current liability, for accounting purposes.

The Company's trade receivable balance at December 31, 2005, was HK$12,925,000 (US$1,657,000) which is mainly due by banks for the installment program. The program allows the holders of credit cards issued by certain banks to purchase the Company's fitness and beauty services with the said cards and then enjoy the interest-free payment by installment arrangements with the banks. The Company offers credit terms varying from 7 days to 90 days to the banks for settlement of the full purchase amounts. The Company has never experienced any significant problems with collection of accounts receivable from its customers. No provision for doubtful receivables is therefore made for the year under review.

Capital expenditures for fiscal years 2005, 2004 and 2003 were HK$16,391,000 (US$2,102,000), HK$27,066,000 (US$3,470,000) and HK$44,359,000 (US$5,687,000), respectively.

As disclosed in Note 3 to the financial statements, the Company had negative working capital of HK$129,835,000 (US$16,646,000) and HK$151,385,000 (US$19,408,000) as of December 31, 2005 and 2004 and incurred losses of HK$55,946,000 (US$7,173,000) and HK$44,968,000 (US$5,765,000) for the years ended December 31, 2005 and 2003 respectively. In addition, the Company had accumulated losses and deficit in stockholders' equity of HK$18,503,000 (US$2,372,000) and HK$17,600,000 (US$2,257,000) respectively as of December 31, 2005. These conditions raised substantial doubt about the Company's ability to continue as a going concern. In order to maintain it as a going concern, the management is seeking to procure additional funding from various sources. In addition, the Principal Stockholder has also undertaken to make available adequate funds to the Company as and when required to maintain the Company as a going concern. Moreover, the negative working capital was mainly because of non-cash items including deferred income and deferred liabilities while the loss for the year was mainly attributable to the depreciation expense. Having excluded these non-cash items and taken into consideration the undertaking provided by the Principal Stockholder. Management believes that cash flow control measures and the existing and additional credit facilities to be sought should be sufficient to satisfy the working capital and capital expenditure requirements of the Company for at least the next 12 months.

Management’s Discussion And Analysis As Of September 30, 2006

RESULTS OF OPERATIONS

The Company's revenues are derived from its two main lines of business of fitness and spa services in the following principal ways: admission fees and monthly subscription fees from the fitness customers, and the sale of beauty treatments and skin care products to the beauty patrons.

In respect to fitness services, each customer will be charged a monthly due of HK$328 (US$42) for the usage of the fitness centers. During promotional period, discounts on the monthly dues will be offered to customers.

In respect to beauty services, the customers may purchase single treatment, or in packages of ten or more treatments, with quantity discounts available. There is a wide range of beauty treatments available at prices ranging from HK$400 (US$51) to HK$15,000 (US$1,923).

The following table sets forth selected income data as a percentage of total operating revenue for the periods indicated.

RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006

Operating Revenues	100.00%	100.00%	100.00%	100.00%

Total operating expenses	117.38%	112.56%	109.90%	107.56%

Operating loss	(17.38%)	(12.56%)	(9.90%)	(7.56%)

Loss before income taxes and minority interests	(18.07%)	(12.82%)	(10.63%)	(7.54%)

Provision for income taxes	--	--	--	--

Minority interests	0.87%	0.20%	0.33%	(0.07%)

Net loss	(17.20%)	(12.62%)	(10.30%)	(7.61%)

THREE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED) COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2005 (UNAUDITED)

OPERATING REVENUES. Operating revenues for the third quarter of 2006 totaled HK$108,256,000 (US$13,879,000) compared to HK$107,912,000 (US$13,835,000) of last year. This represented a slight increase of 0.3%.

Fitness service, which constituted 56% of total operating revenues, increased by 2% to HK$60,517,000 (US$7,758,000) in the third quarter of the year.

Beauty services, being 43% of total operating revenues, decreased by 2% to HK$47,070,000 (US$6,035,000). This quarter has seen a weakening demand in the beauty industry.

Operating revenues from others were HK$669,000 (US$86,000) in the third quarter which was mainly contributed by the management service fees from the franchisees.

OPERATING EXPENSES. The Company's operating expenses totaled HK$121,854,000 (US$15,623,000), or 113% of operating revenues, for the third quarter of 2006, compared to HK$126,669,000 (US$16,240,000), or 117% of operating revenues, for the third quarter of 2005. This represented a decrease of HK$4,815,000 (US$617,000) mainly due to an effective cost control over the operating expenses, especially salaries which decreased by HK$3,859,000 (US$495,000). However, certain fixed costs remained high. In particular, rent and related expenses had increased from 39% to 41% of total operating revenues. Having regard to the continuous increase in the market rent, the Company will constantly evaluate the performance of each center to determine whether or not a renewal of tenancy upon expiration is justifiable.

TOTAL NON-OPERATING EXPENSES. Total non-operating expenses for the third quarter of 2006 totaled HK$283,000 (US$36,000) compared to HK$741,000 (US$95,000) of 2005. This represented a decrease of 62% mainly due to lower interest expenses.

PROVISION FOR INCOME TAXES. The Company did not make any tax provision for the third quarter in view of the losses incurred.

NET LOSS. The Company has suffered a net loss of HK$13,660,000 (US$1,752,000) for the third quarter of 2006, compared to a net loss of HK$18,561,000 (US$2,380,000) for 2005, representing a decrease of 26%. The management believes that the keen competition in the industry will continue to hinder the business growth. The Company will monitor the market development and seek other opportunities to maximize the benefit to its stockholders.

NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED) COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005 (UNAUDITED)

OPERATING REVENUES. Operating revenues for the first nine months of 2006 totaled HK$328,837,000 (US$42,159,000) compared to HK$341,279,000 (US$43,754,000) of last year. This represented a decrease of 4%, mainly due to keen competition especially in the fitness market.

Fitness services which constituted 53% of total operating revenues, decreased by 9% to HK$173,451,000 (US$22,237,000) in the first nine months of the year.

Beauty services, being 47% of total operating revenues, increased by 4% to HK$153,899,000 (US$19,731,000).

OPERATING EXPENSES. The Company's operating expenses for the first nine months of the year totaled HK$353,696,000 (US$45,346,000) compared to last year's HK$375,076,000 (US$48,087,000), representing a decrease of HK$21,380,000 (US$2,741,000) or 6%. This included a cost reduction in salaries by HK$11,471,000 (US$1,471,000) and marketing expenses of HK$3,469,000 (US$445,000). The Company intends to continue the exercise of stringent control over staff headcount, usage of public utilities, and efficiency in marketing and promotional activities.

TOTAL NON-OPERATING INCOME (EXPENSES). Total non-operating income for the first nine months of 2006 totaled HK$57,000 (US$7,000) compared to a non-operating expense of HK$2,494,000 (US$320,000) in 2005. This represented an increase of 102% reflecting a surplus of other income over the interest expenses.

PROVISION FOR INCOME TAXES. Except for an adjustment of federal tax, no income taxes were provided for the first nine months of 2006 because of losses incurred.

NET LOSS. The loss had narrowed to HK$25,027,000 (US$3,209,000) in the nine month ended September 30, 2006, compared to a net loss of HK$35,136,000 (US$4,505,000) of the same period last year. The keen competition has impacted adversely the business of the Company; however, the management is determined to provide value-for-money service to its customers for maintaining its market share in the last quarter of the year.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed its operations primarily through cash generated from operations, short-term bank credit, long-term bank loans, advances from customers relating to prepaid fitness and spa income, and leasing arrangements with financial institutions.

Cash and cash equivalent balances as of September 30, 2006 and December 31, 2005 were HK$1,690,000 (US$217,000) and HK$2,484,000 (US$318,000).

        Net cash provided by operating activities were HK$25,481,000 (US$3,267,000) and HK$15,368,000 (US$1,970,000) for the nine-month periods ended. The Compny's operating activities are historically financed by cash flows from operations.

Net cash used in investing activities were HK$17,575,000 (US$2,253,000) and HK$12,263,000 (US$1,572,000) for the nine-month periods ended September 30, 2005 and 2006 respectively, primarily as a result of expenditures for property, plant and equipment. Total capital expenditures were as follows:

	(in thousands)
	Nine months ended September 30
	2005	2006	2006
	HK$	HK$	US$

Cash purchases of property, plant and equipment	13,017	7,047	903
Non-cash property, plant and equipment purchases financed through capital lease obligations	572	846	108

Total capital expenditures	13,589	7,893	1,011

The following schedule reflects capital expenditures by type of expenditure:

	(in thousands)
	Nine months ended September 30
	2005	2006	2006
	HK$	HK$	US$

Capital expenditures for new center	6,750	--	--
Capital expenditures for maintenance and updating existing centers corporate office	6,839	7,893	1,011

Total capital expenditures	13,589	7,893	1,011

Net cash used in financing activities, which mainly include proceeds from bank loans, net interest and repayment, were HK$8,308,000 (US$1,065,000) and HK$3,932,000 (US$504,000) in the nine-month periods ended September 30, 2005 and 2006, respectively.

During the nine-month period ended September 30, 2006, the Company has not entered into any transactions using derivative financial instruments or derivative commodity instruments nor held any marketable equity securities of publicly traded companies. Accordingly, the Company believes its exposure to market interest rate risk and price risk is not material. The Company's long-term loan bears interest rate of 7.75% per annum. The total balance outstanding as of September 30, 2006 on such loan was HK$320,000 (US$41,000). The last repayment on the loan is due in 2007.

During the nine-month period ended September 30, 2006, the Company had no material purchases of investments.

Consistent with the general practice of the fitness and spa industry, the Company receives prepaid monthly fees from fitness customers, which are non-refundable, and spa treatment dues from beauty customers. This practice creates working capital that the Company generally utilizes for working capital purposes. However, the unused portion of the pre-paid monthly dues and spa treatment dues is characterized as deferred income, a liability, for accounting purposes.

The Company's trade receivable balance at September 30, 2006, was HK$12,124,000 (US$1,554,000). These trade receivables are mainly amounts due from major credible banks which do not have the history of credit risk.

As disclosed in Note 2 to the financial statements, the Company had negative working capital of HK$128,123,000 (US$16,424,000) as of September 30, 2006 and incurred losses of HK$25,027,000 (US$3,209,000) for the period ended September 30, 2006. In addition, the Company had accumulated losses and deficit in stockholders' equity of HK$43,530,000 (US$5,581,000) and HK$41,622,000 (US$5,336,000) respectively as of September 30, 2006. These conditions raised substantial doubt about the Company's ability to continue as a going concern. In order to maintain it as a going concern, the management is seeking to procure additional funding from various sources. In addition, the Principal Stockholder has also undertaken to make available adequate funds to the Company as and when required to maintain the Company as a going concern. Moreover, the negative working capital was mainly because of non-cash items including deferred income and deferred liabilities while the loss for the period was mainly attributable to the depreciation expense. Having excluded these non-cash items and taken into consideration the undertaking provided by the Principal Stockholder, the management believes that cash flow generated from the operations of the Company, the tight cost and cash flow control measures and the existing and additional credit facilities to be sought should be sufficient to satisfy the working capital and capital expenditure requirements of the Company for at least the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2006, the stock ownership of all persons known to own beneficially five percent or more of the Company's Common Stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise indicated, the address for each stockholder is 40/F., Tower One, Times Square, No. 1 Matheson Street, Causeway Bay, Hong Kong.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)	PERCENTAGE BENEFICIALLY OWNED (2)

DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

NGAI KEUNG LUK (3)	8,000,001	69.68%
YUK WAH HO, PRESIDENT (4)	8,000,001	69.68%
DARRIE LAM, CHIEF FINANCIAL OFFICER	0	0.00%
YAT MING LAM, DIRECTOR	0	0.00%
ALLAN WAH CHUNG LI, DIRECTOR	0	0.00%

ALL OFFICERS AND DIRECTORS AS A GROUP (5 PERSONS) (3)	8,000,001	69.68%

(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2) Based upon 11,481,283 shares of Common Stock outstanding.

(3) Mr. Luk pledged 1,500,000 shares of Common Stock to the Company for a loan in the amount of $1.9 million under a certain Pledge Agreement dated September 30, 1997. The outstanding balance of the loan as of December 31, 2006 remains at $1.2 million.

(4) Ms. Ho is the wife of Ngai Keung Luk. Accordingly, she would be deemed to be the beneficial owner of common stock owned by Mr. Luk.

BACKGROUND OF SHARE EXCHANGE AGREEMENT AND DISPOSAL AGREEMENT

Since its establishment in 1986, Physical Beauty has experienced several stages of development, including its rapid growth stage during late 1980’s and early 1990’s; the stage of expansion into the China market between 1990 and 1996; the steady growth stage between 1997 and 2002; and the declining stage from 2003 to the present. In October 1996, the Company acquired Physical Beauty from Mr. Luk, now our Chairman and CEO, as well as majority shareholder, and changed its name to its current name Physical Spa & Fitness Inc. Since then, the shares of our common stock have not been actively traded, and management believes that our current business model has not been well-received by potential investors and the stock market is refusing to assign a realistic valuation to our common stock at $0.18 per share. As a result, the Company’s stock price has languished and we have not been able to raise any capital from the stock market.

In mid-March 2003, severe acute respiratory syndrome (“SARS”) struck many countries and cities such as Vietnam, Toronto, Southern China, Hong Kong and Singapore. Consumers avoided contacting the SARS virus by staying at home, which led to weak demand in the Company’s fitness and beauty services. As a result, the operating revenues of the Company have been negatively impacted by SARS and have been unable to recover. Net cash provided by operating activities has been decreasing for the past 3 years. The Company had negative working capital of approximately $16.6 million and $19.4 million as of December 31, 2005 and 2004, respectively; and incurred losses of approximately $7.2 million and $5.8 million for the years ended December 31, 2005 and 2003, although the Company had a net income of approximately $179,000 for the year ended December 31, 2004. In addition, the Company had accumulated losses and deficits in stockholder’s equity of approximately $2.4 million and $2.3 million respectively as of December 31, 2005. These results of operations and our financial condition have raised substantial doubt about the Company’s ability to continue as a going concern, according to a report of our auditor dated April 17, 2006.

In early 2006, management discussed the above financial situation with the Board of Directors, trying to come up with a restructuring plan which would be in the best interests of the shareholders. During the following three quarters, there was no restructuring plan proposed and presented to the Board of Directors, and there were no other alternatives considered, nor were any other bids sought. In early October 2006, Mr. Luk, our Chairman and CEO, as well as majority shareholder, proposed that the Company acquire his private company, Good Partner Limited, and dispose of 100% of its equity interest in Physical Beauty pursuant to a Share Exchange Agreement and a Disposal Agreement. The initial drafts of the documents were the result of several rounds of negotiation in early October 2006 between the Company and Mr. Luk. Nuada Limited was subsequently retained by the Company to render a fairness opinion on October 16, 2006, which was intended to provide an outside financial point of view for the shareholders of the Company as to whether the Share Exchange Agreement and the Disposal Agreement were fair. On October 31, 2006, the Board of Directors approved the Share Exchange Agreement and the Disposal Agreement between the Company and Mr. Luk, in reliance on, among other things, the fairness opinion rendered by Nuada Limited.

REASONS FOR THE SHARE EXCHANGE AGREEMENT AND DISPOSAL AGREEMENT

The Company reported operating revenues of $56,976,000 and a net loss of $7,173,000 for the year ended December 31, 2005. In addition, the net increase in cash and cash equivalents for the year ended December 31, 2005 was only $108,000. For the nine months ended September 30, 2006, the Company reported operating revenues of $42,159,000 and a net loss of $3,209,000. The net decrease in cash and cash equivalents for the nine months ended September 30, 2006 amounted to $106,000. Management believes that the spa and fitness business is extremely competitive, and it predicts that this business will only get more competitive in the future. As a result, management does not anticipate an improvement in the Company’s operating performance in the near future.

Management believes that the stock market, which awarded the Company’s common stock a closing price of $0.18 on October 31, 2006, applies a discount to our stock based on the competitive conditions in the spa and fitness industry, and refuses to assign a realistic valuation to the Company’s shares because it faces stiff competition in this industry. This may be a fact of life in the spa and fitness industry, but it penalizes our stockholders. As a result, management believes that this may be one compelling reason not to compete in the spa and fitness industry.

Management believes that a new business plan emphasizing investment in residential real estate instead of the operation of fitness and spa centers may be more profitable and generate a greater return on investment for the Company’s stockholders. For example, consummation of the Share Exchange Agreement and the Disposal Agreement will immediately improve the net assets value of the Company on a pro forma basis. The net asset value per share of the Company on a pro forma basis will improve from the current negative figure to a positive number. The net current liabilities position of the Company will improve as well. By consummating the Disposal Agreement the Company will eliminate approximately $26.2 million in current liabilities as of December 31, 2005.

There are significant opportunities in the residential real estate market in Hong Kong. The Company plans to leverage its portfolio of 5 residential properties into a larger and more diversified investment portfolio in the future, which should benefit its stockholders. The Company also believes that there is a greater availability of financing for real estate ventures in Hong Kong than is available for the Company in its current lines of business. Accordingly, the Board of Directors determined that the future prospects of the residential real estate business represent a better investment opportunity than the spa and fitness business.

Notwithstanding these conclusions, the Board of Directors identified and considered several potentially negative factors in its deliberations concerning the Share Exchange Agreement and the Disposal Agreement, including, but not limited to: (1) Physical Beauty represents almost all of the Company’s consolidated revenues and tangible assets, and the Company’s revenues and tangible assets will be substantially reduced following the consummation of the planned transactions; (2) Mr. Luk will continue to own 100% of the stock of Physical Beauty and he plans to continue to operate the spa and fitness centers; (3) there may be greater business risk to our shareholders by virtue of the smaller size of the Company following the planned transactions; (4) the disposal of Physical Beauty would likely require shareholder approval and/or compliance with the Securities Exchange Act of 1934, as amended, with all of the attendant costs; and (5) there is no assurance that we will be successful in the residential real estate business following the closing, particularly since it is a new and different line of business. In addition, it is important to disclose that in assessing the proposed transactions, the Board of Directors did consider the fact that no other restructuring plans were prepared or considered.

EFFECTS OF SHARE EXCHANGE AGREEMENT AND DISPOSAL AGREEMENT

The acquisition of Ableforce and the disposition of Physical Beauty will have certain important effects on the Company. As previously reported, the Company, through Physical Beauty and its subsidiaries, generated operating revenues of approximately $57 million and approximately $42 million for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively. After the subject transactions are consummated, the Company’s operating revenues on a pro forma basis will amount to $0 for the year ended December 31, 2005. In addition, the Company had total assets of $32,275,000 as of December 31, 2005, and $29,486,000 as of September 30, 2006 After the subject transactions are consummated, the Company’s total assets on a pro forma basis will amount to $1,560,000 for the nine months ended September 30, 2006. Finally, the Company’s net loss was $7,173,000 for the year ended December 31, 2005, and $3,209,000 for the nine months ended September 30, 2006. After the subject transactions are consummated, the Company’s net loss on a pro forma basis will amount to $53,000 for the nine months ended September 30, 2006. We direct your attention to the pro forma financial statements set forth on page 39 of this information statement, which provide additional information about the effects of the subject transactions on the statement of operations and balance sheet of the Company.

Although considered a sale of substantially all of our assets under Delaware law, we do not expect the disposition of Physical Beauty to negatively affect our liquidity and capital resources. The disposal will be consummated in consideration of the release and indemnification by Mr. Luk of the Company of all of the liabilities related to the business and assets of Physical Beauty.

The acquisition of Ableforce will bring to the Company real estate assets conservatively valued at $1.4 million. In addition, the Company will engage in a business strategy of buying, investing in, improving and selling residential real property. The market in Hong Kong for prime residential property is currently very strong, and there are many opportunities for the Company to operate profitably.

On a pro forma basis, we believe that our balance sheet ratios will improve as a result of the transaction, and the net present value per share of our common stock will increase. While we are downsizing, the Board of Directors believes that it is a strategy that is in the best interests of our stockholders.

After the transaction, the ownership position Mr. Luk, our Chairman, will increase from 69.68% of the issued and outstanding shares of common stock, to 87%. This increase will solidify his already controlling position in the Company.

We do not believe there will be any tax consequences to the Company as a result of this transaction. As a result of the transactions, for federal income tax purposes, the Company will recognize a loss on the sale of the stock of Physical Beauty, rather than a capital gain.

The sale of Physical Beauty will have no effect on your legal rights as a shareholder of the Company. No distribution will be made to our shareholders as a result of the transactions, and no dissolution or liquidation is planned. We plan to continue the operations of the real state business of Ableforce. You are not required to take any action.

INTERESTS OF CERTAIN PERSONS AND OFFICERS IN THE TRANSACTIONS

Two of our Directors, Mr. Luk and Yuk Wah Ho, his wife, have an interest in the Share Exchange Agreement and Disposal Agreement that is different from the interests of our shareholders. Mr. Luk is our 69.68% shareholder is also the Chairman and Chief Executive Officer of the Company. Yuk Wah Ho is President of the Company, and would be deemed to beneficially own Mr. Luk’s 69.68% shareholding position in the Company. Pursuant to the Share Exchange Agreement, Mr. Luk has agreed to acquire Physical Beauty in exchange for the payment of no consideration but has agreed to release and indemnify the Company from and against all of the liabilities related to business and assets of Physical Beauty. Pursuant to the Disposal Agreement, Mr. Luk has agreed to transfer Ableforce to the Company in exchange for a total of 15,328,070 shares of common stock in total (representing 12,000,000 shares for the transfer of Ableforce, and 3,328,070 shares as repayment of the total amount due to Mr. Luk on Ableforce’s books and records as of September 30, 2006) having a stock market value of $2,759,053 as of October 31, 2006. After the transactions are consummated, Mr. Luk will own one hundred percent of Physical Beauty and control all of its spa and fitness facilities formerly owned by the Company, and he will also indirectly own 87% of Ableforce and control the residential real estate operations of the Company. He also plans to continue to operate the spa and fitness centers of Physical Beauty.

Mr. Luk has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since October, 1996. He is the founder of its predecessor companies and has over twenty years' experience in the physical health service business. Mr. Luk was previously employed as a trader on the floor of the Hong Kong gold exchange.

Ms. Ho has over twenty years' experience in beauty and skin care and has attended various international beauty workshops held in Europe. Ms. Ho holds many certificates in beauty therapy, skin care, and cosmetic applications from France, England, Taiwan and Hong Kong, including Rene Guinot, Germain de Cappucini, and Sothys. Ms. Ho is responsible for the business development and staff training of the Company's beauty treatment business.

OPINION OF FINANCIAL ADVISOR

On October 31, 2006, Nuada Limited delivered its written opinion to the Board of Directors that, as of the date of such opinion, the consideration to be received by the Company pursuant to the Share Exchange Agreement and Disposal Agreement were fair from a financial point of view to the existing stockholders of the Company. Nuada Limited agreed to deliver its written opinion for a payment by the Company amounting to $25,000. Nuada Limited was chosen by the Company from a number of potential financial advisors in the Hong Kong market because of its experience and reputation in valuing publicly traded companies. Notwithstanding the fact that it rendered a fairness opinion, the consideration to be offered in connection with the Share Exchange Agreement and Disposal Agreement was determined by the Company.

THE FULL TEXT OF THE WRITTEN OPINION OF NUADA DATED OCTOBER 31, 2006, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT C TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

In arriving at its opinion, Nuada Limited performed several analyses, including analysis of pro forma financial statements and analysis of discounted cash flows valuation. Their findings are summarized below.

a. Pro forma financial statements

Nuada prepared a pro forma consolidated balance sheet and pro forma consolidated statement of operations (the "Pro Forma") of the Group, as of and for the three years ended December 31, 2003, 2004, and 2005, as if the proposed transactions took effect from January 1, 2003.

The spa and fitness market is a very competitive market in the region, with costs of operation relatively fixed. These fixed costs are mainly rental and depreciation of machinery and equipment, and they are reflected in the historical results. Net income for the years ended 2003, 2004, and 2005 were somehow quite fluctuated, with 2004’s of approximately HK$1.3 million, but net losses of HK$45.0 million and HK$55.9 million for 2003 and 2005, respectively. The competition of the spa and fitness market will be more vigorous, it may not be possible for the Group to further increase its revenue without additional capital expenditure on new equipment. Furthermore, the useful life of the fitness machinery and equipment is around 5 to 10 years, increase in repairs and maintenance costs and the expected future replacement will also increase pressure to the future profitability of the Group.

No revenue was generated from the Pro Forma for the each of the two years ended December 31, 2004 and 2005, since the operation of Good Partner was not started and the net loss is primarily contributed by general and administrative expenses. In order to have a better understanding on the future profitability of Good Partner, Nuada has reviewed the management accounts of Good Partner for the nine months ended September 30, 2006, summary of the results are set out as follows:

HK$’000
Rental income	565
Depreciation and amortization	224
Administrative expenses (excluding depreciation)	259
Finance costs	436
Net loss	354

Net loss of HK$354,000 is still noted for the nine-month period ended September 30, 2006, but it is slightly improved when comparing with net loss of approximately HK$740,000 and HK$900,000 for the two years ended December 31, 2004 and 2005. Good Partner has started to rent out all properties during the nine-month period ended September 30, 2006. Although Good Partner is experiencing net loss, Nuada believes that the situation will be improved upon the completion of the Share Exchange due to the following factors:

(i)	Improvement in rental income

As mentioned above, appreciation of properties value will lead to rental income adjustment. Nuada has reviewed the tenancy contracts signed by Good Partner and its tenants, total monthly rental for all the properties is approximately HK$70,000 per month and fixed for 2 years. After the expiration of the tenancy contracts, rental of each premise can be adjusted. Nuada expects that the rental income could be increased by as much as 10% per annum in the next two tenancy periods and remain constant growth in perpetuity.

(ii)	Revaluation of properties

Nuada has obtained recent transaction prices of properties held for investment purposes that are similar to those of Good Partner Limited, and our estimated revaluation gain as of September 30, 2006 would be approximately HK$4.5 million. Unlike machinery and equipment in the spa and fitness market, properties have less depreciation risk, less repairs and maintenance costs, no necessity for replacement, and have upward price appreciation potential. All these advantages should add value to shareholders of the Company.

(iii)	Reduction in finance costs

Finance costs of Good Partner mainly represented interest expenses for mortgage loans (“Loans”) used to finance the purchase of properties. Nuada has reviewed the repayment schedules of the Loans, the maturity of the Loans is approximately 10 years and periodic repayments include both principal and interest portions. We expect that the periodic loan repayments continue to reduce the outstanding principal amounts, the finance costs of the Good Partner will be reduced gradually in the following ten years.

(iv)	Stable fixed administrative costs

The general and administrative costs of Good Partner are mainly government rent and rate, management fee and other office administrative expenses. Nuada does not expect that there will be significant changes in the costs structure in the following years.

b. Discounted Cash Flow valuation

Nuada performed a discounted cash flow valuation of Good Partner in order to estimate the market price of the Company upon completion of the Share Exchange and the Disposal. Our finding is summarized as follows:

Major assumptions on cash flow forecast:

(i)
After the termination of the current tenancy agreements in 2008, tenancy agreements will be renewed simultaneously for another 2 years. No vacant time for any properties of Good Partner is assumed because of Mr. Luk’s over 15 years of management experience in investment properties and the prime location of the current properties that are held. After reviewing the Residential Price Index, published on the website of Midland Holdings Limited, and recent publications concerning that state of the Hong Kong economy, and recent transactions of similar properties, Nuada assumed rental income will grow by 10% per annum for the next two tenancy periods and remain constant growth in perpetuity. The increase in rental income reflects the price adjustment on the tenancy agreements as a result of properties value appreciation. After four years, Nuada assumed that the potential for properties value appreciation is limited and the rental income will be stabilized;

(ii)	Good Partner is able to repay the Loans in accordance with the predetermined loan repayment schedule;

(iii)	Finance costs fall gradually upon the repayment of the principal of the Loans and interest rate is assumed to be constant;

(iv)
Other administrative expenses, mainly government rent and rate, management fee and office administrative expenses are assumed to be constant forever because Nuada assumed there is no increase in number of properties being held over the valuation period;

(v)	After full repayment of the Loans, no additional loan is required;

(vi)	Profit of Good Partner is taxed under Hong Kong Profits Tax at a current rate of 17.5%. No change in future tax rate is assumed; and

(vii)
Discontinuing a loss making business engaged by Physical Beauty allows the Group to reduce future cash outflow. The expected cash outflow from Physical Beauty is estimated to be HK$1 million per annum.

Major assumption on discounted rate

Nuada computed the discounted rate by using the Capital Asset Pricing Model (“CAPM”). CAPM is an equilibrium asset pricing theory which shows that equilibrium rates of return on all risky assets and rates of return are a function of the covariance with the market portfolio. It is a popular financial tool in determining the discount rate in asset valuation. The inputs of CAPM are mainly financial data obtained from the publicly available information, such as data from Bloomberg L.P. Since Good Partner is no a listed company, we have estimated the discount rate by using inputs of CAPM with reference to companies principally engaged in similar businesses to Good Partner which are listed Hong Kong companies (so-called “Proxies Companies”). The Proxy Companies included GZI REIT Asset Management Limited (stock code: 405.HK), Prosperity Real Estate Investment Trust (stock code: 808.HK), and The Link Real Estate Investment Trust (stock code: 823.HK). The Proxy Companies are principally engaged in real property investments, with their property holdings situated in Hong Kong. Nuada considers that companies with similar principal activities and listed in Hong Kong provide are a more adequate and reliable basis for our assessment.

In order to obtain the discount rate of Good Partner, Nuada first obtained relevant financial data of the Proxy Companies, including their debt to equity ratio, effective tax rate and applied an appropriate beta, which is a measurement of market risk. The financial data of the Proxy Companies were extracted from either the latest published financial statements of the Proxy Companies or from data available from Bloomberg L.P. The risk free rate and the country risk premium used in the calculation were 4.0% and 7.1%, respectively, which are the applicable rates for companies listed in Hong Kong and were extracted from Bloomberg L.P. Furthermore, Good Partner is a Hong Kong private company with all of its residential properties located in Hong Kong. Nuada also applied an illiquid discount rate to the net present value of the future cash flows of Good Partner, due to the lack of marketability of the Good Partner common stock. After incorporating all of the above-mentioned inputs, Nuada computed the discounted rate of 11.5% for Good Partner.

Result of CAPM

Nuada performed the cash flow projection analysis and computed the discounted rate according to the abovementioned assumptions for discounting the projected cash flow using the estimated discounted rate. It estimated that the net present value of Good Partner after the completion of the Share Exchange and the Disposal to be approximately HK$16.0 million.

Management believes that the stock market, which awarded the Company’s common stock a closing price of $0.18 on October 31, 2006, or converted into a market capitalization of HK$14.0 million, reflected a discount to our common stock valuation based on investors’ beliefs that the competition in the spa and fitness industry was relatively high and our current business model was not well-received, and, thus, investors refused to assign a realistic valuation to the Company’s underlying assets. Based on Nuada’s estimation of the present value, there is a premium of HK$2.0 million should the Share Exchange and Disposal be completed.

VOTE REQUIRED

 The affirmative vote of the holders of a majority of our outstanding voting stock is required to approve the sale of Physical Beauty pursuant to the Disposal Agreement, which vote was obtained by the holder of a majority of our outstanding voting stock through written consent effective October 31, 2006.

DISSENTER’S RIGHTS OF APPRAISAL

Under Delaware law, the holders of the Company's common stock are not entitled to appraisal rights or similar dissenter rights for their shares in connection with the proposed transactions contemplated by the Disposal Agreement or the Share Exchange Agreement.

REGULATORY APPROVALS

No federal or state regulatory requirements or approvals must be complied with or obtained in connection with the transactions contemplated by the Share Exchange Agreement or the Disposal Agreement. The transactions have been approved by our majority shareholder, and, accordingly, the only remaining condition to closing is the distribution of this Information Statement

SUMMARY OF MATERIAL TERMS OF THE SHARE EXCHANGE AGREEMENT

The following is a summary of the material provisions of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. This summary does not purport to be a complete description of the Share Exchange Agreement and is qualified in its entirety by reference to the full text of the Share Exchange Agreement. STOCKHOLDERS ARE URGED TO READ THE SHARE EXCHANGE AGREEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF TRANSACTIONS CONTEMPLATED THEREBY.

GENERAL

Pursuant to the Share Exchange Agreement, the Mr. Luk has agreed to transfer, convey and assign, and the Company has agreed to purchase and assume 100% of the shares of common stock of Ableforce International Limited, in exchange for the issuance by the Company of a total of 12,000,000 shares of restricted common stock and 3,328,070 shares of restricted common stock as repayment to Mr. Luk for the total amount due to Mr. Luk on the books and records of Ableforce as of September 30, 2006, for a total consideration of 15,328,070 restricted common shares. The Closing of the transfer shall take place at the offices of the Company on or before December 31, 2006, or at such other place as the Company and Mr. Luk may agree. Immediately after the consummation of the transactions contemplated hereby, the Company shall transfer, convey and assign Physical Beauty to Mr. Luk pursuant to the Disposal Agreement, representing all of the assets and properties and all of the liabilities and obligations of the Company associated with Physical Beauty.

REPRESENTATIONS AND WARRANTIES

In Article III of the Share Exchange Agreement, Mr. Luk made several representations and warranties to the Company with respect to important aspects of the business of Ableforce. For example, he represented, among other things, that (a) Ableforce is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and Ableforce has the corporate power to own its properties and to conduct its business as presently conducted, (b) he had good and marketable title to the common shares of Ableforce, (c) the consummation of the transactions did not conflict with any material agreement to which he or Ableforce was a party or cause a default under any material agreement to which he or Ableforce was a party, (d) he had presented the Company with audited financial statements of Ableforce or its wholly owned subsidiary Good Partner Limited, a Hong Kong corporation, for the years ended December 31, 2004, and 2005, and that such financial statements had been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and fairly presented the balance sheet and results of operations of Ableforce for the periods then presented., (e) there were no material actions, suits or proceedings pending or, to the knowledge of Mr. Luk, threatened by or against Ableforce, and (f) Ableforce was in compliance with all applicable statutes and regulations of any governmental entity or agency, except for noncompliance that was not material. All of these representations and warranties are protective of the Company, which is acquiring the stock of Ableforce in reliance thereon.

In Article II of the Share Exchange Agreement, the Company made certain representation and warranties to Mr. Luk relating to (a) due organization of the Company, (b) due authorization of the Share Exchange Agreement, and (c) no conflicts or defaults caused by the transactions contemplated by the Share Exchange Agreement.

CONDITIONS PRECEDENT

1.1  In Article VI, the obligations of the parties under the Share Exchange Agreement were subject to the fulfillment, prior to or at the Closing, of each of the following conditions: (a) that each of the representations and warranties of the parties contained therein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time, and (b) that the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

1.1  The obligations of Mr. Luk were subject to fulfillment prior to or at the Closing, of each of the following conditions: (a) the Company shall have paid all of its own costs and expenses associated with the Share Exchange Agreement and the transactions contemplated thereby, and (b) the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by the Share Exchange Agreement.

1.1  The obligations of the Company were subject to fulfillment prior to or at the Closing, of each of the following conditions: (a) Mr. Luk shall have paid all of his own costs and expenses associated with the Share Exchange Agreement and the transactions contemplated thereby, and (b) Mr. Luk shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by the Share Exchange Agreement.

INDEMNIFICATION

In Article IV of the Share Exchange Agreement, the parties agreed to defend, indemnify and hold harmless each other from and against all liabilities, losses, costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by a party by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in the Share Exchange Agreement or made by either party in any document or certificate delivered by that party pursuant to the provisions of the Share Exchange Agreement or in connection with the transactions contemplated thereby.

SUMMARY OF MATERIAL TERMS OF THE DISPOSAL AGREEMENT

The following is a summary of the material provisions of the Disposal Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. This summary does not purport to be a complete description of the Disposal Agreement and is qualified in its entirety by reference to the full text of the Disposal Agreement. STOCKHOLDERS ARE URGED TO READ THE DISPOSAL AGREEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

GENERAL

As a condition precedent to the closing of the Disposal Agreement, the majority stockholder of the Company must approve the Disposal Agreement as required under Delaware law and a Definitive Information Statement on Schedule 14C must be filed with the U.S. Securities and Exchange Commission and be mailed to shareholders, and twenty days must have elapsed since such filing and mailing. Pursuant to the Disposal Agreement, the Company agrees to sell and Mr. Luk agrees to purchase one share of capital stock, par value US$1.00 per share, of Physical Beauty & Fitness Holdings Limited (“Physical Beauty”), which represents the entire issued share capital stock of Physical Beauty (the "Sale Shares"), in exchange for the release and indemnification by Mr. Luk of the Company with respect to any obligation or liability to any third party arising or in relation to Physical Beauty or any assets of Physical Beauty, whether known or unknown, actual or contingent, provided notice of any claim made by the Company must be delivered by the Company to the Mr. Luk within 2 years from Completion.

COMPLETION

Completion of the Disposal Agreement (the "Disposal Agreement Completion") will take place immediately after the closing of the transactions contemplated by the Share Exchange Agreement. If the closing of the transactions contemplated by the Share Exchange Agreement does not take place, Completion under the Disposal Agreement will not take place. In addition, the Completion under the Disposal Agreement will not take place unless the majority stockholder of the Company approves the Disposal Agreement.

Prior to the Disposal Agreement Completion, the Company must deliver to Mr. Luk (i) an instrument of transfer relating to the Sale Shares executed by the registered and beneficial owner thereof in favor of Mr. Luk or his nominee; (ii) the share certificate relating to the Sale Shares; (iii) certified copies of any power of attorney or other authority pursuant to which the Disposal Agreement or the documents in clause (i) above are executed; (iv) the corporate seal, books and all copies of the memorandum and articles of association of Physical Beauty; (v) the statutory books of the Physical Beauty and any unissued share certificates and such other records of Physical Beauty; and (vi) all current insurance policies, books and records and title documents of the Physical Beauty, all contracts of Physical Beauty and all licenses and registrations granted to or owned by Physical Beauty.

CLAIMS

The Company agrees to waive all claims it may have against Physical Beauty or in respect of any assets of Physical Beauty.

ANTICIPATED ACCOUNTING TREATMENT

In accordance with the requirements of generally accepted accounting practices, the transactions contemplated by the Disposal Agreement will be accounted for in the accounting records of the Company as disposals of assets. The Company will record a loss to the extent that the consideration to be received by the Company relating to these transactions is lower than the net book values of these assets as reflected in the accounting records of the Company as at the date of the Disposal Agreement.

In accordance with the requirements of the Statement of Financial Accounting Standards No. 141, we will account for our acquisition of the stock of Ableforce pursuant to the Share Exchange Agreement as a merger of us with Ableforce since the business combination is being effected through the transfer of assets to us in a share exchange.

FEDERAL INCOME TAX CONSEQUENCES

The Company believes that the sale of Physical Beauty pursuant to the Disposal Agreement will not result in any capital gains tax as the consideration for the sale is lower than the Company's tax cost basis in Physical Beauty.

FORWARD LOOKING STATEMENTS

This Information Statement, including the Exhibits attached hereto, contains forward-looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the risks and uncertainties involved in the Company's business, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated by reference in this Information Statement.

RISK FACTORS

•
Upon completion of the Share Exchange Agreement and the Disposal Agreement, we will assume the plan of operation of Ableforce, which may require substantial additional funds to fully implement. Ableforce’s sole stockholder, Mr. Luk, anticipates that after giving effect to the transactions contemplated herein, substantial additional funds may be required to implement its business plan. However, there can be no assurance that management will be successful in raising such additional capital.

•
Our current stockholders will be diluted by the shares issued as part of the Share Exchange Agreement and may be diluted by future issuances of shares to satisfy our working capital needs. We are issuing 15,328,070 shares of our common stock to Mr. Luk as part of the Share Exchange Agreement.

•	The market price of our common stock may decline as a result of the Share Exchange Agreeement and the Disposal Agreement.

•	Mr. Luk will own approximately 87% of our common stock following completion of the Share Exchange Agreement, which will severely limit the ability of other stockholders to influence corporate matters.

•
Ableforce, and its wholly-owned subsidiary, Good Partner Limited are relatively new corporations. They do not have an established operating history, and there can be no assurance that their plan of operation will prove successful. Therefore, there can be no assurance Ableforce’s or Good Partner Limited’s plan of operations will ever generate a profit or increase our value.

•
The purchase, investing in, improving and selling of residential real property is a very competitive and risky business, and is a completely different business than the spa and fitness business which we have been engaged in for years. There is no assurance that we possess the necessary skills and resources to profitably pursue a real estate business located in the Hong Kong SAR of the People’s Republic of China.

•
Because our common stock will continue to be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver a standardized risk disclosure document prepared by the SEC;
•	provide the customer with current bid and offer quotation for the penny stock;
•	explain the compensation of the broker-dealer and its salesperson in the transaction;
•	provide monthly account statements showing the market value of each penny stock held in the customer’s account;
•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s approval; and
•	provide a written agreement for the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for “penny stocks.” Because our shares are subject to the penny stock rules, investors may find it more difficult to sell their shares.

LEGAL PROCEEDINGS

There are no pending material legal proceedings to which the Company or any of its properties is subject, nor to the knowledge of the Company, are any such legal proceedings threatened.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There are no changes in and disagreements with accountants on accounting and financial disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Since some operations of the Company are operated in the People's Republic of China ("PRC"), they are subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following:

POLITICAL ENVIRONMENT

The value of the Company's interest in the Shanghai subsidiary may be adversely affected by significant political, economic and social uncertainties in the PRC. A change in policies by the Chinese government could adversely affect the Company's interests in these companies by, among other factors: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

ECONOMIC ENVIRONMENT

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

The Chinese economy has experienced significant growth in the past ten years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for our Company.

FOREIGN CURRENCY EXCHANGE

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Shanghai subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition is measured in terms of Renminbi. The revenues and profits of the subsidiary are predominantly denominated in Renminbi, and will have to be converted to pay dividends to the Company in United States Dollars or Hong Kong Dollars. Should the Renminbi devalue against these currencies, such devaluation would have a material adverse effect on the Company's profits and the foreign currency equivalent of such profits repatriated by the Shanghai subsidiary to the Company. The Company currently is not able to hedge its exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institution authorized to engage in foreign exchange transactions offer forward exchange contracts.

LEGAL ENVIRONMENT

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic

ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Physical Spa & Fitness Inc. is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the SEC. The SEC maintains a Web site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

SELECTED FINANCIAL INFORMATION

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	YEAR ENDED DECEMBER 31,
	2001	2002	2003	2004	2005	2005
	HK$	HK$	HK$	HK$	HK$	US$

OPERATING REVENUES	392,097	413,744	439,511	503,564	444,416	56,976

OPERATING EXPENSES
Salaries and commissions	(113,239)	(139,740)	(156,181)	(162,450)	(161,910)	(20,758)
Rent and related expenses	(95,413)	(132,929)	(155,844)	(163,201)	(165,968)	(21,278)
Depreciation	(51,494)	(63,412)	(62,618)	(63,327)	(58,234)	(7,466)
Other selling and administrative expenses	(108,298)	(95,844)	(103,629)	(107,177)	(114,338)	(14,658)
Total operating expenses	(368,444)	(431,925)	(478,272)	(496,155)	(500,450)	(64,160)

INCOME (LOSS) FROM OPERATIONS	23,653	(18,181)	(38,761)	7,409	(56,034)	(7,184)

NON-OPERATING INCOME (EXPENSES)
Other income, net	778	418	553	596	678	87
Interest expenses	(3,638)	(5,645)	(7,329)	(6,108)	(3,646)	(467)
Total non-operating expenses	(2,860)	(5,227)	(6,776)	(5,512)	(2,968)	(380)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS AND THE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	20,793	(23,408)	(45,537)	1,897	(59,002)	(7,564)

(Provision) Benefit for income taxes	(6,785)	(834)	359	(568)	2,202	282

INCOME (LOSS) BEFORE MINORITY INTERESTS AND THE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	14,008	(24,242)	(45,178)	1,329	(56,800)	(7,282)

Minority interests	(761)	147	210	65	854	109

NET INCOME (LOSS) BOFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	13,247	(24,095)	(44,968)	1,394	(55,946)	(7,173)

Cumulative effect on prior year of deferral of sales rebates, net of income taxes and minority interests	--	3,857	--	--	--	--

NET INCOME (LOSS)	13,247	(20,238)	(44,968)	1,394	(55,946)	(7,173)

Net income (loss) per share	1.32	(2.02)	(4.50)	0.14	(5.59)	(0.72)

Number of shares of stock outstanding (in thousands)	10,000	10,000	10,000	10,000	10,000	10,000

Balance Sheet Data

Current assets	51,841	55,597	64,225	55,182	74,464	9,54
Total assets	263,126	324,890	314,886	280,192	251,750	32,275
Current liabilities	122,856	209,239	250,694	206,567	204,299	26,193
Long-term obligations other than finance leases	15,243	22,252	11,772	638	--	--
Working capital	(71,015)	(153,642)	(186,469)	(151,385)	(129,835)	(16,646)
Obligations under finance leases-non current	9,342	5,032	716	--	119	14
Deferred taxation	7,434	4,593	2,746	2,202	--	--
Minority interests	7,305	7,285	7,230	7,010	6,156	789
Stockholders' equity	101,506	81,256	36,289	37,682	(17,600)	(2,257)

FINANCIAL STATEMENTS OF PHYSICAL SPA & FITNESS INC.

Financial statements for the Company are set forth in Exhibit D to this Information Statement. They include the audited financial statements for the year ended December 31, 2005, and the unaudited quarterly financial statements for the nine months ended September 30, 2006.

FINANCIAL STATEMENTS OF GOOD PARTNER LIMITED

Financial statements for Good Partner Limited, a wholly owned subsidiary of Ableforce International Limited, are set forth in Exhibit E to this Information Statement. They include the audited financial statements of Good Partner Limited for the period from June 14, 2003 (date of incorporation) to December 31, 2004, the year ended December 31, 2005 and for the nine months ended September 30, 2006.

PRO FORMA FINANCIAL STATEMENTS OF PHYSICAL SPA & FITNESS INC.

Physical Spa & Fitness Inc.
Unaudited Pro forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements set forth below for the Company give effect to (1) the Share Exchange Agreement pursuant to which (a) Mr. Luk has agreed to transfer 100% of the shares which he owns of Ableforce to the Company in exchange for the issuance by the Company to Mr. Luk of 12,000,000 shares of our common stock, $.001 par value (the "Acquisition") and (b) an additional 3,328,070 shares of common stock is to be issued as repayment of amount due to Mr. Luk on Ableforce's books and record as of September 30, 2006 (the "Repayment"); and (2) the Disposal Agreement pursuant to which the Company has agreed to transfer to Mr. Luk the sole outstanding common share of Physical Beauty in exchange for the indemnification of the Company by Mr. Luk of all liabilities associated with the operations and assets of Physical Beauty (the "Disposal"). For the purposes of these unaudited pro forma condensed consolidated financial statements, the Share Exchange Agreement and the Disposal Agreement are deemed to be effected as of the beginning of the periods for which the pro forma information is presented, i.e. January 1, 2003.

The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements do not necessarily represent what the Company's financial position or results of operations would have been had the Acquisition, Repayment or Disposal occurred on such date. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company.

Physical Spa & Fitness Inc.
Unaudited Pro forma Condensed Consolidated Balance Sheet
As of September 30, 2006

	Historical (Unaudited) (Note 1)	Acquisition of Ableforce (Note 2)	Repayment of amount due to Mr. Luk (Note 3)	Disposal of Physical Beauty (Note 4)	Pro forma
	HK$'000	HK$'000	HK$'000	HK$'000	HK$'000	HK$'000
						@7.8
ASSETS
Current assets
Cash and bank balances	1,690	--		(1,685)	5	1
Trade receivables	12,124	--		(12,124)	--	--
Other receivables	8,173	--		(8,173)	--	--
Rental and utility deposits	33,063	27		(33,063)	27	3
Prepayments and other current assets	5,058	--		(5,058)	--	--
Inventories	2,702	--		(2,702)	--	--
Taxation					--	--
Due from a holding company					--	--
Due from a director					--	--
Due from related companies					--	--
Income taxes recoverable	2,094	--			--	--
Total current assets	64,904	27			32	4

Marketable securities, collateralized	2,740	--		(2,740)	--	--
Prepayments for additional investment in a subsidiary	12,000	--		(12,000)	--	--
Bank deposits, collateralized	10,481	--		(10,481)	--	--
Due from a stockholder	9,480	--		(9,480)
Property, plant and equipment, net	130,388	3,080		(130,388)	3,080	395
Lease premium for land, net	--	8,474			8,474	1,086
	165,089	11,554			11,554	1,481

Total assets	229,993	11,581			11,586	1,485

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Short-term bank loans	4,560	--		(4,560)	--	--
Long-term bank loans - current portion	320	1,049		(320)	1,049	135
Trade and other payables	44,110	95		(44,110)	95	12
Obligations under finance leases - current portion	630	--		(630)	--	--
Deferred income - current portion	133,939	--		(133,939)	--	--
Deferred liabilities - current portion	1,535	--		(1,535)	--	--
Rental deposits received	--	111		--	111	14
Income taxes payable	248	--		(248)	--	--
Taxes other than income	7,685	--		(7,685)	--	--
Due to related companies	--	--		387	387	49
Due to a stockholder	--	4,660	(4,660)	--	--	--
Total current liabilities	193,027	5,915			1,642	210

Deferred income - non-current portion	67,204	--		(67,204)	--	--
Deferred liabilities - non-current portion	4,779	--		(4,779)	--	--
Long-term bank loans	--			--	--	--
Long-term loans from third parties	--			--	--	--
Obligations under finance leases - non-current portion	225	--		(225)	--	--
Deferred taxation	--	--		--	--	--
Long-term loan - non-current portion	--	7,985		--	7,985	1,024
Minority interest	6,380	--		(6,380)	--	--
	78,588	7,985			7,985	1,024

Stockholders' (deficit) equity
Common stock	78	94	26		198	25
Additional paid-in capital	--	(94)	4,634		4,540	582
Cumulative translations adjustments	1,830	--		(1,830)	--	--
Accumulated losses	(43,500)	(2,319)		43,070	(2,779)	(356)
Total stockholders' (deficit) equity	(41,622)	(2,319)			(1,959)	251

Total liabilities and stockholders' (deficit) equity	229,993	11,581			11,586	1,485

See notes to unaudited pro forma condensed consolidated financial statements.

Physical Spa & Fitness Inc.
Unaudited Pro forma Condensed Consolidated Statement of Income
Nine months period ended September 30, 2006

	Historical (Unaudited) (Note 1)	Acquisition of Ableforce (Note 2)	Disposal of Physical Beauty (Note 4)	Pro forma
	HK$'000	HK$'000	HK$'000	HK$'000	US$'000
					@7.8
Operating revenues
Fitness service	173,451	--	(173,451)	--	--
Beauty treatments	153,899	--	(153,899)	--	--
Others	1,487	--	(1,487)	--	--
Rental income	--	565	-	565	72
	328,837	565		565	72

Operating expenses
Salaries and commissions	(110,711)	--	110,711	--	--
Rent and related expenses	(127,347)	--	127,347	--	--
Depreciation	(35,025)	(60)	35,025	(60)	(8)
Other selling and administrative expenses	(80,613)	(259)	80,556	(316)	(40)
Amortization of lease premium for land	--	(164)	-	(164)	(21)
	(353,696)	(483)		(540)	(69)

Loss from operations	(24,859)	82		25	3

Non-operating income (expenses)
Other income	1,226	--	(1,226)	--	-
Interest expenses	(1,169)	(436)	1,169	(436)	(56)
	57	(436)		(436)	(56)

Loss before income tax and minority interest	(24,802)	(354)		(411)	(53)

Provision for income taxes	(1)	--		(1)	-

Loss before minority interest	(24,803)	(354)		(412)	(53)

Minority interest	(224)	--	224	--	--

Net loss	(25,027)	(354)		(412)	(53)

Other comprehensive income	1,005	-	(1,005)	--	--

Comprehensive loss	(24,022)	(354)		(412)	(53)

Loss per share	(2.50)			(0.02)	(0.00)

Weighted average number of shares of common stock outstanding (in thousands)	10,000			25,329	25,329

See notes to unaudited pro forma condensed consolidated financial statements.

Physical Spa & Fitness Inc.
Unaudited Pro forma Condensed Consolidated Statement of Income
Year ended December 31, 2005

	Historical (Unaudited) (Note 1)	Acquisition of Ableforce (Note 2)	Disposal of Physical Beauty (Note 4)	Pro forma
	HK$'000	HK$'000	HK$'000	HK$'000	US$'000
					@7.8
Operating revenues
Fitness service	245,995	--	(245,995)	--	--
Beauty treatments	196,304	--	(196,304)	--	--
Others	2,117	--	(2,117)	--	--
	444,416	--		--	--
Operating expenses
Salaries and commissions	(161,910)	--	161,910	--	--
Rent and related expenses	(165,968)	--	165,968	--	--
Depreciation	(58,234)	(76)	58,234	(76)	(10)
Other selling and administrative expenses	(114,338)	(211)	114,338	(211)	(27)
Amortization of lease premium for land	--	(208)	-	(208)	(27)
	(500,450)	(495)		(495)	(64)

Loss from operations	(56,034)	(495)		(495)	(64)

Non-operating income (expenses)
Other income	678	--	(678)	--	--
Interest expenses	(3,646)	(402)	3,646	(402)	(52)
	(2,968)	(402)		(402)	(52)

Loss before minority interest and income tax	(59,002)	(897)		(897)	(116)

Benefit for income taxes	2,202	--	(2,202)	--	--

Loss before minority interest	(56,800)	(897)		(897)	(116)

Minority interest	854	--	(854)	--	--

Net loss	(55,946)	(897)		(897)	(116)

Other comprehensive income	664	--	(664)	--	--

Comprehensive loss	(55,282)	(897)		(897)	(116)

Loss per share	(5.59)			(0.04)	(0.00)

Weighted average number of shares of common stock outstanding (in thousands)	10,000			25,329	25,329

See notes to unaudited pro forma condensed consolidated financial statements

Physical Spa & Fitness Inc.
Unaudited Pro forma Condensed Consolidated Statement of Income
Year ended December 31, 2004

	Historical (Unaudited) (Note 1)	Acquisition of Ableforce (Note 2)	Disposal of Physical Beauty (Note 4)	Pro forma
	HK$'000	HK$'000	HK$'000	HK$'000	US$'000
					@7.8
Operating revenues
Fitness service	298,596	--	(298,596)	--	--
Beauty treatments	203,000	--	(203,000)	--	--
Others	1,968	--	(1,968)	--	--
Rental income	--	--	--	--	--
	503,564	--		--	--

Operating expenses
Salaries and commissions	(162,450)	--	162,450	--	--
Rent and related expenses	(163,201)	--	163,201	--	--
Depreciation	(63,327)	(76)	63,327	(76)	(15)
Other selling and administrative expenses	(107,177)	(257)	107,177	(257)	(55)
Amortization of lease premium for land	--	(208)	--	(208)	(40)
	(496,155)	(541)		(541)	(110)

Profit (Loss) from operations	7,409	(541)		(541)	(110)

Non-operating income (expenses)
Other income	596	--	(596)	--	6
Interest expenses	(6,108)	(198)	6,108	(198)	(33)
	(5,512)	(198)		(198)	(27)

Profit (Loss) before minority interest and income tax	1,897	(739)		(739)	(137)

Provision for income taxes	(568)	--	568	--	--

Profit (Loss) before minority interest	1,329	(739)		(739)	(137)

Minority interest	65	--	(65)	--	--

Net income (loss)	1,394	(739)		(739)	(137)

Other comprehensive loss	(1)	--	1	--	--

Comprehensive income (loss)	1,393	(739)		(739)	(137)

Earnings (Loss) per share	0.14			(0.03)	(0.01)

Weighted average number of shares of common stock outstanding (in thousands)	10,000			25,329	25,329

See notes to unaudited pro forma condensed consolidated financial statements

Physical Spa & Fitness Inc.
Unaudited Pro forma Condensed Consolidated Statement of Income
Year ended December 31, 2003

	Historical (Unaudited) (Note 1)	Acquisition of Ableforce (Note 2)	Disposal of Physical Beauty (Note 4)	Pro forma
	HK$'000	HK$'000	HK$'000	HK$'000	US$'000
					@7.8
Operating revenues
Fitness service	258,015	--	(258,015)	--	--
Beauty treatments	181,093	--	(181,093)	--	--
Others	403	--	(403)	--	--
Rental income	--	--	--	--	--
	439,511	--		--	--
Operating expenses
Salaries and commissions	(156,181)	--	156,181	--	--
Rent and related expenses	(155,844)	--	155,844	--	--
Depreciation	(62,618)	(38)	62,618	(38)	--
Other selling and administrative expenses	(103,629)	(175)	103,629	(175)	--
Amortization of lease premium for land	--	(104)	--	(104)	--
	(478,272)	(317)		(317)	--

Loss from operations	(38,761)	(317)		(317)	--

Non-operating income (expenses)
Other income	553	44	(553)	44	--
Interest expenses	(7,329)	(56)	7,329	(56)	--
	(6,776)	(12)		(12)	--

Loss before minority interest and income tax	(45,537)	(329)		(329)	--

Benefit for income taxes	359	--	(359)	--	--

Loss before minority interest	(45,178)	(329)		(329)	--

Minority interest	210	--	(210)	--	--

Net loss	(44,968)	(329)		(329)	-

Other comprehensive income	1	--	(1)	--	--

Comprehensive loss	(44,967)	(329)		(329)	--

Loss per share	(0.45)			(0.01)	(0.00)

Weighted average number of shares of common stock outstanding (in thousands)	10,000			25,329	25,329

See notes to unaudited pro forma condensed consolidated financial statements

Physical Spa & Fitness Inc.
Notes to Unaudited Pro forma Condensed Consolidated Financial Statements

Note 1

These columns reflect the historical results of operations and financial position of the Company. The amounts are based on the unaudited condensed consolidated financial statements of the Company for the nine months ended September 30, 2006 and the audited consolidated financial statements of the Company for the years ended December 31, 2005, 2004 and 2003.

Note 2

These columns reflect the acquisition of Ableforce by the Company. The amounts are based on the historical results of operations and the historical financial position of Ableforce and its subsidiary, Good Partner.

Note 3

The column reflects the repayment of amount due to Mr. Luk as recorded in the books and record of Ableforce.

Note 4

These columns reflect the disposal of Physical Beauty. The amounts are based on the historical results of operations and the historical financial position of Physical Beauty and its subsidiaries.

PHYSICAL SPA & FITNESS INC.

By:	/s/ Ngai Keung Luk
Ngai Keung Luk
Chief Executive Officer

By Order of the Board of Directors

By:	/s/ Ngai Keung Luk
Ngai Keung Luk
Chairman

EXHIBITS

-Exhibit A - Share Exchange Agreement
      Audited financial statements of Good Partner Limited for the period from June 13, 2003 (date of incorporation) to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006

-Exhibit B - Disposal Agreement
-Exhibit C - Opinion of Nuada Limited
-Exhibit D - Financial Statements of Physical Spa & Fitness Inc.
Audited financial statements for the year ended December 31, 2005
Unaudited quarterly financial statements for the nine months ended September 30, 2006
-Exhibit E - Financial Statements of Good Partner Limited
      Audited financial statements of Good Partner Limited for the period from June 13, 2003 (date of incorporation) to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006

EXHIBIT A

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of October 31, 2006, is by and between Physical Spa & Fitness Inc., a Delaware corporation (the “Company”), and Mr. Ngai Keung Luk, a citizen and resident of the Hong Kong SAR of the People’s Republic of China (“Mr. Luk” or the "Seller"), with reference to the following:

W I T N E S S E T H:

A.
The Company desires to acquire from the Seller, and the Seller desires to sell to the Company, all of the Sale Shares in exchange for the issuance by the Company of an aggregate of Twelve Million, (12,000,000) shares (the “Company Shares”) of the Company's common stock, par value $0.001 per share (the “Company Common Stock”), on the terms and conditions set forth below.

B.
The Seller owns 100 % of the shares of the common stock (the “Sale Shares”) of Ableforce International Limited, a British Virgin Islands corporation (“Ableforce”). Ableforce is the parent company holding 100% equity interest of Good Partner Limited (“Good Partner”), a private limited company incorporated in Hong Kong. Good Partner is principally engaged in properties investment in prime location of Hong Kong.

C.
The Company has agreed to transfer, convey and assign, and Mr. Luk has agreed to accept and assume 100% of the shares of the common stock of Physical Beauty & Fitness Holdings Limited, a British Virgin Islands corporation (“Physical Beauty”), representing all the assets and properties and all of the liabilities and obligations of the Company, in each case as the same shall exist on the Closing Date (as defined below); in a transaction that will be consummated immediately after the consummation of the Exchange (as defined below);

D.
The Company has agreed to issue an additional 3,328,070 shares of Company Common Stock as the repayment of the total amount due to Mr. Luk on Ableforce’s (or its wholly owned subsidiary Good Partner’s) books and records as of 30 September 2006.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF SHARES

1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date:

(a) the Company shall issue and deliver to the Seller a total of 15,328,070 authorized but unissued shares of the Company Common Stock; and

(b) the Seller agrees to deliver to the Company, one (1) share of the common stock, par value $1.00 per share, of Ableforce (the “Ableforce Common Stock”), representing 100% of the issued and outstanding shares of the capital stock of Ableforce on a fully diluted basis, along with an appropriately executed stock power endorsed in favor of the Company. (the “Exchange”).

1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Physical Spa & Fitness Inc. at 40/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay Hong Kong on or before December 31, 2006 (the “Closing Date”) at 10:00 A.M. Hong Kong time, or at such other place as the Company and the Seller may agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller as follows:

2.1  Due Organization and Qualification; Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2  No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3  Disposal of Physical Beauty. Immediately after the consummation of the transactions contemplated hereby, the Company shall transfer, convey and assign Physical Beauty to Mr. Luk, representing all the assets and properties and all of the liabilities and obligations of the Company contemplated by the Disposal Agreement to be entered into between the Company and Mr. Luk as set forth in Exhibit A hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Company as follows:

3.1  Title to Shares. The Seller has good and marketable title to the Sale Shares and, upon consummation of the purchase contemplated herein, the Company will acquire from the Seller good and marketable title to the Sale Shares free and clear of all liens and encumbrances.

3.2  Due Authorization. The Seller has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Seller has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.3  No Conflicts or Defaults. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of the Ableforce, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Seller or Ableforce is a party or by which they or any of their assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Seller or Ableforce, or any of its or their assets are subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Seller or Ableforce is a party or by which Seller or Ableforce or any of its or their assets are bound, or (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Seller or Ableforce is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which Seller or Ableforce is a party.

3.4  Purchase for Investment

(a)The Seller is acquiring the Company Shares for investment for the Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)The Seller understands that the Company Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Seller's representations set forth herein. The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.5 Investment Experience. The Seller acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

3.6 Information. The Seller has carefully reviewed such information as the Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of the Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and the Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Seller. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Seller has relied in making an exchange of the Sale Shares for the Company Shares.

3.7 Restricted Securities. The Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. The Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

3.8  Disposal of Physical Beauty. Immediately after the consummation of the transactions contemplated hereby, Mr. Luk shall accept and assume Physical Beauty from the Company, representing all the assets and properties and all of the liabilities and obligations of the Company contemplated by the Disposal Agreement to be entered into between the Company and Mr. Luk as set forth in Exhibit A hereto.

3.9  Organization. Ableforce is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the corporate power to own its properties and to conduct its business as presently conducted.

3.10 Financial Statements. Seller has presented the Company with audited financial statements of Ableforce or its wholly owned subsidiary Good Partner Limited, a Hong Kong corporation, for the years ended December 31, 2004, and 2005. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and fairly present the balance sheet and results of operations of Ableforce for the periods then presented.

3.11 Absence of Certain Changes or Events. Except as set forth in this Agreement, since the date of the most recent balance sheet of Ableforce included in the financial statements delivered pursuant to Section 3.10 hereof:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Ableforce, or (ii) any damage, destruction, or loss to Ableforce materially and adversely affecting the business, operations, properties, assets, or condition of Ableforce;

(b) Ableforce has not: (i) amended its organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Ableforce; (iv) made any material change in their method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) Ableforce has not (i) granted or agreed to grant any rights to purchase its registered capital; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of their material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of Ableforce; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Seller, Ableforce has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Ableforce.

3.12 Title and Related Matters. Except as provided herein or disclosed in the most recent Ableforce financial statements and the notes thereto, Ableforce has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens, mortgages, loans or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Seller, Ableforce’s technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of its businesses as now being conducted or as contemplated.

3.13 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Seller, threatened by or against Ableforce or adversely affecting it, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Seller does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.14 Material Contract Defaults. Ableforce is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of it, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Ableforce has not taken adequate steps to prevent such a default from occurring.

3.15 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Ableforce is a party or to which any of its properties or operations are subject.

3.16 Government Authorizations. Ableforce has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Ableforce of this Agreement and the consummation by Ableforce of the transactions contemplated hereby.

3.17 Compliance With Laws and Regulations. Ableforce has complied with all applicable statutes and regulations of any governmental entity or agency thereof having jurisdiction over it, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of it, or except to the extent that noncompliance would not result in the occurrence of any material liability for Ableforce. To the best knowledge of Seller, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal U.S. securities laws, and the filing of any applications or approvals with governmental entities of the Hong Kong SAR of the People’s Republic of China.

ARTICLE IV
INDEMNIFICATION

4.1  Indemnity of the Company. The Company agrees to defend, indemnify and hold harmless the Seller from and against, and to reimburse the Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

4.2  Indemnity of the Seller. The Seller agrees to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Seller in any document or certificate delivered by the Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

4.3  Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE V
DELIVERIES

5.1  Items to be delivered to the Seller prior to or at Closing by the Company:

(a)certificates representing 15,328,070 shares of the Company’s $.001 par value common stock issued in the denominations as directed by the Seller, duly authorized, validly issued, fully paid for and non-assessable;

(b)copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

(c)a certificate, in form reasonably acceptable to the Seller, signed by an authorized officer of the Company dated the Closing Date, certifying that the representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Company on or prior to the Closing Date shall have been performed and complied with by the Company on or prior to the Closing Date;

(d)any other document reasonably requested by the Seller that it deems necessary for the consummation of this transaction.

5.2  Items to be delivered by the Seller to the Company prior to or at Closing by Seller:

(a)certificate representing the Sales Shares with applicable stock powers;

(b)copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the transfer of the shares hereto;

(c)a certificate, in form reasonably acceptable to the Company, signed by the Seller dated the Closing Date, certifying that the representations and warranties made by the Seller shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Seller on or prior to the Closing Date shall have been performed and complied with by the Seller on or prior to the Closing Date; and

(d)	any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VI
CONDITIONS PRECEDENT

6.1  Conditions Precedent to Closing. The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)   that each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time; and

(b)   that the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

6.2   Conditions to Obligations of the Seller. The obligations of the Seller shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)   the Company shall have paid all of its own costs and expenses associated with this Agreement and the transactions contemplated herein;

(b)   the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

6.3   Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)	The Seller shall have paid all of their own costs and expenses associated with this Agreement and the transactions contemplated herein;

(b)
The Seller shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VII
NO PUBLIC DISCLOSURE

Without the prior written consent of the others, none of the Company or the Seller will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

ARTICLE VIII
TERMINATION

This Agreement may be terminated at any time before or, at Closing, by:

(a)  the mutual agreement of the parties;

(b)  any party if:

      (i)  any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

(ii)	any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

(iii)	the conditions precedents to Closing are not satisfied.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

ARTICLE IX
MISCELLANEOUS

9.1   Survival of Representations, Warranties and Agreements. All representa-tions and warranties and statements made by a party to in this Agreement or in any document or certificate de-livered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

9.2   Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

9.3   Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

9.4    Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Company:

40/F., Tower One, Times Square
1 Matheson Street,
Causeway Bay, Hong Kong
Attn: Ms. Darrie LAM
Telecopy: 852.2573.2930

with a copy to:

Harold H. Martin, Esq.
Martin & Pritchett, P.A.
17115 Kenton Drive,
Suite 202A
Cornelius, North Carolina 28031
Telecopy: 704.895.1528

If to the Seller:

Flat A, 5/F., Mei Foo Sun Chuen
120 Broadway,
Kowloon, Hong Kong
Attn: Mr. Ngai Keung LUK
Telecopy: 852.2890.9484

9.5  Entire Agreement. This Agreement, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any pro-vision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.6  Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

9.7   Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware as applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

9.8   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9  Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

9.10  Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Physical Spa & Fitness Inc.

By: /s/ Darrie Lam
Name: Darrie Lam
Its: Chief Financial Officer

Seller:
NGAI KEUNG LUK
By: /s/ Ngai Keung Luk
Name: Ngai Keung Luk
(In his individual capacity)

EXHIBIT B

DISPOSAL AGREEMENT

THIS AGREEMENT dated October 31, 2006 is made

BETWEEN:--

    (1) PHYSICAL SPA & FITNESS INC., a Delaware corporation whose business address is at 40/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the "Vendor");

      and

    (2) Mr. NGAI KEUNG LUK, whose corresponding address is at Flat A, 5/F., Mei Foo Sun Cheun, 120 Broadway, Kowloon, Hong Kong (the "Purchaser").

WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Disposing Shares subject to the terms and conditions hereinafter set out.

IT IS HEREBY AGREED:--

1. INTERPRETATION

(A) In this Agreement and the Recitals hereto, unless the context otherwise requires:--

"Business day" means a day other than a Saturday on which banks are open for business in Hong Kong;

"Company" means Physical Beauty & Fitness Holdings Limited, details of which are set out in Schedule 1;

"Completion" means the time fixed for completion pursuant to Clause 3(B) and where the context requires also means the performance by the parties of their respective obligations in accordance with the provisions of Clause 3;

"Condition" means the condition set out in Clause 3(A);

"Disposing Shares" means the one share of US$1.00 of the Company which represents the entire issued share capital of the Company;
"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"Share Exchange Agreement" means the agreement of even date between the Vendor and the Purchaser;

"US$" means dollars of the United States of America.

(B) In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

(C) References in this Agreement to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time (if and to the extent that the provisions as amended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment or re-enactment) and shall include any provision of which they are re-enactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions.

(D) References herein to "Clauses" and "Schedules" are to clauses of and schedules to this Agreement respectively and a reference to this Agreement includes a reference to each Schedule hereto.

(E) The headings and table of contents in this Agreement are for convenience only and shall not affect its interpretation.

2. TRANSFER, CONVEYANCE, AND ASSIGNMENT OF THE DISPOSING SHARES

Subject to satisfaction of the Condition, the Vendor as beneficial owner shall transfer, convey, and assign and the Purchaser shall accept and assume of the Disposing Shares (to be completed at Completion pursuant to Clause 3) free from all rights of pre-emption options, liens, claims, equities, charges, encumbrances or third-party rights of any nature and with all dividends, benefits and other rights now or hereafter being attached or accruing thereto as from the date of this Agreement.

3. COMPLETION

(A) Completion of this Agreement is conditional upon the shareholders of the Vendor having approved this Agreement as required under Delaware law and a Definitive Information Statement on Schedule 14C having been filed with the U.S. Securities and Exchange Commission (the “Commission”) and been mailed to shareholders, and twenty days have elapsed since such filing and mailing.

(B) Completion shall take place immediately after the closing pursuant to the Share Exchange Agreement, provided that if closing pursuant to the Share Exchange Agreement does not take place, Completion shall not take place. Completion shall take place at the offices of 40/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong when all (but not part only) of the following businesses set out in sub-clauses (C) and (D) shall be transacted.

(C) The Vendor shall procure that before Completion a board meeting of the Company is held and that at such meeting resolutions are passed to approve of the transfer of the Disposing Shares to the Purchaser or its nominee upon presentation of duly executed transfers.

(D) At Completion:--

(a) the Vendor shall deliver or procure the delivery to the Purchaser of:--

(i) instruments of transfer in respect of the Disposing Shares duly executed by the registered and beneficial owner thereof in favor of the Purchaser and/or its nominee;

(ii) the share certificates in respect of the Disposing Shares;

(iii) certified true copies of any power of attorney or other authority pursuant to which this Agreement and any document referred to in (i) above may have been executed;

(b) the Vendor shall deliver to the Purchaser in respect of the Company:--

(i) the corporate seal, cheque books, chops and all copies of the memorandum and articles of association of the Company;

(ii) the statutory books of the Company duly made up to date and any unissued share certificates and such other records (including all title documents to the assets including financial records) of the Company as may exist;

(iii) all current insurance policies, books and records, title documents of the Company, all contracts to which the Company is a party and such licenses, authorizations and registrations granted to or owned by the Company.

(E) The Purchaser shall not be obliged to complete the purchase of the Disposing Shares or perform any obligations hereunder unless the Vendor complies fully with its obligations under Sub-Clauses (C) and (D).

(F) For avoidance of doubt, this Agreement shall automatically terminate if the Share Exchange Agreement is terminated and the parties shall in such event be released from all their obligations hereunder and shall have no claims against each other for such termination.

4. SET-OFF

The parties agree that upon Completion, the Vendor shall be deemed to be released from all assets and properties of the Company; and all liabilities and obligations of the Vendor relating to the Company.

5. CLAIMS

(A) The Vendor hereby waives and agrees to waive all claims which it may have against the Company or in respect of any assets of the Company.

(B) For the purpose hereof "Claims" means any and all rights and claims, contingent or otherwise and whether or not known to the parties or any of them, which the Vendor and may have against the Company subsisting at or before Completion, together with any such rights or claims arising out of any events or omissions at or before Completion.

6. THE PURCHASER INDEMNITY

It is being understood that the Purchaser is fully familiar with the operation of the Company. The Purchaser shall indemnify and hold harmless the Vendor (i) from any obligation and liabilities arising from this transaction, and (ii) any claim by or any obligation or liability to any third party arising out of or in relation to the Company or any assets of the Company, whether known or unknown, actual or contingent, to the extent the same are arisen on or before the closing under the Share Exchange Agreement, provided that notice of any claim under this Clause 6 by the Vendor must be delivered by the Vendor to the Purchaser within 2 years from Completion.

7. TAX INDEMNITY

(A) Subject to other provisions of this clause, the Purchaser hereby covenants with and undertakes to indemnify and keep indemnified the Vendor against any loss and liability suffered by the Vendor and costs and expenses reasonably incurred as a result of or in connection with any claim by any fiscal authorities falling on the Vendor resulting from or by reference to or arising out of the Disposing and purchase of the Disposing Shares herein.

(B) If the Vendor shall become aware of a claim relevant for the purpose of this clause the Vendor shall forthwith give written notice thereof to the Purchaser at the address given in this Agreement (or such other address or addresses as the Purchaser may from time to time notify the Vendor for the purpose of this Agreement) and shall take such action as the Purchaser may reasonably request and at the costs of the Purchaser to avoid, resist or compromise any such claim.

(C) The liabilities of the Purchaser under this clause shall cease after 24 months from Completion except in respect of matters which have been the subject of a bona fide written claim made within the said period by the Vendor to the Purchaser.

8. ANNOUNCEMENTS AND CONFIDENTIALITY

(A) Each of the parties hereby undertakes to the other that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to their respective professional advisers, or when required by law, or to their respective officers or employees whose province it is to know the contents of this Agreement or the negotiations in respect thereof and that it will not, at any time after Completion, divulge or communicate to any person other than to their respective professional advisers, or when required by law or to their respective officers or employees whose province it is to know, any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may be within or may come to its knowledge and that it shall prevent the publication or disclosure of any such confidential information concerning such matters provided that the parties' obligations under this Sub-Clause (A) shall cease and determine upon Completion.

(B) No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to relevant law or statutory requirements. Any announcement by either party required to be made pursuant to any relevant law or statutory requirements shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

9. NOTICES

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent by post or airmail or by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):-

To the Purchaser:

Flat A, 5/F., Mei Foo Sun Chuen
120 Broadway,
Kowloon, Hong Kong
Fax Number: 852.2890.9484
Attention: Mr. Ngai Keung Luk

To the Vendor:

40/F., Tower One, Times Square
1 Matheson Street,
Causeway Bay, Hong Kong
Fax Number: 852.2573.2930
Attention: Ms. Darrie Lam

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, 3 business days after the date of dispatch, and (b) if given or made by fax, when dispatched.

10. MISCELLANEOUS

(A) The provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

(B) If at any time one or more provisions hereof is or becomes invalid, illegal unenforceable or incapable of performance in any respect under the laws of any relevant jurisdiction, the validity, legality, enforceability or performance in that jurisdiction of the remaining provisions hereof or the validity, legality, enforceability or performance under the laws of any other relevant jurisdiction of these or any other revisions hereof shall not thereby in any way be affected or impaired.

(C) Time shall be of the essence of this Agreement.

(D) Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

(E) This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by any party without the written consent of the other party.

(F) This Agreement sets forth the entire agreement and understanding between the parties or any of them in relation to the Disposing and purchase of the Disposing Shares the other transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

(G) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and each of which shall be binding on and enforceable against the party who shall have executed it.

(H) No variation or amendment to or waiver of any of the provisions of this Agreement shall be valid or effective unless in writing and signed by or on behalf of each party.

(I) Each of the parties to this Agreement shall cooperate with the other and shall execute and deliver to the other such other instruments and documents and take such other action as may reasonably be requested from time to time by that other party in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

11. GOVERNING LAW AND JURISDICTION

(A) This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of Hong Kong in connection herewith.

(B) The submission to the jurisdiction of the courts of Hong Kong shall not (and shall not be construed so as to) limit the right of either of the parties hereto to take proceedings against the other in any court of competent jurisdiction nor shall the taking of proceedings by either of the parties hereto in any one or more jurisdictions preclude it from taking proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Physical Spa & Fitness Inc.
(The Vendor)

By: /s/ Ngai Keung Luk
Names: Ngai Keung Luk
Its: Chairman and CEO

Ngai Keung Luk
(The Purchaser)

By: /s/ Ngai Keung Luk
(In His Individual Capacity)

SCHEDULE 1

1. Company Name: Physical Beauty & Fitness Holdings Limited

2. Place of Incorporation: British Virgin Islands

3. Date of Incorporation: March 8, 1996
Certificate Number: 178099

4. Registered Office: TrustNet Chambers
             P.O. Box 3444, Road Town
             Tortola, British Virgin Islands

5. Directors: Ngai Keung Luk

6. Share Capital: Authorised: US$50,000 (50,000 shares of US$ 1.00 each)
         Issued:   1 share of US$1.00

7. Shareholders: Physical Spa & Fitness Inc.

EXHIBIT C

Nuada Limited	7th Floor, New York House 60 Connaught Road Central Hong Kong Telephone: 2544-9938 Facsimile: 2544-0023
Corporate Finance Advisory

FAIRNESS OPINION

OCTOBER 31, 2006

PRIVATE AND CONFIDENTIAL

The Directors
Physical Spa & Fitness Inc.
40/F., Tower One, Times Square,
1, Matheson Street,
Causeway Bay, Hong Kong
Attn: Mr. Darrie Lam

Dear Directors:

RE: PHYSICAL SPA & FITNESS INC.

1. INTRODUCTION

Physical Spa & Fitness Inc. (the “Company”) was incorporated on September 21, 1988 in the state of Delaware. The Company has an authorized capital of 100 million shares of common stock with a par value of US$0.001 each. Approximately 80% of the Company’s issued and outstanding common stock is held by Mr. Ngai Keung Luk ("Mr. Luk"). The Company is a United States public company with the share price of its common stock being quoted on the National Association of Securities Dealers Automated Quotations Over-the-Counter Bulletin Board.

The Company and its subsidiaries (hereinafter referred to as the “Group”), has been an established commercial operator of spa and fitness centers in Hong Kong and China since 1986. On October 31, 2006, the Company and Mr. Luk entered into a share exchange agreement (the “Agreement”) with reference to the following:

a. The Company agrees to issue 12,000,000 shares of the Company’s common stock to Mr. Luk in exchange for the entire issued share capital of Ableforce International Limited (“Ableforce”), a private limited company incorporated in British Virgin Islands and it’s wholly owned by Mr. Luk (the “Share Exchange”). Ableforce is the parent company holding 100% equity interest of Good Partner Limited (“Good Partner”), a private limited company incorporated in Hong Kong. Good Partner is principally engaged in properties investment and currently owns five real estate properties situated in the prime location of Hong Kong.

b. The Company will assign its 100% equity interest of Physical Beauty & Fitness Holdings Limited, a wholly owned subsidiary of the Company (“Physical Beauty”), representing all assets and properties and all of the liabilities and obligation of the Company to Mr. Luk (the “Disposal”), which shall be consummated immediately after the consummation of the Share Exchange. Physical Beauty has directly and indirectly interests in various subsidiaries operating spa and fitness centers. After the completion of the Disposal, the Group ceased to engage in operation of spa and fitness centers.

c. The Company agrees to issue an additional 3,328,070 shares of common stock as the repayment of the total amount due to Mr. Luk on Ableforce’s (or its wholly owned subsidiary Good Partner’s) books and record as of September 30, 2006.

After the completion of the Share Exchange, Mr. Luk will own approximately 92% of the outstanding shares of the common stock of the Company, and the Company will own 100% equity interest of Ableforce. The principal activity of the Group will then change from operating spa and fitness centers to properties investment.

In accordance with our engagement letter dated 16 October 2006, we are requested to give an opinion as to whether the transaction pursuant to the Share Exchange and the Disposal is fair, from a financial point of view, to the existing shareholders of the Company.

In arriving at the opinion set forth below, we have, among other things:

(i) Reviewed the audited consolidated financial statements of the Company for the three years ended December 31, 2003, 2004, and 2005, and the audited financial statements of Good Partner for the year ended 31 December 2005;

(ii) Reviewed the quarterly reports of the Company for the quarters ended March 31, 2005, June 30, 2006 and the draft of the quarterly report for the quarter ended September 30, 2006;

(iii) Reviewed the management account of Good Partner for the nine months ended September 30, 2006;

(iv) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Ableforce and the Company concerning their respective business and prospects;

(v) Conducted discussions with members of senior management of Ableforce and the Company concerning their respective business and prospects;

(vi) Considered the pro forma effect of the Share Exchange and the Disposal;

(vii) Reviewed the draft of the Company's Proxy Statement; and

(viii) Compared the results of operations of Ableforce with that of certain companies which we deemed to be reasonably similar to Ableforce.

In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Ableforce and the Company, and we have not independently verified such information or undertaken an independent appraisal of the assets of Ableforce and the Company.

2.	BASIS OF OUR OPINION

In arriving at the opinion set forth below, we have performed several analyses, including analysis of pro forma financial statements and analysis of discounted cash flows valuation. Our findings are set out below:

a. Pro forma financial statements

We have prepared a pro forma consolidated balance sheet and pro forma consolidated statement of operations (the "Pro Forma") of the Group, as of and for the three years ended December 31, 2003, 2004, and 2005, as if the proposed transactions that stipulated in the Agreement took effect from January 1, 2003.

A summary of the pro forma financial statements and the historical audited consolidated financial statements of the Company is as follows:

CONSOLIDATED BALANCE SHEETS
As of December 31, 2005
(in HK$ ‘000, except for per share figures)

	PRO FORMA	HISTORICAL

Current assets	32	74,464
Current liabilities	1,104	204,299
Net current liabilities	(1,072)	(129,835)
Total tangible assets	11,924	251,750
Net tangible assets (liabilities)	2,058	(17,600)
Net current liabilities per share (HK$ per share)	(0.04)	(12.98)
Total tangible assets per share (HK$ per share)	0.47	25.18
Net tangible assets (liabilities) per share (HK$ per share)	0.08	(1.76)
Number of common shares (note)	25,328,070	10,000,000

Note:

Number of common shares for the pro forma balance sheet is based on the number of common share as at December 31, 2005 adjusted for the number of common shares to be issued pursuant to the Agreement.

According to the result of the Pro Forma, after consummation of the Share Exchange and the Disposal, the scale of the assets and liabilities will be significantly reduced. The reduction in both assets and liabilities will transform the current net tangible liabilities position of HK$17.6 million of the Group into pro forma net tangible assets of HK$2.1 million. Although the Group may still experience liquidity risk after the completion of the Share Exchange which is reflected by its net current liabilities position of HK$1.1 million, but it has significantly improved from an inferior situation of net current liabilities of HK$129.8 million.

From the per share ratios, we reveal similar results. Net tangible assets per share and net current liabilities per share of the Pro Forma are significantly less than the Group’s historical ratio, changing from 25.18 to 0.47 and negative 12.98 to negative 0.04, respectively. The most important observation from the result of the Pro Forma is that, shareholders of the Company now enjoy a net tangible assets value of HK$0.08 per share, rather than bearing a net liability of HK$1.76 per share.

We understand that the magnitude of the assets after the completion of the Share Exchange and the Disposal will significantly be reduced and we know that performing assets are the primary engine to generate future revenue, lower level of contributing assets will significantly diminish the future profit generating ability. As a result, a comparison on the future profitability of Physical Beauty and Ableforce should be carried out.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED DECEMBER 31,
	2003		2004		2005
	PRO FORMA	HISTORICAL (note a)	PRO FORMA	HISTORICAL (note b)	PRO FORMA	HISTORICAL
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

Operating revenue	N/A	439,511	--	503,564	--	444,416
(Loss) income before income taxes and minority interests	N/A	(45,537)	(941)	1,897	(911)	(59,002)
(Loss) income before minority interests	N/A	(45,178)	(941)	1,329	(911)	(56,800)
Net (loss) income	N/A	(44,968)	(941)		(911)	(55,946)
(Loss) earning per share (HK$ per share)	N/A	(4.50)	(0.04)	0.14	(0.04)	(5.59)
Number of shares of common stock outstanding (note c)	N/A	10,000,000	25,328,070	10,000,000	25,328,070	10,000,000

Notes:
(a) Good Partner was incorporated in June 2003 and the result for the year ended December 31, 2003 is considered insignificant.
(b) Pro forma result for the year ended December 31, 2004 representing the result of Good Partner for the period from June 13, 2003 to December 31, 2004.
(c) Number of common shares for the pro forma balance sheet is based on the number of common share as at December 31, 2005 adjusted for the number of common shares to be issued pursuant to the Agreement

According to the results of the Pro Forma figures, net loss of approximately HK$0.9 million was noted for each of the two years ended December 31, 2004 and 2005, while for the Group’s historical result, net income for the year ended December 31, 2004 was HK$1.3 million and net loss for the years ended December 31, 2003 and 2005 were HK$45.0 million and HK$55.9 million, respectively.

The spa and fitness market is a very competitive market in the region, with costs of operation relatively fixed. These fixed costs are mainly rental and depreciation of machinery and equipment, and they are reflected in the historical results. Net income for the years ended 2003, 2004, and 2005 were somehow quite fluctuated, with 2004’s of approximately HK$1.3 million, but net losses of HK$45.0 million and HK$55.9 million for 2003 and 2005, respectively. The competition of the spa and fitness market will be more vigorous, it may not be possible for the Group to further increase its revenue without additional capital expenditure on new equipment. Furthermore, the useful life of the fitness machinery and equipment is around 5 to 10 years, increase in repairs and maintenance costs and the expected future replacement will also increase pressure to the future profitability of the Group.

No revenue was generated from the Pro Forma for the each of the two years ended December 31, 2004 and 2005, since the operation of Good Partner was not started and the net loss is primarily contributed by general and administrative expenses. In order to have a better understanding on the future profitability of Good Partner, we have reviewed the management accounts of Good Partner for the nine months ended September 30, 2006, summary of the results are set out as follows:

HK$’000
Rental income	565
Depreciation	224
Administrative expenses (including depreciation)	258
Finance costs	437
Net loss	354

Net loss of HK$0.4 million is still noted for the nine-month period ended September 30, 2006, but it is slightly improved when comparing with net loss of HK$0.9 million each of the two years ended December 31, 2004 and 2005. Good Partner has started to rent out all properties during the nine-month period ended September 30, 2006. Although Good Partner is experiencing net loss, we believe that the situation will be improved upon the completion of the Share Exchange due to the following factors:

(v)	Improvement in rental income

As mentioned above, appreciation of properties value will lead to rental income adjustment. We have reviewed the tenancy contracts signed by Good Partner and its tenants, total monthly rental for all the properties is approximately HK$70,000 per month and fixed for 2 years. After the expiration of the tenancy contracts, rental of each premise can be adjusted. We expect that the rental income could be increased by as much as 10% per annum in the next two tenancy periods and remain constant growth in perpetuity.

(vi)	Revaluation of properties

As investment properties are carried at revaluated amount in accordance with Good Partner’s accounting policy, we have obtained the recent transaction price of the similar properties in the same district, and our estimated revaluation gain as of September 30, 2006 would be approximately HK$4.5 million. Unlike machinery and equipment in the spa and fitness market, properties have less depreciation risk, less repairs and maintenance costs, no necessities for replacement, and have upward price appreciation potential. All these advantage should add value to the shareholders.

(vii)	Reduction in finance costs

Finance costs of Good Partner mainly represented interest expenses for mortgage loans (“Loans”) used to finance the purchase of properties. We have reviewed the repayment schedules of the Loans, the maturity of the Loans is approximately 10 years and periodic repayments include both principal and interest portions. We expect that the periodic loan repayments continue to reduce the outstanding principal amounts, the finance costs of the Good Partner will be reduced gradually in the following ten years.

(viii)	Stable fixed administrative costs

The general and administrative costs of Good Partner are mainly government rent and rate, management fee and other office administrative expenses. We do not expect that there will be significant changes in the costs structure in the following years.

b. Discounted Cash Flow valuation

We have performed a discounted cash flow valuation of Good Partner in order to estimate the market price of the Company upon completion of the Share Exchange and the Disposal. Our finding is summarized as follows:.

Major assumptions on cash flow forecast:

(viii)
After the termination of the current tenancy agreements in 2008, tenancy agreements will be renewed simultaneously for another 2 years. No vacant time for any properties of Good Partner is assumed. Rental income will grow by 10% per annum for the next two tenancy periods and remain constant growth in perpetuity. The increase in rental income reflects the price adjustment on the tenancy agreements as a result of properties value appreciation. After four years, we assumed that the potential for properties value appreciation is limited and the rental income will be stabilized;

(ix)	Good Partner is able to repay the Loans in accordance with the predetermined loan repayment schedule;

(x)	Finance costs fall gradually upon the repayment of the principal of the Loans and interest rate is assumed to be constant;

(xi)	Other administrative expenses, mainly government rent and rate, management fee and office administrative expenses are assumed to be constant forever;

(xii)	After full repayment of the Loans, no additional loan is required;

(xiii)	Profit of Good Partner is taxed under Hong Kong Profits Tax at a current rate of 17.5%. No change in future tax rate is assumed; and

(xiv)
Discontinuing a loss making business engaged by Physical Beauty allows the Group to reduce future cash outflow. The expected cash outflow from Physical Beauty is estimated to be HK$1 million per annum.

Major assumption on discounted rate:

We have computed the discounted rate by using Capital Asset Pricing Model (“CAPM”). The inputs of CAPM are mainly financial data obtained from the public market. Since Good Partner is not a listed company, we have estimated the input of CAPM of Good Partner by reference to the companies principally engaged in similar businesses with Good Partner, and are listed Hong Kong companies. We consider that companies with similar principal activities and listing in Hong Kong provide a more adequate and reliable basis for our assessment.

After incorporating the capital structure of Good Partner and adjusting the country and liquidity premium, the discounted rate of Good Partner is assumed to be 11.5%.

Result of CAPM

We have performed the cash flow projection analysis and computed the discounted rate according to the abovementioned assumptions for discounting the projected cash flow using the estimated discounted rate. We estimated that the net present value of Good Partner after the completion of the Share Exchange and the Disposal is approximately HK$16.0 million.

Market price of the Company as of October 31, 2006 is US$0.18 per share, or converted into a market capitalization of HK$14.0 million. Based on our estimation of the net present value, there is a premium of HK$2.0 million resulting from the Share Exchange and the Disposal adding to the existing shareholders.

3. CONCLUSION

a.
Based on the review of the information and documents provided, in our opinion, the consideration to be received by the Company pursuant to the Share Exchange and the Disposal was fair, from a financial point of view, to the existing shareholders of the Company.

b.
We have tried to apply objective measures of value in rendering our opinion. However, such a value is based necessarily on certain subjective interpretation of other value. We understand that we are not obligated to revise our opinion due to events and fluctuating economic conditions occurring subsequent to the date of this opinion.

c.	We hereby consent to the use of this opinion in the Proxy Statement.

Yours faithfully
For and on behalf of
Nuada Limited

By: /s/ Bernard Chan
Name: Bernard Chan
Title: Director

EXHIBIT D

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
PHYSICAL SPA & FITNESS INC.

We have audited the accompanying consolidated balance sheets of Physical Spa & Fitness Inc. (a Delaware Corporation) and its subsidiaries (the "Company") as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 and the results of its operations and cash flows for each of the three years in the period ended December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 (b) to the financial statements, the Company had a negative working capital and capital deficiency as of December 31, 2005 and incurred loss for the year then ended, which raised substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3 (b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MOORES ROWLAND MAZARS
CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong

Date: April 17, 2006

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

		YEAR ENDED DECEMBER 31
	NOTE	2005	2005	2004	2003
		US$	HK$	HK$	HK$

OPERATING REVENUES		56,976	444,416	503,564	439,511
Salaries and commissions		(20,758)	(161,910)	(162,450)	(156,181)
Rent and related expenses		(21,278)	(165,968)	(163,201)	(155,844)
Depreciation		(7,466)	(58,234)	(63,327)	(62,618)
Other selling and administrative expenses		(14,658)	(114,338)	(107,177)	(103,629)

Total operating expenses		(64,160)	(500,450)	(496,155)	(478,272)

(LOSS) INCOME FROM OPERATIONS		(7,184)	(56,034)	7,409	(38,761)

NON-OPERATING INCOME (EXPENSES)
Other income, net		87	678	596	553
Interest expenses		(467)	(3,646)	(6,108)	(7,329)

Total non-operating expenses		(380)	(2,968)	(5,512)	(6,776)

(LOSS) INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS		(7,564)	(59,002)	1,897	(45,537)

Benefit (Provision) for income taxes	8	282	2,202	(568)	359

(LOSS) INCOME BEFORE MINORITY INTERESTS		(7,282)	(56,800)	1,329	(45,178)

Minority interests		109	854	65	210

NET (LOSS) INCOME		(7,173)	(55,946)	1,394	(44,968)

Other comprehensive income (loss)
Foreign currency translation		84	664	(1)	1

COMPREHENSIVE (LOSS) INCOME		(7,089)	(55,282)	1,393	(44,967)

(Loss) Earnings per share of common stock - Basic		(0.72)	(5.59)	0.14	(4.50)

Number of shares of common stock outstanding		10,000,000	10,000,000	10,000,000	10,000,000

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

			AS OF DECEMBER 31
	NOTE		2005	2005	2004
			US$	HK$	HK$
ASSETS

CURRENT ASSETS
Cash and bank balances			318	2,484	1,625
Marketable securities, collateralized	4		198	1,540	--
Trade receivables			1,657	12,925	4,006
Other receivables			1,048	8,173	7,334
Rental and utility deposits			4,037	31,486	31,821
Prepayments to vendors and suppliers and other current assets			1,440	11,235	2,482
Inventories	3(c	)	576	4,492	5,873
Income taxes recoverable			273	2,129	2,041
TOTAL CURRENT ASSETS			9,547	74,464	55,182

Marketable securities, collateralized	4		351	2,740	4,280
Bank deposits, collateralized			1,181	9,213	11,523
Due from a stockholder	12(d	)	1,215	9,480	9,480
Prepayments for construction-in-progress			--	--	11,835
Property, plant and equipment, net	5		19,981	155,853	187,892

TOTAL ASSETS			32,275	251,750	280,192

LIABILITIES AND STOCKHOLDERS'(DEFICIT) EQUITY

CURRENT LIABILITIES
Short-term bank loans	6		1,079	8,415	14,473
Long-term bank loans - current portion			--	--	638
Trade payables			470	3,669	4,549
Other payables	9		5,950	46,604	56,136
Obligations under capital leases - current portion	10		37	286	716
Deferred income - current portion			17,309	135,008	117,526
Deferred liabilities - current portion			358	2,795	5,745
Income taxes payable			18	141	214
Taxes other than income	8		972	7,581	6,570
TOTAL CURRENT LIABILITIES			26,193	204,299	206,567

Deferred income - non-current portion			6,779	52,878	18,748
Deferred liabilities - non-current portion			756	5,898	7,983
Obligations under capital leases - non-current portion	10		15	119	--
Deferred taxation			--	--	2,202
Minority interests			789	6,156	7,010

COMMITMENTS AND CONTINGENCIES	8 & 11

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, par value of US$0.001 each, 100 million shares of stock authorized; 10 million shares of stock issued and outstanding			10	78	78
Cumulative translation adjustments			105	825	161
Accumulated (losses) profits			(2,372)	(18,503)	37,443
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY			(2,257)	(17,600)	37,682

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY			32,275	251,750	280,192

APPROVED AND AUTHORIZED FOR ISSUE BY THE BOARD OF DIRECTORS ON

DIRECTOR                          DIRECTOR

The financial statements should be read in conjunction with the accompanying notes.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share and per share data)

	YEAR ENDED DECEMBER 31,
	2005	2005	2004	2003
	US$	HK$	HK$	HK$

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(7,173)	(55,946)	1,394	(44,968)

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Minority interests	(109)	(854)	(65)	(210)
Depreciation	7,466	58,234	63,327	62,618
Loss on disposal of property, plant and equipment	474	3,694	631	148
Changes in working capital:
Trade receivables	(1,143)	(8,915)	4,932	(3,266)
Deposits, prepayments and other current assets	(1,072)	(8,363)	5,740	(4,007)
Inventories	177	1,381	(1,881)	(879)
Due to a related company	--	--	--	(3,515)
Trade and other payables	(1,390)	(10,844)	(31,660)	19,099
Deferred income	6,589	51,396	16,434	36,697
Deferred liabilities	(646)	(5,035)	(3,973)	4,912
Income taxes (recoverable) payable	(21)	(161)	561	(6,152)
Taxes other than income	27	214	(119)	(342)
Deferred taxation	(282)	(2,202)	(544)	(1,847)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,897	22,599	54,777	58,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepayments for construction-in-progress	--	--	(11,835)	1,690
Acquisition of property, plant and equipment	(2,102)	(16,391)	(27,066)	(44,359)
Acquisition of marketable securities	--	--	(990)	(1,750)
Sales proceeds from disposal of marketable securities	--	--	--	3,114
Sales proceeds from disposal of property, plant and equipment	1	6	3	374
Decrease in bank deposits, collateralized	296	2,310	1,580	237
Due from a stockholder	--	--	1	1,474
NET CASH USED IN INVESTING ACTIVITIES	(1,805)	(14,075)	(38,307)	(39,220)

CASH FLOWS FROM FINANCING ACTIVITIES:
Settlement of short-term bank loans	(893)	(6,968)	(4,700)	--
Proceeds from short-term bank loans	104	810	4,700	1,839
Proceeds from long-term bank loans	--	--	--	2,500
Repayment of long-term bank loans	(82)	(638)	(11,134)	(12,980)
Capital element of capital lease rental payments	(113)	(883)	(5,516)	(9,958)
NET CASH USED IN FINANCING ACTIVITIES	(984)	(7,679)	(16,650)	(18,599)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	108	845	(180)	469

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	208	1,625	1,806	1,336

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2	14	(1)	1

CASH AND CASH EQUIVALENTS AT END OF YEAR, REPRESENTED BY CASH AND BANK BALANCES	318	2,484	1,625	1,806

The financial statements should be read in conjunction with the accompanying notes.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
(Amounts in thousands, except share and per share data)

	COMMON STOCK		ACCUMULATED PROFIT LOSSES	CUMULATIVE TRANSLATION ADJUSTMENTS	TOTAL
	NUMBER	HK$	HK$	HK$	HK$	US$

Balance as of January 1, 2003	10,000,000	78	81,017	161	81,256	10,418

Net loss	--	--	(44,968)	--	(44,968)	(5,765)
Foreign currency translation adjustment	--	--	--	1	1	--

Balance as of December 31, 2003	10,000,000	78	36,049	162	36,289	4,653

Net income	--	--	1,394	--	1,394	179
Foreign currency translation adjustment	--	--	--	(1)	(1)	--

Balance as of December 31, 2004	10,000,000	78	37,443	161	37,682	4,832

Net loss	--	---	(55,946)	--	(55,946)	(7,173)
Foreign currency translation adjustment	--	--	--	664	664	84

BALANCE (DEFICIT) AS OF DECEMBER 31, 2005	10,000,000	78	(18,503)	825	(17,600)	(2,257)

The financial statements should be read in conjunction with the accompanying notes.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share data)

NOTE 1  ORGANIZATION AND PRINCIPAL ACTIVITIES

Physical Spa & Fitness Inc. ("Physical") was incorporated on September 21, 1988 under the laws of the United States of America. Physical was incorporated with authorized share capital of 100 million common stocks with par value of US$0.001 each. 80% of Physical's issued and outstanding common stocks were held by a stockholder (the "Principal Stockholder"). Physical is a U.S. public company listed on the National Association of Securities Dealers Automated Quotations Over-the-Counter Bulletin Board.

Physical Beauty & Fitness Holdings Limited ("Physical Holdings") was incorporated on March 8, 1996 under the laws of the British Virgin Islands ("BVI") with a capital of one common stock being held by Physical. Physical Holdings has interests in various companies ("Operating Subsidiaries") operating fitness and beauty centres ("Fitness Centres") and other related businesses in Hong Kong, Macau and the People's Republic of China ("PRC"). During the years ended December 31, 2005, 2004 and 2003, Physical also operates Fitness Centres in the PRC through a Sino-foreign joint venture ("JV") established in the PRC. In the opinion of the directors, Physical is able to govern and control the financial and operating policies and the board of directors of the JV. Therefore, the JV has been accounted for as a subsidiary.

Detailed information in connection with the JV is as follows:

•
Dalian Physical Ladies' Club Co., Ltd. ("the Dalian JV") is a Sino-foreign equity JV established on April 11, 1995 in Dalian, the PRC. The total registered capital of the Dalian JV was Renminbi ("RMB") 10 million. The JV period is 12 years from the date of issue of the business license on April 11, 1995. Physical, through its subsidiary, holds a 90% equity interest in the Dalian JV and the\ profits or losses of the Dalian JV are to be shared by the venturers in proportion to their equity interests in the JV.

The fitness and beauty centre operated under the Dalian JV was closed in September 2005. Since then, the Dalian JV has remained dormant.

Physical, Physical Holdings, the Operating Subsidiaries and JV are collectively referred to as the "Company".

NOTE 2  BASIS OF PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The financial statements are presented in Hong Kong dollars which is the Company's functional currency because the Company's operations are primarily located in Hong Kong. For illustrative purposes, the exchange rate adopted for the presentation of financial information as of and for the year ended December 31, 2005 has been made at HK$7.8 to US$1.00. No representation is made that the HK$ amount could have been, or could be, converted into United States Dollars at that rate on December 31, 2005 or at any other date.

NOTE 3  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial information of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated on consolidation.

b) PREPARATION OF FINANCIAL STATEMENTS
The Company had negative working capital of HK$129,835 and HK$151,385 as of December 31, 2005 and 2004 and incurred losses of HK$55,946 and and HK$44,968 for the years ended December 31, 2005 and 2003 respectively. In addition, the Company had accumulated losses and deficit in stockholders' equity of HK$18,503 and HK$17,600 respectively as of December 31, 2005. These conditions raised substantial doubt about the Company's ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon attaining profitable operations in the future, exercising tight cost and cash flow controls measures, and obtaining additional banking facilities and adequate finance as and when required. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Principal Stockholder has undertaken to make available adequate funds to the Company as and when required to maintain the Company as a going concern. In addition, the negative working capital as of December 31, 2005 was mainly because of the non-cash items including deferred income and deferred liabilities of HK$187,886 and HK$8,693 respectively while the loss for the year then ended was mainly attributable to the depreciation expense of HK$58,234. Having excluded these non-cash items and taken into consideration the undertaking provided by the Principal Stockholder, management believes that the Company will be able to settle its liabilities when they come due. As a result, the financial statements have been prepared in conformity with the principles applicable to a going concern.

c) INVENTORIES

Inventories, mainly comprise beauty products for treatment and sale, are stated at the lower of cost and net realizable value. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the first-in, first-out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Inventories are consisted of the following:

	AS OF DECEMBER 31
	2005	2005	2004
	US$	HK$	HK$

Beauty products for treatment	358	2,789	4,077
Beauty products for sale	218	1,703	1,756
Health food for sale	--	--	40
	576	4,492	5,873

d) MARKETABLE DEBT AND EQUITY SECURITIES

Debt securities and equity securities designated as available-for-sale, whose fair values are readily determinable, are carried at fair value with unrealized gains or losses included as a component of accumulated other comprehensive income, net of applicable taxes. Debt and equity securities classified as trading securities are carried at fair value with unrealized gains or losses included in income. Debt securities that are expected to be held-to-maturity are carried at amortized cost. Individual securities classified as either available-for-sale or held-to-maturity are reduced to net realizable value by a charge to income for other than temporary declines in fair value. Realized gains and losses are determined on the average cost method and are reflected in income.

e) PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment loss.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the assets have been put into operation, such as repair and maintenance expenses, is normally recognized as an expense in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method at the following rates per annum:

Leasehold land held under long-term lease	Over the lease term
Buildings	20 to 50 years
Leasehold improvements	Over the lease term
Machinery and equipment	5 to 10 years
Furniture and fixtures	5 years
Computers	4 to 5 years
Motor vehicles	4 to 5 years

The Company recognizes an impairment loss on property, plant and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

f) TRADE RECEIVABLES

Trade receivables are recorded at original invoice amount. Trade credit is generally granted on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible amounts. No such allowance was made as of December 31, 2005 and 2004 as there were no uncollectible amounts for the two years then ended. The Company generally does not require collateral for trade receivables.

g) CASH EQUIVALENTS

The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents.

h) REVENUE RECOGNITION

Revenue represents service income in connection with the provision of physical fitness and beauty treatment services and other related income, net of the related sales tax, if any. The non-refundable admission fee is recognized as revenue over a seven-month period which is the estimated duration. Monthly dues, service income and other related income are recognized as revenue when services are rendered. Life membership fee is recognized as income over the estimated service period of twenty years.

i) DEFERRED INCOME

Deferred income represents unamortized non-refundable admission fees and service fees billed but for which the related services, or portion of the services, have not yet been rendered by the balance sheet date.

j) CAPITAL LEASES

Leases that substantially transfer to the Company all the rewards and risks of ownership of assets, other than legal title, are accounted for as capital leases.

Property, plant and equipment held under capital leases are initially recorded at the present value of the minimum lease payments at the inception of the leases, with equivalent liabilities categorized as appropriate under current or non-current liabilities.

Depreciation is provided on the cost of the assets on a straight-line basis over their estimated useful lives as set out in Note 3(e) above. Finance charges implicit in the purchase payments are charged to the statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

k) OPERATING LEASES

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are recorded in the statement of operations on a straight-line basis over the lease term.

l) DEFERRED LIABILITIES

Deferred liabilities represent the benefit arose from the rent-free period of the operating leases. The deferred liabilities are amortized within the lease term, and the amortization is recorded in the statement of operations.

m) INCOME TAXES

Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in the various places of operations.

The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statements bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

n) FOREIGN CURRENCY TRANSLATION

The Company maintains its accounting books and records in Hong Kong Dollars ("HK$"), except for a PRC subsidiary, the JV and a Macau subsidiary which maintain their accounting books and records in RMB and Macau Pataca respectively. Foreign currency transactions during the year are translated to HK$ at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at year end are translated at the approximate rates of exchange ruling at the balance sheet date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statements of operations.

On consolidation, the financial statements of the PRC subsidiary, the JV and the Macau subsidiary are translated into HK$ using the closing rate method, whereby the balance sheet items are translated into HK$ using the exchange rates at the respective balance sheet dates. The share capital and accumulated (losses) profits are translated at exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.

All exchange differences arising on consolidation are recorded within equity.

o) RELATED PARTIES

Parties are considered to be related if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests, those parties are related parties. Another party is also a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. Related parties include an enterprise and its principal owners, management or members of their immediate families.

p) COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with SFAS No. 130 "Reporting Comprehensive Income". Accumulated other comprehensive income (loss) represents exchange translation adjustments and is included in the stockholders' equity section of the balance sheet.

q) (LOSS) EARNINGS PER SHARE

Basic (loss) earnings per share exclude dilution and are computed by dividing (loss) earnings available to common stockholders by the weighted average number of common shares outstanding for the periods.

Diluted (loss) earnings per share are computed by dividing (loss) earnings available to common stockholders by the weighted average number of common shares outstanding adjusted to reflect potentially dilutive securities. There were no potentially dilutive securities outstanding during any of the years and, accordingly, basic and diluted (loss) earnings per share are the same.

r) USES OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual amounts could differ from those estimates.

s) ADVERTISING AND MARKETING COSTS

All advertising and marketing costs are expensed off in the period in which those costs are incurred or the first time the advertising takes place.

t) RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"). This statement provides investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". Public entities (other than those filing as small business issuers) will be required to apply this statement as of the first interim or annual reporting period that begins after June 15, 2005. In March 2005, the SEC have published Staff Accounting Bulletin No. 107, "Share-Based Payment," ("SAB No. 107") to give public entities guidance in applying the provisions of SFAS No. 123(R), and to users of financial statements in analyzing the information provided under SFAS No. 123(R). SAB No. 107 should be applied upon the adoption of SFAS No. 123(R). Management considers that SFAS No. 123(R) and SAB No. 107 would not have significant impact on its financial statements on adoption.

In March 2006, the EITF reached a consensus on EITF Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)" that the entities may adopt a policy of presenting taxes in the income statement on either a gross or net basis. Gross or net presentation may be elected for each different type of tax, but similar taxes should be presented consistently. Taxes within the scope of this EITF would include taxes that are imposed on a revenue transaction between a seller and a customer, for example, sales taxes, use taxes, value-added taxes, and some types of excise taxes. If taxes are significant an entity should disclose its policy of presenting taxes and the amounts of taxes that are recognized on a gross basis. The consensus is effective for interim and annual financial periods beginning after December 15, 2006. Management considers that the adoption of this EITF would not have significant impact on its financial statements.

The FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". SFAS 154 replaces APB No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, although earlier application is permitted for changes and corrections made in fiscal years beginning after June 1, 2005. The Company will consider this SFAS in future periods for correction of error or if there is any change in accounting principle.

NOTE 4  MARKETABLE SECURITIES, COLLATERALIZED

The balance represents available-for-sale unlisted capital guaranteed funds made up of debt and equity securities. As of the balance sheet dates, as the cost approximated to the estimated fair value, no gain or loss was recognized. These securities have been pledged to banks to secure general banking facilities granted to the subsidiaries. Maturity information of the marketable securities is set out as below:

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Within one year	198	1,540	--
Over one year but not exceeding two years	224	1,750	1,540
Over two years but not exceeding five years	127 990	2,740	218,003

	549	4,280	4,280

NOTE 5  PROPERTY, PLANT AND EQUIPMENT, NET

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Land and buildings	404	3,148	3,136
Leasehold improvements	24,913	194,320	202,857
Machinery and equipment	27,703	216,090	218,003
Furniture and fixtures	7,852	61,252	65,387
Computers	1,061	8,275	8,170
Motor vehicles	537	4,184	4,184
Less: Accumulated depreciation	(42,489)	(331,416)	(313,845)

Net book value	19,981	155,853	187,892

As of December 31, 2005, the cost and accumulated depreciation of property, plant and equipment held under capital leases amounted to approximately HK$716 (2004: HK$1,814) and HK$96 (2004: HK$681) respectively.

NOTE 6  SHORT-TERM BANK LOANS

The short-term bank loans are collateralized and repayable within one year. Please refer to Note 7 for details of collateral for such facilities.

Supplemental information with respect to the short-term bank loans was as follows:

	AS OF DECEMBER 31,
	2005	2005	2004

Maximum amount outstanding during the year	US$1,856	HK$14,473	HK$15,152

Average amount outstanding during the year	US$1,121	HK$8,746	HK$12,709

Weighted average interest rate at the end of the year	11%	11%	8%

Weighted average interest rate during the year	11%	11%	8%

NOTE 7  BANKING FACILITIES

The Company obtained various lines of credit under banking facilities which aggregated HK$18,444 as of December 31, 2005 (2004: HK$28,173) from creditworthy commercial banks in Hong Kong to finance its operations. These banking facilities were collateralized by certain of the assets of the Company, its related companies and the Principal Stockholder and his spouse.

The collateral of the short-term bank loans include:

(i) leasehold property in Hong Kong with a net book value of HK$1,932 (2004: HK$1,999);

(ii) fixed deposits of HK$9,213 (2004: HK$11,523);

(iii) leasehold property in Hong Kong owned by Silver Policy Development Limited ("Silver Policy"), a company owned by the Principal Stockholder and his spouse;

(iv) personal guarantees from the Principal Stockholder and his spouse;

(v) marketable securities as stated in Note 4;

(vi) corporate guarantees provided by Silver Policy and Mighty System Limited, a company owned by the Principal Stockholder.

NOTE 8  INCOME TAXES

The Company' subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they are domiciled and operates. In the opinion of management, any undistributed earnings of the Company will be reinvested indefinitely.

Income tax benefits (expenses) comprised of the following:

	YEAR ENDED DECEMBER 31,
	2005	2005	2004	2003
	US$	HK$	HK$	HK$

Current taxes	--	--	(1,112)	(1,488)
Deferred taxes	282	2,202	544	1,847

Income tax benefits (expenses)	282	2,202	(568)	359

Reconciliation to the expected statutory tax rate in Hong Kong of 17.5% (2004: 17.5% AND 2003: 17.5%) is as follows:

	YEAR ENDED DECEMBER 31,
	2005	2004	2003
	%	%	%

Statutory rate	17.5	17.5	17.5
Difference in tax rates in the countries that the Company operates	3.0	(48.6)	(1.5)
Valuation allowance in respect of net operating losses	(18.4)	(74.0)	(13.0)
Valuation allowance in respect of temporary differences	1.1	132.0	(4.0)
Effect of change in tax rate	--	--	0.3
Others	0.5	3.0	1.5

Effective rate	3.7	29.9	0.8

Recognized deferred tax assets (liabilities) comprised of the following:

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Taxable temporary differences in respect of property, plant and equipment	(1,192)	(9,297)	(5,182)
Deductible temporary differences in respect of property, plant and equipment	1,008	7,860	8,491
Operating losses carry forward	4,037	31,490	16,545
Valuation allowance (Note)	(3,853)	(30,053)	(22,056)

Net deferred tax liabilities	--	--	(2,202)

Note: Valuation allowance was made for deferred tax assets recognized in certain Hong Kong subsidiaries as it is more likely than not that the assets will not be realized. The net change in valuation allowance for the year ended December 31, 2005 was a decrease of HK$7,997 (US$1,025).

Since the Hong Kong subsidiaries have incurred losses for Hong Kong profits tax purposes, no provision for current tax has been made. For the years ended December 31, 2004 and 2003, Hong Kong profits tax has been provided on those profitable subsidiaries at the rate of 17.5%. As of December 31, 2005 and 2004, the Company has operating losses carry forward in respect of Hong Kong subsidiaries of HK$98,557 and HK$28,727 respectively. The operating losses have no expiry date under the current tax legislation.

Since the PRC subsidiary and the JV have sustained losses for PRC income tax purposes, the Company has not recorded any PRC income tax expense. PRC income tax in the future will be calculated at the applicable rate relevant to the PRC subsidiary and the JV which is currently 33%. As of December 31, 2005 and 2004, the Company has operating losses carry forward in respect of the PRC subsidiary and the JV of HK$38,070 and HK$27,582 respectively. The operating losses of the PRC subsidiary and the JV will expire five years after the losses were incurred.

As the fitness centre operated in Macau has incurred a loss for taxation purposes for the period, the Company has not recorded any Macau income tax expense. Macau profits tax is currently charged at sliding rates with a maximum rate of 12% on assessable profits. As of December 31, 2005 and 2004, the Company has operating losses carry forward in respect of the fitness centre operated in Macau of HK$13,995 and HK$16,105 respectively. The operating losses of the Macau centre will expire three years after the losses were incurred.

The Company imported beauty products from suppliers in Hong Kong into the PRC for beauty treatment and sale to its customers. Under the prevailing PRC rules and regulations governing imports into the PRC, the Company is required to make import declarations and to pay various taxes including, inter alia, customs duty, consumption tax and value-added tax, on such imports. The Company faced further penalty, additional to the original amount of taxes payable, ranging from 50% to 500% of the original amount of taxes payable, had the Company been found in breach of any of such rules and regulations.

Since the Company commenced its business operation in the PRC, the Company has not made any import declaration nor paid any of the taxes due for such imports. The directors have represented that the suppliers have undertaken to the Company that they would reimburse the Company for such payments had such payments been found necessary.

As of the balance sheet date, the Company was potentially liable to make good in aggregate an amount of HK$13,833 (2004: HK$12,994), of which an amount of HK$8,173 (2004: HK$7,334) has been provided for as "Taxes other than income" and as "Other receivables" in the liabilities and assets respectively. No further provision has been made for the difference which amounted to HK$5,660 (2004: HK$5,660) and any potential amount of penalty which might be imposed. In this respect, the directors are of the opinion that the probability that such potential liabilities will be crystallized would be remote.

As also stated in Note 12(e) to the financial statements, the Principal Stockholder has undertaken to indemnify the Company against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Company in Hong Kong, the PRC and elsewhere occurring prior to the balance sheet date. Had any payments been found necessary, the payments made by the Principal Stockholder will be recorded as expenses in the Company's financial statements with a corresponding credit to contributed (paid-in) capital in accordance with the stipulations as mentioned in the Staff Accounting Bulletin Topic 5-T.

NOTE 9  OTHER PAYABLES

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Accrued rental and related expenses	2,380	18,563	23,973
Accrued salaries, commissions and related expenses	2,017	15,731	16,051
Accrued capital expenditures	69	538	3,113
Other accrued expenses and creditors	1,484	11,572	12,999
	5,950	46,404	56,136

NOTE 10  OBLIGATIONS UNDER CAPITAL LEASES

The Company leases certain equipments under capital leases. The scheduled future minimum lease payments were as follows:

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Payable during the following periods:
Within one year	40	309	951
Over one year but not exceeding two years	15	121	--

Total minimum lease payments	55	430	951

Less: Amount representing interest	(3)	(25)	(235)

Present value of net minimum lease payments	52	405	716

NOTE 11  COMMITMENTS

CAPITAL EXPENDITURE COMMITMENTS

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Contracted but not provided for net of deposit paid	150	1,168	9,579

COMMITMENTS UNDER OPERATING LEASES

The Company had outstanding commitments not provided for under non-cancelable operating leases in respect of land and buildings, the portion of these commitments payable in the following periods is as follows:

	AS OF DECEMBER 31,
	2005	2005	2004
	US$	HK$	HK$

Payable during the following periods:
Within one year	12,266	95,678	118,043
Over one year but not exceeding two years	8,282	64,600	81,055
Over two years but not exceeding three years	5,037	39,292	51,796
Over three years but not exceeding four years	3,230	25,197	36,724
	2,896	22,591	25,914
	14,183	110,631	133,222

Total operating lease commitments	45,894	357,989	446,754

NOTE 12  RELATED PARTY TRANSACTIONS

The Company had the following transactions with related parties:

		YEAR ENDED DECEMBER 31,
		2005	2005	2004	2003
	NOTE	US$	HK$	HK$	HK$

Rental and related expenses of a director’s quarter	a)	195	1,524	1,614	1,234
Purchase of beauty and fitness equipment	b)	--	--	--	1,031
Purchase of health food	b)	4	31	400	657
Handling fee income for sale of properties	c)	24	191	--	--

a)	The rental of a director's quarter is payable to a related company, Mighty System Limited.

b)	The purchases of beauty and fitness equipment and health food were made from a related company, Williluck International Limited.

c)	The handling fee income is received from a related company, Alpha Sun Limited, in assisting for the sale of properties owned by Alpha Sun Limited.

d)
The Principal Stockholder of the Company has beneficial interests in the aforementioned related companies or the stockholder of the related companies are close family member of the Principal Stockholder.

e)
The balance due from the Principal Stockholder to the Company as of December 31, 2005 was HK$9,480 (2004: HK$9,480). Under an agreement with the Company, the Principal Stockholder has pledged 1,500,000 shares of the Company's stock as collateral, which had a market value of HK$819 as of December 31, 2005.

f)
The Principal Stockholder has undertaken to indemnify the Company against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Company in Hong Kong, the PRC and elsewhere occurring prior to the balance sheet date. He has also undertaken to indemnify the Company against any loss that may arise from non-recovery of advances made to certain unrelated parties amounted to HK$1,650 (2004: HK$890), which have been included in "Prepayment to vendors and suppliers and other current assets".

NOTE 13  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	YEAR ENDED DECEMBER 31,
	2005	2005	2004	2003
	US$	HK$	HK$	HK$

Non-cash operating, investing and financing activities:
Acquisition of property, plant & equipment under capital leases	73	572	--	1,800

Cash paid for:
Interest expenses	457	3,646	6,108	7,329
Income taxes	21	161	551	7,640

NOTE 14  OTHER SUPPLEMENTAL INFORMATION

The following items are included in the consolidated statements of operations:

		YEAR ENDED DECEMBER 31,
		2005	2005	2004
	NOTE	US$	HK$	HK$

Interest expenses on:
Capital leases		33	259	1,558
Overdrafts and bank loans		83	650	1,280
Others		351	2,737	3,270
Interest income	a)	22	171	80
Sales taxes	b)	183	1,431	1,450
Advertising and marketing expenses	c)	2,549	19,885	22,105
Rental expenses under operating leases		15,811	123,323	125,716
Management fee income	d)	234	1,822	1,790
Auditors' remuneration		88	686	539
Directors' emoluments		565	4,404	2,379

a)	Interest income is included in "Other income, net" in the consolidated statements of operations.

b)	Sales taxes are deducted from "Operating revenues" in the consolidated statements of operations.

c)	Advertising and marketing expenses are included in "Other selling and administrative expenses" in the consolidated statements of operations.

d)
Management fee income is included under "Operating revenue" in the consolidated statements of operations. The fee is earned from two fitness centers operated by third parties in Hangzhou and Dalian, the PRC, under franchises of the Company.

NOTE 15  RETIREMENT PLAN

The Company operates a Mandatory Provident Fund ("MPF") plan for its Hong Kong employees. The assets of the MPF plan are held separately from those of the Company in a provident fund managed by independent trustee. The pension expenses charged to the consolidated statements of operations amounted to HK$6,703, HK$6,414, and HK$8,059 for the years ended December 31, 2005, 2004 and 2003 respectively.

NOTE 16  STOCK OPTION PLAN

The Company has a Stock Option Plan (the "Plan") which was adopted by the Company's stockholders and its Board of Directors on April 23, 1997. Under the Plan, the Company may issue incentive stock options, non-qualified options, restricted stock grants, and stock appreciation rights to selected directors, officers, advisors and employees of the Company. A total of 500,000 shares of Common Stock of the Company are reserved for issuance under the Plan. Stock options may be granted as non-qualified or incentive options. Incentive stock options may not be granted at a price less than the fair market value of the stock as of the date of grant while non-qualified stock options may not be granted at a price less than 85% of the fair market value of the stock as of the date of grant. The plan will be administered by an option committee which is to be composed of two or more disinterested directors of the Board of Directors (the "Committee"). The option can be exercised during a period of time fixed by the Committee subject to the condition that no option may be exercised ten years after the date of grant or three years after death or disability, whichever is later. As of the date of this report, no stock options have been granted by the Company under the Plan.

NOTE 17  OPERATING RISKS

a) Concentration of Suppliers

The Company purchases beauty products from a number of suppliers. Details of individual suppliers also accounted for more than 10% of the Company's purchases are as follows:

	YEAR ENDED DECEMBER 31,
	2005	2004	2003
	%	%	%
William Pharmaceutical Agency	--	11	--
Kaydex Trading Ltd	28	27	39
Kingstar International Trading Limited	13	13	16
The Me Group (International) Limited	11	--	--

b) Concentration of Credit Risk

None of the sales to the customers accounted for more than 10% of the Company's turnover for the three years ended December 31, 2005, 2004 and 2003.

NOTE 18  REPORT ON SEGMENT INFORMATION

The Company's operations are classified into two reportable business segments: provision of physical fitness and beauty treatment services. Each separately managed segment offers different products requiring different marketing and distribution strategies.

Information concerning consolidated operations by business segment and geographic area is presented in the tables below and on the following pages:

CONSOLIDATED OPERATIONS BY BUSINESS SEGMENT

	YEAR ENDED DECEMBER 31,
	2005	2005	2004	2003
	US$	HK$	HK$	HK$

Operating revenues
- Physical fitness	31,538	245,995	298,596	258,015
- Beauty treatments	25,167	196,304	203,000	181,093
- Others	271	2,117	1,968	403
	56,976	444,416	503,564	439,511

Operating (loss) profit
- Physical fitness	(6,478)	(50,528)	(5,482)	(39,572)
- Beauty treatments	(931)	(7,262)	11,283	1,065
- Others	225	1,756	1,608	(254)

Other income, net	87	678	596	553
Interest expenses	(467)	(3,646)	(6,108)	(7,329)
Benefit (Provision) for income taxes	282	2,202	(568)	359
Minority interests	109	854	65	210

Net (loss) income	(7,173)	(55,946)	1,394	(44,968)

Depreciation
- Physical fitness	5,141	40,097	47,047	47,360
- Beauty treatments	2,325	18,137	16,280	15,258

	7,466	58,234	63,327	62,618

	AS OF DECEMBER 31,
	2005	2005	2004	2003
	US$	US$	US$	US$

Total assets	22,270	173,708	207,342	239,313
- Physical fitness	10,005	78,042	72,850	75,573
- Beauty treatments
	32,275	251,750	280,192	314,886

Property, plant and equipment additions
- Physical fitness	974	7,599	6,953	38,979
- Beauty treatments	1,128	8,792	19,808	7,439

	2,102	16,391	26,761	46,418

CONSOLIDATED OPERATIONS BY GEOGRAPHIC AREA

	YEAR ENDED DECEMBER 31,
	2005	2005	2004	2003
	US$	HK$	HK$	HK$

Operating revenues
- Hong Kong	49,118	383,119	442,755	385,966
- PRC	7,858	61,297	60,809	53,545
	56,976	444,416	503,564	439,511

Operating (loss) profit
- Hong Kong	(4,417)	(34,454)	16,855	(30,140)
- PRC	(2,310)	(18,017)	(9,433)	(7,634)

Interest income	21	171	80	135
Interest expense	(467)	(3,646)	(6,108)	(7,329)

Net (loss) income	(7,173)	(55,946)	1,394	(44,968)

	AS OF DECEMBER 31
	2005	2005	2004	2003
	US$	HK$	HK$	HK$

Segment assets
- Hong Kong	21,109	164,652	190,370	230,387
- PRC	11,166	87,098	89,822	84,499

	32,275	251,750	280,192	314,886

NOTE 19  UNAUDITED QUARTERLY CONSOLIDATED FINANICAL DATA

2005
	QUARTER
	FIRST	SECOND	THIRD	FOURTH	TOTAL
	HK$	HK$	HK$	HK$	HK$

Operating revenues	119,894	113,473	107,912	103,137	444,416
Operating expenses	(124,202)	(124,205)	(126,669)	(125,374)	(500,450)

Loss from operations	(4,308)	(10,732)	(18,757)	(22,237)	(56,034)
Non-operating expenses	(1,139)	(614)	(741)	(474)	(2,968)

Loss before income taxes and minority interests	(5,447)	(11,346	(19,498)	(22,711)	(59,002)
(Provision) Benefit for income taxes	(188)	188	--	2,202	2,202
Minority interests	145	73	937	(301)	854

Net loss	(5,490)	(11,085)	(18,561)	(20,810)	(55,946)

Other comprehensive income
- Foreign currency translation	--	--	664	--	664

Comprehensive loss	(5,490)	(11,085)	(17,897)	(20,810)	(55,282)

(Loss) Earnings per share of common stock - Basic	(0.55)	(1.11)	(1.85)	(2.08)	(5.59)

2004	QUARTER
	FIRST	SECOND	THIRD	FOURTH	TOTAL
	HK$	HK$	HK$	HK$	HK$

Operating revenues	113,551	144,601	125,259	120,153	503,564
Operating expenses	(121,955)	(131,070)	(126,553)	(116,577)	(496,155)

(Loss) Income from operations	(8,404)	13,531	(1,294)	3,576	7,409
Non-operating expenses	(1,071)	(755)	(1,212)	(2,474)	(5,512)

(Loss) Income before income taxes and minority interests	(9,475)	12,776	(2,506)	1,102	1,897
(Provision) Benefit for income taxes	--	(2,689)	441	1,680	(568)
Minority interests	200	(362)	425	(198)	65

Net (loss) income	(9,275)	9,725	(1,640)	2,584	1,394

(Loss) Earnings per share of common stock - Basic	(0.93)	0.97	(0.16)	0.26	0.14

A management fee expense incurred to Mighty System Limited of HK$4,000 in the second quarter of 2004 was reversed in the fourth quarter.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended September 30,			Nine months ended September 30,
	2005	2006	2006	2005	2006	2006
	HK$	HK$	US$	HK$	HK$	US$

Operating Revenues
Fitness service	59,281	60,517	7,758	191,505	173,451	22,237
Beauty treatments	48,248	37,070	6,035	147,944	153,899	19,731
Others	383	669	86	1,830	1,487	191
Total operating revenues	107,912	108,256	13,879	341,279	328,837	42,159

Operating Expenses
Salaries and commissions	(41,282)	(37,423)	(4,798)	(122,182)	(110,711)	(14,194)
Rent and related expenses	(41,711)	(44,091)	(5,653)	(124,758)	(127,347)	(16,327)
Depreciation	(14,832)	(11,411)	(1,463)	(44,694)	(35,025)	(4,490)
Other selling and administrative expenses	(28,844)	(28,929)	(3,709)	(83,442)	(80,613)	(10,335)
Total operating expenses	(126,669)	(121,854)	(15,623)	(375,076)	(353,696)	(45,346)

Loss from operations	(18,757)	(13,598)	(1,744)	(33,797)	(24,859)	(3,187)

Non-operating (expenses) income
Other income, net	156	172	22	342	1,226	157
Interest expenses	(897)	(455)	(58)	(2,836)	(1,169)	(150)
Total non-operating (expenses) income	(741)	(283)	(36)	(2,494)	57	7

Loss before income taxes and minority interests	(19,498)	(13,881)	(1,780)	(36,291)	(24,802)	(3,180)

Provision for income taxes	--	--	--	--	(1)	--
Loss before minority interests	(19,498)	(13,881)	(1,780)	(36,291)	(24,803)	(3,180)

Minority interests	937	221	28	1,155	(224)	(29)

Net loss	(18,561)	(13,660)	(1,752)	(35,136)	(25,027)	(3,209)
Other comprehensive income:
- Foreign currency translation	664	1,005	129	664	1,005	129

Comprehensive loss	(17,897)	(12,655)	(1,623)	(34,472)	(24,022)	(3,080)

Loss per common share	(1.86)	(1.37)	(0.18)	(3.51)	(2.50)	(0.32)

Number of shares of common stock outstanding (in thousands)	10,000	10,000	10,000	10,000	10,000	10,000

Translation of amounts from Hong Kong Dollars ("HK$") into United States Dollars ("US$") for the convenience of the reader has been made at the exchange rate of US$1.00 = HK$7.8. No representation is made that the Hong Kong Dollar amounts could have been, or could be, converted into United States Dollars, at that rate on September 30, 2006 or at any other certain rate.

The financial statements should be read in conjunction with the accompanying notes.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share and per share data)

		As of
		December 31, 2005		September 30, 2006
	Note	HK$	HK$	US$

ASSETS

Current assets
Cash and bank balances		2,484	1,690	217
Marketable securities, collateralized		1,540	--	--
Trade receivables		12,925	12,124	1,554
Other receivables		8,173	8,173	1,048
Rental and utility deposits		31,486	33,063	4,239
Prepayments and other current assets		4,735	5,058	649
Inventories		4,492	2,702	347
Income taxes recoverable		2,129	2,094	268
Total current assets		67,964	64,904	8,322

Marketable securities, collateralized		2,740	2,740	351
Prepayments for additional investment in a subsidiary	7	6,500	12,000	1,538
Bank deposits, collateralized		9,213	10,481	1,344
Due from a stockholder		9,480	9,480	1,215
Property, plant and equipment, net of accumulated depreciation of HK$365,004 as of September 30, 2006 (2005: HK$331,415)		155,853	130,388	16,716
Total assets		251,750	229,993	29,486

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Short-term bank loans		8,415	4,560	585
Long-term bank loans - current portion	5	--	320	41
Trade and other payables		50,073	44,110	5,655
Obligations under finance leases - current portion		286	630	81
Deferred income - current portion		135,008	133,939	17,171
Deferred liabilities - current portion		2,795	1,535	196
Income taxes payable		141	248	32
Taxes other than income		7,581	7,685	985
Total current liabilities		204,299	193,027	24,746

Deferred income - non-current portion		52,878	67,204	8,616
Deferred liabilities - non-current portion		5,898	4,779	613
Obligations under finance leases - non-current portion		119	225	29
Minority interests		6,156	6,380	818

Commitments and contingencies	6

Stockholders' deficit
Common stock, par value US$0.001 each, 100 million shares of stock authorized; 10 million shares of stock issued and outstanding		78	78	10
Cumulative translation adjustments		825	1,830	235
Accumulated losses		(18,503)	(43,530)	(5,581)
Total stockholders' deficit		(17,600)	(41,622)	(5,336)

Total liabilities and stockholders' deficit		251,750	229,993	29,486

Translation of amounts from Hong Kong Dollars ("HK$") into United States Dollars ("US$") for the convenience of the reader has been made at the exchange rate of US$1.00 = HK$7.8. No representation is made that the Hong Kong Dollar amounts could have been, or could be, converted into United States Dollars, at that rate on September 30, 2006 or at any other certain rate.

The financial statements should be read in conjunction with the accompanying notes.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2005	2006	2006
	HK$	HK$	US$

Cash flows from operating activities:
Net loss	(35,136)	(25,027)	(3,209)

Adjustments to reconcile net loss to net cash provided by operating activities:
Minority interests	(1,155)	224	29
Depreciation	44,694	35,025	4,490
Loss on disposal of property, plant and equipment	20	109	14
Changes in working capital:
Trade receivables	(3,130)	843	108
Rental and utility deposits	198	(1,494)	(191)
Prepayments and other current assets	(2,832)	(317)	(41)
Inventories	(59)	1,790	229
Trade and other payables	(10,254)	(6,182)	(792)
Deferred income	36,104	12,507	1,604
Deferred liabilities	(3,951)	(2,380)	(305)
Income taxes payable/recoverable	573	166	21
Taxes other than income	409	104	13
Net cash provided by operating activities	25,481	15,368	1,970

Cash flows from investing activities:
Prepayments for construction-in-progress	(422)	--	--
Prepayments for additional investment in a subsidiary	(6,500)	(5,500)	(705)
Acquisition of property, plant and equipment	(13,017)	(7,047)	(903)
Sales proceeds from disposal of marketable securities	--	1,540	197
Sales proceeds from disposal of property, plant and equipment	18	12	2
Decrease (Increase) in collateralized bank deposits	2,346	(1,268)	(163)
Net cash used in investing activities	(17,575)	(12,263)	(1,572)

Cash flows from financing activities:
Settlement of short-term bank loans	(6,859)	(3,855)	(494)
Proceeds from long-term bank loans	--	510	65
Repayment of long-term bank loans	(638)	(190)	(24)
Capital element of finance lease rental payments	(811)	(397)	(51)
Net cash used in financing activities	(8,308)	(3,932)	(504)

Net decrease in cash and cash equivalents	(402)	(827)	(106)

Effect of exchange rate changes	(54)	33	4

Cash and cash equivalents at beginning of period	1,625	2,484	319

Cash and cash equivalents at end of period	1,169	1,690	217

Translation of amounts from Hong Kong Dollars ("HK$") into United States Dollars ("US$") for the convenience of the reader has been made at the exchange rate of US$1.00 = HK$7.8. No representation is made that the Hong Kong Dollar amounts could have been, or could be, converted into United States Dollars, at that rate on September 30, 2006 or at any other certain rate.

The financial statements should be read in conjunction with the accompanying notes.

PHYSICAL SPA & FITNESS INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share data)

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include the accounts of Physical Spa & Fitness Inc. ("the Company") and the subsidiaries that it controls. The Company, through its subsidiaries, operates fitness and spa/beauty centers in Hong Kong and China. Unless otherwise specified in the text, references to the Company include the Company and its subsidiaries. These financial statements should be read in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

NOTE 2. PREPARATION OF FINANCIAL STATEMENTS

The Company had negative working capital of HK$136,335 and HK$128,123 as of December 31, 2005 and September 30, 2006 and incurred losses of HK$55,946 and HK$25,027 for the year ended December 31, 2005 and the nine months ended September 30, 2006 respectively. In addition, the Company had accumulated losses and deficit in stockholders' equity of HK$43,530 and HK$41,622 respectively as of September 30, 2006. These conditions raised substantial doubt about the Company's ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon attaining profitable operations in the future, exercising tight cost and cash flow controls measures, and obtaining additional banking facilities and adequate finance as and when required. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Principal Stockholder has undertaken to make available adequate funds to the Company as and when required to maintain the Company as a going concern. Taken into consideration the undertaking provided by the Principal Stockholder and continuation of net cash provided by operating activities, management believes that the Company will be able to settle its liabilities when they come due. As a result, the financial statements have been prepared in conformity with the principles applicable to a going concern.

NOTE 3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2006, the EITF reached a consensus on EITF Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)" that the entities may adopt a policy of presenting taxes in the income statement on either a gross or net basis. Gross or net presentation may be elected for each different type of tax, but similar taxes should be presented consistently. Taxes within the scope of this EITF would include taxes that are imposed on a revenue transaction between a seller and a customer, for example, sales taxes, use taxes, value-added taxes, and some types of excise taxes. If taxes are significant an entity should disclose its policy of presenting taxes and the amounts of taxes that are recognized on a gross basis. The consensus is effective for interim and annual financial periods beginning after December 15, 2006. Management considers that the adoption of this EITF would not have significant impact on its financial statements.

The FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. The first step is recognition, whereby a determination is made whether it is more-likely-than-not that a tax position will be sustained upon examination based on the technical merits of the position. The second step is to measure a tax position that meets the recognition threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 will be effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The Company has not early adopted FIN 48 and management considers that the adoption of this FIN would not have significant impact on its financial statements.

The FASB has published SFAS No. 157, "Fair Value Measurements", to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance for applying those definitions in generally accepted accounting principles that are dispersed among the many accounting pronouncements that require fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, although earlier application is encouraged. Additionally, prospective application of the provisions of SFAS No. 157 is required as of the beginning of the fiscal year in which it is initially applied, except when certain circumstances require retrospective application. The Company has not early adopted SFAS No. 157 and management considers that the adoption of this SFAS would not have significant impact on its financial statements.

The FASB has published SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans", to require an employer to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare, and other postretirement plans in their financial statements. Previous standards required an employer to disclose the complete funded status of its plan only in the notes to the financial statements.

Application of SFAS No. 158 is as follows: Initial recognition of a defined benefit postretirement plan and related disclosure is required by (a) the end of the fiscal year ending after December 15, 2006, for employers with publicly traded securities, and (b) at the end of the fiscal year ending after June 15, 2007, for all other employers.

Initial measurement of plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is required for fiscal years ending after December 15, 2008.

Earlier application of the recognition or measurement date provisions is encouraged, but must be for all of an employer's benefit plans. Retrospective application is not permitted.

The Company has not early adopted SFAS No. 158 and management considers that the adoption of this SFAS would not have significant impact on its financial statements.

NOTE 4. REPORT ON SEGMENT INFORMATION

The Group's operations are mainly classified into two reportable business segments: provision of physical fitness and beauty treatment services. Each separately managed segment offers different products requiring different marketing and distribution strategies.

Information concerning consolidated operations by business segment is presented in the tables below:

CONSOLIDATED OPERATIONS BY BUSINESS SEGMENT

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,
	2005	2006	2006	2005	2006	2006
	HK$	HK$	US$	HK$	HK$	US$

Operating revenues
- Physical fitness	59,281	60,517	7,758	191,505	173,451	22,237
- Beauty treatments	48,248	47,070	6,035	147,944	153,899	19,731
- Others	383	669	86	1,830	1,487	191
	107,912	108,256	13,879	341,279	328,837	42,159

Operating loss
- Physical fitness	(16,549)	(8,956)	(1,148)	(33,695)	(24,156)	(3,097)
- Beauty treatments	(2,633)	(5,311)	(681)	(1,939)	(2,190)	(281)
- Others	425	669	85	1,837	1,487	191
	(18,757)	(13,598)	(1,744)	(33,797)	(24,859)	(3,187)

Other income, net	156	172	22	342	1,226	157
Interest expenses	(897)	(455)	(58)	(2,836)	(1,169)	(150)
Provision for income taxes	--	--	--	--	(1)	--
Minority interests	937	221	28	1,155	(224)	(29)

Net loss	(18,561)	(13,660)	(1,752)	(35,136)	(25,027)	(3,209)

NOTE 5. LONG-TERM BANK LOANS

The Group had obtained additional long-term bank loans of HK$510 during the nine-month period ended September 30, 2006.

During the period under review, the Group repaid HK$190 of its outstanding bank loans. The outstanding loan balances as of September 30, 2006 were analyzed as follows:

PRINCIPAL		INTEREST RATE	MATURITY
HK$	US$

320	41	HK$ prime - 0.5%	2007

Aggregate maturities of the long-term bank loans are as follows:

PRINCIPAL		PAYABLE DURING THE FOLLOWING PERIODS
HK$	US$

84	11	2006

236	30	2007

320	41

NOTE 6. CONTINGENT LIABILITIES

The Company imported beauty products from suppliers in Hong Kong into the PRC for beauty treatment and sales to its customers. Under the prevailing PRC rules and regulations governing imports into the PRC, the Company is required to make import declarations and to pay various taxes including, inter alia, customs duty, consumption tax and value-added tax, on such imports. The Company faced further penalty, additional to the original amount of taxes payable, ranging from 50% to 500% of the original amount of taxes payable, had the Company been found in breach of any of such rules and regulations.

As of December 31, 2005 and September 30, 2006, the Company is potentially liable to make good in aggregate an amount of HK$13,833, of which an amount of HK$8,173 has been provided for in both balance sheet dates as Taxes Other Than Income and as Other Receivables in the liabilities and assets respectively. No further provision has been made for the difference and any potential amount of penalty which might be imposed. In this respect, the directors are of the opinion that the probability that such potential liabilities will be crystallized would be remote.

NOTE 7. PREPAYMENTS FOR ADDITIONAL INVESTMENT IN A SUBSIDIARY

As of December 31, 2005 and September 30, 2006, the Company had prepayments of HK$6,500 and HK$12,000 to a minority shareholder of a subsidiary for acquisition of its 7.4% equity interest in that subsidiary. The consideration is HK$12,000 and the transaction was completed in October 2006.

NOTE 8. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	THREE MONTHS ENDED SEPTEMBER 30			NINE MONTHS ENDED SEPTEMBER 30
	2005	2006	2006	2005	2006	2006
	HK$	HK$	US$	HK$	HK$	US$

Cash paid (received) for:
Interest expenses	897	455	58	2,836	1,169	150
Income taxes	(69)	(142)	(18)	(573)	(166)	(21)
Non-cash operating, investing and financing activities:
Acquisition of property, plant and equipment under capital leases	572	--	--	572	846	108

NOTE 9. COMPARATIVE INFORMATION

Certain reclassifications have been made to the consolidated balance sheet as of December 31, 2005 and the consolidated statement of cash flows for the period ended September 30, 2005 to conform to the current period's presentation.

NOTE 10. SUBSEQUENT EVENTS

On October 31, 2006, the Company entered into two material definitive agreements, as follows: (a) a Share Exchange Agreement, dated October 31, 2006 (the "Share Exchange Agreement"), between the Company and Mr. Ngai Keung Luk, a majority shareholder and Chairman of the Company ("Mr. Luk"), pursuant to which Mr. Luk has agreed to transfer 100% of the shares which he owns of Ableforce International Limited, a British Virgin Islands corporation ("Ableforce"), to the Company in exchange for the issuance by the Company to Mr. Luk of a total of 15,328,070 shares of the Company's common stock, $.001 par value. Ableforce is primarily engaged in property investment in Hong Kong; and (b) a Disposal Agreement, dated October 31, 2006 (the "Disposal Agreement"), between the Company and Mr. Luk, pursuant to which the Company has agreed to transfer to Mr. Luk the sole outstanding common share of Physical Beauty & Fitness Holdings Limited, a British Virgin Islands corporation and wholly owned subsidiary of the Company ("Physical Beauty"), which is the holding company for subsidiaries that operate seventeen fitness and spa facilities located in Hong Kong and the People's Republic of China, including one facility in Macau. After the consummation of the transactions contemplated by the Disposal Agreement including the sale of the stock of Physical Beauty, the Company will no longer be engaged in the fitness and spa center business, and will own and operate residential apartments. It will change its name to Physical Property Holdings Inc.

EXHIBIT E

Report of Independent Auditors

To the Board of Directors and Shareholders of
Good Partner Limited

We have audited the accompanying balance sheets of Good Partner Limited (the “Company”) as of September 30, 2006 and December 31, 2005 and 2004 and the related statements of operations, shareholders' deficit and cash flows for the period from June 13, 2003 (date of incorporation) to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006 and December 31, 2005 and 2004 and the results of its operations and cash flows for the period from June 13, 2003 (date of incorporation) to December 31, 2004, the year ended December 31, 2005 and the nine months ended September 30, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company had a negative working capital and capital deficiency as of September 30, 2006 and has suffered losses throughout the periods, which raised substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: November 17, 2006

Good Partner Limited
Statement of Operations

		Nine months ended September 30, 2006		Year ended December 31, 2005	From June 13, 2003 (date of incorporation) to December 31, 2004
	Note	US$	HK$	HK$	HK$

Operating revenues
Rental income		72,372	564,500	--	--
Operating expenses
Amortization of lease premium for land		(21,016)	(163,922)	(208,155)	(312,231)
Depreciation of property, plant and equipment		(7,639)	(59,584)	(75,661)	(113,492)
Administrative and general expenses		(33,223)	(259,137)	(210,959)	(432,729)
Total operating expenses		(61,878)	(482,643)	(494,775)	(858,452)

Income (Loss) from operations		10,494	81,857	(494,775)	(858,452)

Non-operating income (expenses)
Other income		--	--	--	43,523
Interest expenses		(55,894)	(435,978)	(401,884)	(253,331)
Total non-operating expenses		(55,894)	(435,978)	(401,884)	(209,808)

Loss before income taxes		(45,400)	(354,121)	(896,659)	(1,068,260)

Income taxes	4	--	--	--	--

Net loss		(45,400)	(354,121)	(896,659)	(1,068,260)

The financial statements should be read in conjunction with the accompanying notes.

Good Partner Limited
Balance Sheet

		As of
		September 30,		December 31,
		2006	2006	2005	2004
		US$	HK$	HK$	HK$
ASSETS

Current assets
Bank balance		6	46	31,333	437
Deposits		3,514	27,413		31,333
Total current assets		3,520	27,459		31,770
				8,638,397
Lease premium for land, net	5	1,086,471	8,474,475	3,139,944	8,846,552
Property, plant and equipment, net	6	394,918	3,080,360		3,215,605
Total assets		1,484,909	11,582,294	31,333	12,093,927

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Bank overdraft, unsecured		--	--	41,057	--
Long-term loans - current portion	7	134,530	1,049,335	1,034,633	1,004,551
Rental deposits received		14,231	111,000	--	--
Accrued charges		12,233	95,422	9,000	8,000
Amount due to a shareholder	8	597,517	4,660,629	3,908,529	2,333,629
Total current liabilities		758,511	5,916,386	4,993,219	3,346,180

Long-term loans - non-current portion	7	1,023,711	7,984,946	8,781,372	9,816,005

Commitments and contingencies	9

Shareholders' deficit
Ordinary shares, par value of HK$1 each
10,000 shares authorized; 2 shares issued and outstanding		--	2	2	2
Accumulated losses		(297,313)	(2,319,040)	(1,964,919)	(1,068,260)

Total shareholders’ deficit		(297,313)	(2,319,038)	(1,964,917)	(1,068,258)

Total liabilities and shareholders' deficit		1,484,909	11,582,294	11,809,674	12,093,927

Approved and authorised for issue by the Board of Directors on

Director                          Director

Good Partner Limited
Statements of Shareholders’ Deficit

	Ordinary Shares		Accumulated Loss	Total
	Number	HK$	HK$	HK$	US$

Shares issued on incorporation	2	2	--	2	--
Net loss	--	--	(1,068,260)	(1,068,260)	(136,956)

Balance as of December 31, 2004	2	2	(1,068,260)	(1,068,258)	(136,956)
Net loss	--	--	(896,659)	(896,659)	(114,956)

Balance as of December 31, 2005	2	2	(1,964,919)	(1,964,917)	(251,912)
Net loss	--	--	(354,121)	(354,121)	(45,400)

Balance as of September 30, 2006	2	2	(2,319,040)	(2,319,038)	(297,312)

Good Partner Limited
Statements of Cash Flows

	Nine months ended September 30, 2006		Year ended December 31, 2005	From June 13, 2003 (date of incorporation) to December 31, 2004
	US$	HK$	HK$	HK$

Cash flows from operating activities:
Net loss	(45,400)	(354,121)	(896,659)	(1,068,260)

Adjustments to reconcile net loss income to net cash provided by (used in) operating activities:
Depreciation and amortization	28,655	223,506	283,816	425,723
Changes in working capital:
Deposits	502	3,920	--	(31,333)
Rental deposits received	14,231	111,000	--	--
Accrued charges	11,080	86,422	1,000	8,000
Net cash provided by (used in) operating activities	9,068	70,727	(611,843)	(665,870)

Cash flows from investing activities:
Payments for lease premium for land	--	--	--	(9,158,783)
Purchase of buildings	--	--	--	(3,329,097)
Net cash used in investing activities	--	--	--	(12,487,880)

Cash flows (used in) provided by financing activities:
Shares issued	--	--	--	2
Advances from a shareholder	96,423	752,100	1,574,900	2,333,629
(Decrease) Increase in bank overdraft	(5,264)	(41,057)	41,057	--
Long-term loans raised	--	--	--	11,813,250
Repayment of long-term loans	(100,221)	(781,724)	(1,004,551)	(992,694)
Net cash (used in) provided by financing activities	(9,062)	(70,681)	611,406	13,154,187

Net increase (decrease) in cash and cash equivalents	6	46	(437)	437

Cash and cash equivalents at beginning of period/year	--	--	437	--

Cash and cash equivalents at end of period/year, represented by bank balance	6	46	--	437

Supplemental disclosure of cash flow information
Cash paid for interest	55,89	435,978	401,884	253,331

Good Partner Limited
Notes to Financial Statements

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Good Partner Limited (the “Company”) was incorporated in Hong Kong with limited liability on June 13, 2003 with 10,000 authorized ordinary shares with a par value of HK$1 each. On incorporation, 2 ordinary shares of HK$1 each were issued at par for cash consideration to provide initial working capital for the Company. The principal activity of the Company is property investment for rental purposes.

2.  BASIS OF PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The financial statements are presented in Hong Kong dollars which is the Company’s functional currency because the Company’s operations are primarily located in Hong Kong. For illustrative purposes, the exchange rate adopted for the presentation of financial information as of September 30, 2006 and for the period then ended has been made at HK$7.80 to US$1.00. No representation is made that the Hong Kong dollars could have been, or could be, converted into the United States dollars at that rate or at any other date.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting principles

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

Preparation of financial statements

The Company had negative working capital of HK$5,888,927, HK$4,961,886 and HK$3,314,410 as of September 30, 2006, December 31, 2005 and 2004 and incurred losses of HK$354,121, HK$896,659 and HK$1,068,260 for each of the periods then ended, respectively. In addition, the Company had shareholders’ deficit of HK$2,319,038, HK$1,964,917 and HK$1,068,258 as of September 30, 2006, December 31, 2005 and 2004. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon continued availability of adequate finance or attaining profitable operations in the future. Following the commencement of tenancy of the Company’s properties during the nine months ended September 30, 2006, management believes that the Company’s results and financial position in the foreseeable future will be improved. However, there can be no assurance that the Company will be successful with its efforts to attain profitable operations. The inability of the Company to attain profitable operations in the near term could adversely impact the Company’s business, financial position and prospects. The shareholders have confirmed their intention to make available adequate funds to the Company as and when required to maintain the Company as a going concern. As a result, the financial statements have been prepared in conformity with the principles applicable to a going concern.

Income taxes

Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in Hong Kong.

The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statements bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment loss.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the assets have been put into operation, such as repair and maintenance expenses, is normally recognized as an expense in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives of 44 years from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method.

Lease premium for land

Leasehold land premiums are up-front payments to acquire long-term interests in lessee-occupied properties. The premiums are stated at cost and are amortized over the period of the lease on a straight-line basis to the income statement.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, impairment is measured as the excess of the carrying amount of the assets over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Cash equivalents

The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents.

Revenue recognition

Revenue is recognised when it is probable that the economic benefits will flow to the Company and when the revenue and costs, if applicable, can be measured reliably and on the following basis.

Rental income under operating leases is recognized in the period in which the properties are let out and on the straight-line basis over the lease term.

Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals receivable under operating leases are recognised as income on a straight-line basis over the lease term.

Related parties

Parties are considered to be related if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests, those parties are related parties. Another party is also a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. Related parties include an enterprise and its principal owners, management or members of their immediate families.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include provisions for income taxes and impairment on long-lived assets. Actual results could differ from those estimates.

New accounting pronouncements

There is no new accounting pronouncement that would have a significant impact on the Company’s financial position or results of operations.

4.  TAXATION

The Company did not carry on any business and did not maintain any branch office in the United States of America and thus, no provision for withholding or U.S. federal income taxes have been made.

Hong Kong Profits Tax has not been provided as the Company did not derive any assessable profits during the period/year.

Reconciliation to the statutory tax rate in Hong Kong of 17.5% to the effective rate is as follows:

	Nine months ended September 30, 2006	Year ended December 31, 2005	From June 13, 2003 (date of incorporation) to December 31, 2004
	%	%	%

Statutory rate	(17.5)	(17.5)	(17.5)
Non-deductible expenses	8.1	4.1	5.1
Disallowable tax losses	--	14.5	12.7
Unrecognised temporary differences	4.5	(1.1)	(0.5)
Valuation allowance on deferred tax asset	4.9	--	--
Others	--	--	0.2

Effective rate	--	--	--

Recognized deferred tax assets (liabilities) comprised of the following:

	As of
	September 30,		December 31,
	2006	2006	2005	2004
	US$	HK$	HK$	HK$

Taxable temporary differences	(3,661)	(28,553)	--	--
Tax losses	5,906	46,063	--	--

	2,245	17,510	--	--
Valuation allowance	(2,245)	(17,510)	--	--

Net	--	--	--	--

Note:
Valuation allowance was made for deferred tax asset in respect of tax losses as it is more likely than not that the asset will not be realized. The tax losses have no expiry date under current tax legislation.

5.  PREPAID LEASE PAYMENTS

Prepaid lease payments represent costs paid for medium-term leasehold land in Hong Kong, which is amortized over the leasehold period of 44 years.

6.  PROPERTY, PLANT AND EQUIPMENT, NET

	As of
	September 30,		December 31,
	2006	2006	2005	2004
	US$	HK$	HK$	HK$

Buildings	426,807	3,329,097	3,329,097	3,329,097
Accumulated depreciation	(31,889)	(248,737)	(189,153)	(113,492)

Net	394,918	3,080,360	3,139,944	3,215,605

The above buildings were held for use under operating leases as of September 30, 2006.

7.	LONG-TERM LOANS

The bank and other loans were collateralized by first and second legal charges on the Company’s properties with carrying amounts of HK$11,554,835, HK$11,778,341 and HK$12,062,157 as of September 30, 2006, December 31, 2005 and 2004 respectively. As of September 30, 2006, December 31, 2005 and 2004, part of the loans in the amounts of HK$6,370,162, HK$6,940,567 and HK$7,711,806 were also secured by personal guarantees provided by the directors of the Company.

As of September 30, 2006, the loans consisted of the following:

Principal		Interest rate	Maturity
US$	HK$

816,687	6,370,162	5.4%	Serially from 2004 to 2013
341,554	2,664,119	8%	Serially from 2005 to 2013
1,158,241	9,034,281

Aggregated maturities of the long-term loans are as follows:

Principal		Payables during the following periods
US$	HK$

134,530	1,049,335	Within 1 year

150,457	1,173,564	Over one year but not exceeding two years
155,791	1,215,173	Over two years but not exceeding three years
165,622	1,291,850	Over three year but not exceeding four years
176,123	1,373,763	Over four years but not exceeding five years

647,993	5,054,350
375,718	2,930,596	Over five years

1,023,711	7,984,946

1,158,241	9,034,281

8. AMOUNT DUE TO A SHAREHOLDER

The amount due is unsecured, interest-free and has no fixed repayment term.

9. OPERATING LEASES RECEIVABLES

The Company had outstanding commitments under non-cancelable operating leases in respect of land and buildings, the portion of these commitments receivable in the following periods is as follows:

	As of
	September 30,		December 31,
	2006	2006	2005	2004
	US$	HK$	HK$	HK$

Payable during the following periods:
Within one year	85,385	666,000	--	--
Over one year but not exceeding two years	47,179	368,000	--	--

Total operating lease commitments	132,564	1,034,000	--	--

10. RELATED PARTY TRANSACTIONS

In addition to the transactions / information disclosed elsewhere in these financial statements, during the period/year, the Company had the following transactions with related parties.

	Nine months ended September 30, 2006		Year ended December 31, 2005	From June 13, 2003 (date of incorporation) to December 31, 2004
	US$	HK$	HK$	HK$

Cleaning expenses to a related company*	--	--	14,400	36,000
Office management fee to a related company*	5,192	40,500	54,000	135,000
Stationery expenses to a related company*	462	3,600	5,050	14,400
Rental income from a director	30,513	238,000	--	--

* The directors of the Company have control and indirect beneficial interests in the related company.

11. POST BALANCE SHEET EVENTS

On October 16, 2006, the shareholders of the Company transferred their 100% equity interest in the Company to Ableforce International Limited, a company incorporated in the British Virgin Islands and wholly owned by a director of the Company.